UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Magellan Health Services, Inc.
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MAGELLAN HEALTH SERVICES, INC.
55 Nod Road
Avon, Connecticut 06001
www.MagellanHealth.com

April 8, 2011

Dear Shareholder:

        You are cordially invited to attend the 2011 annual meeting of shareholders of Magellan Health Services, Inc. to be held on Wednesday, May 18, 2011 at 9:00 a.m., local time, in the Northington Room of the Avon Old Farms Hotel, 279 Avon Mountain Road, Avon, Connecticut 06001.

        This year, four (4) directors are nominated for election to our board of directors. At the meeting, shareholders will be asked to: (i) elect three (3) directors to serve until our 2014 annual meeting and one (1) director to serve until our 2013 annual meeting; (ii) approve, in an advisory vote, the compensation of our named executive officers; (iii) determine, in an advisory vote, whether a stockholder vote to approve the compensation of our named executive officers should be held every one, two or three years; (iv) approve the 2011 Management Incentive Plan; (v) approve the 2011 Employee Stock Purchase Plan; (vi) ratify the appointment of Ernst & Young LLP as our independent auditor for fiscal year 2011; and (vii) transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        The accompanying proxy statement provides a detailed description of these proposals. We urge you to read the accompanying materials so that you may be informed about the business to be addressed at our annual meeting.

        It is important that your shares be represented at the annual meeting. Accordingly, we ask you, whether or not you plan to attend the annual meeting, to complete, sign and date the enclosed proxy card and return it to us promptly in the enclosed envelope or to otherwise vote in accordance with the instructions on your proxy card. If you attend the meeting, you may vote in person, even if you have previously mailed in your proxy. However, if you hold your shares in a brokerage account ("street name"), you will need to obtain a proxy form from the institution that holds your shares reflecting your stock ownership as of the record date, to be able to vote by ballot at the meeting.

        We look forward to seeing you at the meeting.

IF YOU PLAN TO ATTEND THE MEETING:

        Registration and seating will begin at 8:30 a.m. Shareholders and their guests will be asked to sign-in and may be asked to present a valid picture identification. Shareholders holding stock in street name will need to obtain a proxy form from their broker or other institution that holds their shares to evidence their stock ownership as of the record date.

Sincerely,

René Lerer, M.D. Chairman and Chief Executive Officer

MAGELLAN HEALTH SERVICES, INC.
55 Nod Road
Avon, Connecticut 06001
www.MagellanHealth.com

Notice of Annual Meeting of Shareholders

TIME AND DATE	9:00 a.m., local time, on Wednesday, May 18, 2011
PLACE	The Northington Room of the Avon Old Farms Hotel, 279 Avon Mountain Road, Avon, CT 06001
PURPOSE	(1)	To elect three (3) members of the board of directors to serve until our 2014 annual meeting and one (1) nominee for our board of directors to serve until our 2013 annual meeting;
	(2)	To approve, in an advisory vote, the compensation of our named executive officers;
	(3)	To determine, in an advisory vote, whether a stockholder vote to approve the compensation of our named executive officers should be held every one, two or three years;
	(4)	To approve the 2011 Management Incentive Plan;
	(5)	To approve the 2011 Employee Stock Purchase Plan;
	(6)	To ratify the appointment of Ernst & Young LLP as our independent auditor for the fiscal year 2011; and
	(7)	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
RECORD DATE	You can vote if you are a shareholder of record at the close of business on March 31, 2011.
PROXY VOTING
It is important that you vote your shares. You can vote your shares by completing and returning the proxy card sent to you. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the accompanying proxy statement.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on May 18, 2011:

        Our proxy statement and form of proxy are enclosed along with our 2010 Annual Report to Shareholders. These materials are also available on our internet site at www.MagellanHealth.com/ar and www.MagellanHealth.com/proxy.

DANIEL N. GREGOIRE Secretary
Avon, Connecticut April 8, 2011

i

ii

MAGELLAN HEALTH SERVICES, INC.
55 Nod Road
Avon, Connecticut 06001

Proxy Statement for Annual Meeting of Shareholders
To Be Held May 18, 2011

INTRODUCTION

        This proxy statement is being furnished to shareholders of Magellan Health Services, Inc., a Delaware corporation (the "company" or "we" or "us"), in connection with the solicitation of proxies by our board of directors for use at our annual meeting of shareholders to be held on Wednesday, May 18, 2011, at 9:00 a.m., local time, in the Northington Room of the Avon Old Farms Hotel, Avon, Connecticut 06001, and any adjournment or postponement thereof. This proxy statement is dated April 8, 2011, and is first being mailed to shareholders along with the related form of proxy on or about April 8, 2011.

ABOUT THE MEETING

What is the purpose of the annual meeting?

        At the annual meeting, shareholders will be asked to consider and vote upon five proposals: (i) to elect three (3) directors to serve until the 2014 annual meeting and one (1) nominee to serve until the 2013 annual meeting ("Proposal Number One"); (ii) to approve, in an advisory vote, the compensation of our named executive officers ("Proposal Number Two"); (iii) to determine, in an advisory vote, whether a stockholder vote to approve the compensation of our named executive officers should be held every one, two or three years ("Proposal Number Three"); (iv) to approve the 2011 Management Incentive Plan ("Proposal Number Four"); (v) to approve the 2011 Employee Stock Purchase Plan ("Proposal Number Five"); and (vi) to ratify the appointment of Ernst & Young LLP as our independent auditor for the fiscal year 2011 ("Proposal Number Six"). In addition, management will report on our performance and respond to your questions.

Who is entitled to vote at the meeting?

        Only shareholders of record at the close of business on March 31, 2011, the date our board of directors has fixed as the record date for determining holders of outstanding shares of our Ordinary Common Stock, par value $.01 per share ("shares" or "common stock"), who are entitled to notice of and to vote at the annual meeting, are entitled to vote at the meeting.

What constitutes a quorum and why is one required?

        The presence at the meeting, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast on the election of directors or any other matter on the record date, will constitute a quorum. A quorum is the minimum number of shares required by law to be present or represented by proxy at the annual meeting for any action to be taken at the annual meeting. As of March 31, 2011, the approximate number of holders of record of our common stock was 287, and 31,970,395 shares of our common stock were issued and outstanding. The presence, in person or by proxy, of the holders of common stock representing at least 15,985,198 votes is required to establish a quorum.

        Abstentions and broker non-votes are counted for purposes of determining the number of shares represented at the meeting. Broker non-votes occur when a broker nominee, holding shares in street name for the beneficial owner of the shares, has not received voting instructions from the beneficial owner and does not have discretionary authority to vote. Proposals Number Two, Three, Four, Five and

Six require the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter. Under rules recently adopted by the U.S. Securities and Exchange Commission (the "SEC") and the NASDAQ Global Select Market ("NASDAQ"), brokerage firms holding shares on behalf of their clients will not have discretionary authority to vote on Proposals Number One, Two, Three, Four, Five and Six. Abstentions and broker non-votes will have the effect of a vote against Proposals Number Two, Three, Four, Five and Six.

        A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum at the meeting.

How do I vote?

        If you are a registered shareholder on the record date and complete and properly sign and return the accompanying proxy card in time for the meeting, it will be voted as you direct. If you are a registered shareholder on the record date and attend the meeting, you may deliver your completed proxy card in person. If your shares are held on the record date by a broker (held "in street name") and you wish to vote at the meeting in person or by proxy, you must obtain and follow directions from your broker as to how to have your shares voted or obtain a proxy form from your broker to evidence your ownership and voting rights. In all cases, your votes will be counted by tellers of our transfer agent. These tellers will canvass the shareholders present at the annual meeting, count their votes and count the votes represented by proxies presented.

        Unless your proxy specifies otherwise, proxies will be voted (a) FOR the election of the nominated directors in Proposal Number One; (b) FOR the compensation of our executive officers in Proposal Number Two; (c) in favor of holding a stockholder vote on our executive compensation every three years in Proposal Number Three; (d) FOR the approval of the 2011 Management Incentive Plan (the "2011 MIP") in Proposal Number Four; (e) FOR the approval of the 2011 Employee Stock Purchase Plan (the "2011 ESPP") in Proposal Number Five; and (f) FOR the ratification of Ernst & Young LLP as our independent auditor for the fiscal year 2011 in Proposal Number Six; and (g) otherwise in the discretion of the proxy holders as to any other matter that may come before the annual meeting. We expect that our current executive officers and members of our board of directors will vote their shares (representing approximately 0.6% of the shares of common stock issued and outstanding as of March 31, 2011) in favor of election of the nominee directors in Proposal Number One, in favor of approval of our executive compensation in Proposal Number Two, in favor of holding a stockholder vote on our executive compensation every three years in Proposal Number Three, for the approval of our 2011 MIP in Proposal Number Four, for the approval of our 2011 ESPP in Proposal Number Five, and in favor of approval of ratification of our auditors for the fiscal year 2011 in Proposal Number Six, as presented in this proxy statement.

Can I change my vote?

        Any shareholder who has given a proxy has the power to revoke that proxy at any time before it is voted by either: (i) filing a written revocation or a duly executed proxy bearing a later date, by mail and received before the annual meeting, with Daniel N. Gregoire, our Secretary, at Magellan Health Services, Inc., 55 Nod Road, Avon, Connecticut 06001; (ii) appearing at the annual meeting and voting in person; or (iii) casting another vote in the same manner as the original vote was cast. Attendance at the annual meeting will not in and of itself constitute the revocation of a proxy. Voting by those present during the conduct of the annual meeting will be by ballot.

What vote is required to approve each proposal?

        Election of Directors.    The affirmative vote of a plurality of the votes of the shares of common stock that are present in person or represented by proxy at the annual meeting and entitled to vote in the election of directors, is required to elect the directors proposed in Proposal Number One.

        Compensation of Executive Officers.    Proposal Number Two is advisory in nature and is non-binding. The affirmative vote of the holders of a majority of the votes that are present in person or represented by proxy at the annual meeting and entitled to vote on the matter, is required to approve Proposal Number Two.

        Frequency of Vote on Compensation.    Proposal Number Three is advisory in nature and is non-binding. With respect to Proposal Number Three, the frequency receiving the vote of a majority of the votes that are present in person or represented by proxy at the annual meeting and entitled to vote on the matter, will be the frequency approved by the stockholders.

        2011 Management Incentive Plan.    The affirmative vote of the holders of a majority of the votes that are present in person or represented by proxy at the annual meeting and entitled to vote on the matter, is required to approve Proposal Number Four.

        2011 Employee Stock Purchase Plan.    The affirmative vote of the holders of a majority of the votes that are present in person or represented by proxy at the annual meeting and entitled to vote on the matter, is required to approve Proposal Number Five.

        Ratification of Independent Auditors.    The affirmative vote of the holders of a majority of the votes that are present in person or represented by proxy at the annual meeting and entitled to vote on the matter, is required to approve Proposal Number Six.

Important Message About Voting Your Shares

        Recent rule changes by the SEC and NASDAQ have changed how shares held in brokerage accounts are voted on several types of matters. If you do not vote your shares on Proposal Number One (election of directors), Proposal Number Two (compensation of executive officers), Proposal Number Three (frequency of vote on executive compensation), Proposal Number Four (approval of 2011 Management Incentive Plan) and Proposal Number Five (approval of 2011 Employee Stock Purchase Plan), your brokerage firm can no longer vote them for you; your shares will remain unvoted. Therefore, it is very important that you vote your shares on all items, including the election of directors.

        We will post the results of the voting on our internet site at www.MagellanHealth.com.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on May 18, 2011.

        Under the rules of the SEC, we have chosen to deliver proxy materials to shareholders under the "full set delivery option," i.e. by providing paper copies of the company's full proxy statement and form of proxy for our annual meeting of shareholders to be held at 9:00 a.m., local time, on May 18, 2011, in the Northington Room of the Avon Old Farms Hotel, 279 Avon Mountain Road, Avon, Connecticut 06001, and our 2010 Annual Report to Shareholders. These materials are also available on our internet site at www.MagellanHealth.com/ar and www.MagellanHealth.com/proxy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Who are the largest owners of your stock?

        The following table sets forth certain information as of March 31, 2011 (except as otherwise noted) with respect to any person known by the company to be the beneficial owner of more than 5% of the outstanding shares of our common stock:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class(1)
BlackRock, Inc.(2)	2,710,833	8.5
40 East 52nd Street New York, NY 10022
HealthCor Management, L.P.(3)	2,591,980	8.1
152 West 57th Street, 43rd Floor New York, NY 10019
The Vanguard Group, Inc.(4)	1,795,320	5.6
100 Vanguard Blvd. Malvern, PA 19355

(1)
The information regarding the beneficial ownership of common stock by each named entity is included in reliance on its reports filed with the SEC, except that the percentage of common stock beneficially owned is based upon the company's calculations made in reliance upon the number of shares reported to be beneficially owned by such entity in such report and on 31,970,395 shares of common stock issued and outstanding as of 3/31/11.

(2)
Based on information set forth in Amendment No. 1 to Schedule 13G filed on 1/21/11. BlackRock, Inc. is the parent holding company of the following investment adviser subsidiaries which exercise investment control over accounts that hold company shares: BlackRock Japan Co. Ltd., BlackRock Institutional Trust Company, N.A., BlackRock Fund Advisors, BlackRock Asset Management Australia Limited, BlackRock Advisors, LLC, BlackRock Capital Management, Inc., BlackRock Financial Management, Inc., BlackRock Investment Management, LLC, BlackRock Asset Management Ireland Limited and BlackRock International Limited.

(3)
Based on information set forth in Amendment No. 4 to Schedule 13G filed on 2/9/11. HealthCor Management, L.P. is an investment manager exercising investment control over its affiliated funds which hold company shares: HealthCor, L.P., HealthCor Offshore Master Fund, L.P., HealthCor Hybrid Offshore Master Fund, L.P., HealthCor Offshore, Ltd. and HealthCor Hybrid Offshore, Ltd. Also listed as having shared voting and dispositive power are HealthCor Offshore GP, LLC, HealthCor Offshore Master Fund, L.P., HealthCor Group, LLC, HealthCor Hybrid Offshore GP, LLC, HealthCor Capital, L.P., HealthCor, L.P., HealthCor Associates, LLC, Arthur Cohen and Joseph Healey.

(4)
Based on information set forth in Schedule 13G filed on 2/9/11. The Vanguard Group, Inc. is the investment manager of collective trust accounts which hold company shares. Includes shares held by Vanguard Fiduciary Trust Company, a wholly-owned subsidiary.

 How much stock do your executive officers and directors own?

        The following table sets forth information regarding the beneficial ownership of our common stock as of March 31, 2011 (except as otherwise noted) by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; and (iii) all directors and executive officers as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(2)	Percent of Class(3)
William J. McBride	30,038	*
Robert M. Le Blanc	24,319	*
William D. Forrest	16,756	*
René Lerer, M.D	798,828	2.4
Nancy L. Johnson	17,863	*
Eran Broshy	8,186	*
Michael P. Ressner	30,038	*
Michael Diament	30,038	*
Barry M. Smith	4,500	*
Karen S. Rohan	35,148	*
Jonathan N. Rubin	111,283	*
Daniel N. Gregoire	88,884	*
Tina Blasi	38,021	*
All directors and executive officers as a group (17 persons)	1,407,966	4.2

*
Less than 1.0% of total outstanding.

(1)
Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. This table is based upon information supplied by the directors and executive officers.

(2)
Includes as beneficially owned stock options held by such individuals which are exercisable or vest within 60 days of 3/31/11, in accordance with SEC Rule 13d-3. The above ownership figures include the following stock options:

Name	Options Held
William J. McBride	12,120
Robert M. Le Blanc	12,120
William D. Forrest	5,451
René Lerer, M.D	733,616
Nancy L. Johnson	6,264
Eran Broshy	—
Michael P. Ressner	12,120
Michael Diament	12,120
Barry M. Smith	—
Karen S. Rohan	33,178
Jonathan N. Rubin	106,823
Daniel N. Gregoire	86,708
Tina Blasi	36,349
All directors and executive officers as a group	1,220,262

(3)
The percentage of common stock beneficially owned is based upon 31,970,395 shares of common stock issued and outstanding as of the above date.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires our executive officers and directors, and persons who own more than 10% of our common stock, to file reports of ownership and changes in ownership of our common stock with the SEC. Executive officers, directors and greater than 10% shareholders are required by the SEC to furnish us with copies of all Section 16(a) reports that they file.

        Based on our review of the copies of such reports, or written representations from certain reporting persons that no reports on Form 3, 4 or 5 were required for those persons, we believe that all reports required by Section 16(a) to be filed by our executive officers, directors and greater than 10% shareholders during 2010 were filed on a timely basis, except one Form 4 was filed late by Mr. Rubin reporting the vesting of RSUs which occurred on March 4, 2010 and one Form 4 was amended by Dr. Lerer to report an option exercise which occurred on July 30, 2010 which was inadvertently omitted from the report of the sale of the underlying shares.

 CORPORATE GOVERNANCE AND RELATED MATTERS

General

        The business and affairs of the company are managed under the direction of the board of directors. The size of the board is currently fixed at nine (9) directors, divided into three groups of three directors each who serve for staggered three-year terms. The board has been structured in this fashion to provide stability in the composition of the board and to encourage a long-term outlook by the board to allow it to formulate and implement our business plan. The board currently includes eight (8) directors, and one director position currently remains open. The board has nominated Barry M. Smith for election at the meeting to fill the open position on the board.

        Several provisions of the company's by-laws and the policies adopted by the board are designed to promote effective and independent governance of the company. Under the by-laws, the board is required to present to the shareholders nominees for election as director and to take other corporate actions to cause the composition of the board, and in particular its Audit and Management Compensation Committees, to meet all applicable independence requirements. As described under "Director Independence" below, the NASDAQ listing standards require the company's board to be comprised of a majority of independent directors. Additional independence requirements under NASDAQ and SEC rules apply to the composition of the Audit and Management Compensation Committees. Our board also has a Nominating/Corporate Governance Committee to identify and recommend individuals to the board for nomination as members of the board and to review corporate governance principles which apply to the company. Our chief executive officer, Dr. Lerer, serves as our chairman of the board. If the chairman of the board is not considered independent under applicable rules, our by-laws provide for the designation of a lead director to fulfill various leadership functions on behalf of the non-employee directors for which the chairman of the board otherwise would be responsible. Due to Dr. Lerer's service as both chief executive officer and chairman of the board, he is not considered independent for these purposes and the lead director provisions of our by-laws are applicable, as described below. The board has also adopted corporate governance guidelines which address several issues with how the board functions; these guidelines are posted on the Corporate Governance section of our internet site at www.MagellanHealth.com.

        The board has combined the roles of chairman of the board and chief executive officer in Dr. Lerer because it believes that that structure enables the company to most effectively pursue its business strategy and plans, and allows Dr. Lerer to more effectively represent the company with its various constituents. The company's business strategy in recent years has been to expand beyond the managed behavioral healthcare business into other specialty managed healthcare fields, and combining the chairman and chief executive officer roles has allowed the chief executive officer to more effectively direct the company's efforts toward that objective. At the same time, the company's strong lead director role provides an effective means for the independent directors to exercise appropriate independent oversight of management. See "Lead Director" below.

Lead Director

        Mr. Le Blanc currently serves as the lead director of the board of directors. In that role, Mr. Le Blanc chairs the executive sessions of our independent outside (non-management) directors and meets regularly with the chairman of the board and chief executive officer regarding major corporate strategies and policies. As part of all regularly-scheduled meetings of the board, the outside directors meet in executive session, with Mr. Le Blanc chairing the meeting, to discuss pending board matters. At present, all of the directors except Dr. Lerer are independent outside directors.

        In addition, Mr. Le Blanc has been designated the lead director for purposes of receiving communications from interested parties and from shareholders. Mr. Le Blanc is considered independent under applicable independence standards. You may express your concerns to the independent directors by contacting the lead director through the communication channels set forth in the section entitled "Communications with Directors and Management" below.

Management of Risk

        The board believes that risk management oversight forms an integral part of formulating and carrying out its business strategy and plans for the company. Several risk management functions are assigned in the first instance to the Audit Committee, which oversees the company's internal audit function, the engagement of independent auditors, the design and results of the annual independent audit, the assessment of internal financial and other controls, and the risk management function of the company's legal and compliance staffs. However, the full board regularly considers risk management issues during its normal decision-making processes. In addition, the Management Compensation Committee has considered the risks arising out of the company's compensation policies and practices.

        The Audit Committee oversees an enterprise-wide risk management process which is coordinated by the company's internal auditors and includes the identification and evaluation of risks through interviews with key members of management. The Audit Committee is charged under its charter with reviewing the effectiveness of the company's processes for assessing and managing significant risks and reviewing the steps that management has taken to minimize those risks. It considers and reviews with management, the company's independent auditors and the head of the company's internal audit function the effectiveness of or weaknesses in the company's internal controls, including information systems and security, the overall control environment and accounting and financial controls. It reviews with the head of the company's internal audit function (independent of other members of senior management) and the independent auditors the coordination of their audit efforts to assure completeness of coverage of key business controls and risk areas, reduction of redundant efforts, and the effective use of audit resources. The Audit Committee also regularly reviews risk management matters with the company's general counsel.

Committees of the Board of Directors

        The board of directors has established an Audit Committee, a Management Compensation Committee and a Nominating/Corporate Governance Committee, each of which is comprised solely of independent directors. The standards for determining director independence are discussed under "Director Independence" below. The functions, responsibilities and members of each of the committees are also described below. Each committee operates under a charter which is available in the Corporate Governance section of our internet site at www.MagellanHealth.com.

        Audit Committee.    The primary function of the Audit Committee is to assist the board of directors in fulfilling its financial oversight responsibility by reviewing the company's financial statements, the other financial information that is proposed to be provided to our shareholders, the periodic financial reports filed with the SEC, the system of internal controls that management and the board of directors have established, and the audit process. The Audit Committee has a written charter adopted by the board of directors which is available on our internet site at www.MagellanHealth.com. The Audit Committee has the power to conduct or authorize investigations into any matter within the scope of its responsibilities and has unrestricted access to management, the company's internal audit staff and to current and former independent auditors and attorneys. The Audit Committee is responsible for selecting and engaging the independent auditors and the head of the company's internal audit functions, reviewing the scope and approach of the annual audit with the independent auditors, and pre-approving any audit and non-audit services to be performed by the independent auditors. The Audit Committee is also required to review and approve the company's "whistle blower" policies and procedures for employees to report fraud, accounting irregularities or other wrongdoing. It is authorized to retain independent counsel, accountants and others to assist it at the company's expense.

        The members of the Audit Committee are appointed annually by the board, and the Audit Committee must be composed of at least three directors, one of whom is appointed chairperson. The committee is required to meet at least five times per year, or more frequently as circumstances dictate. The current members of the Audit Committee are Michael Ressner (chairman), William McBride and Michael Diament. The board of directors has determined that each of Messrs. Ressner, McBride and Diament is independent for purposes of the NASDAQ listing standards. The board has determined that Mr. Ressner is an "audit committee financial expert," as defined by Item 407 of SEC Regulation S-K, and has financial sophistication, as required by NASDAQ listing standards. The board has determined that each of Messrs. McBride and Diament is financially literate. Each member of the Audit Committee also meets the additional independence requirements for audit committees under SEC Rule 10a-3.

        Management Compensation Committee.    The Management Compensation Committee is responsible for overseeing our management compensation philosophies, policies, programs and practices. It has a written charter adopted by the board of directors which is available in the Corporate Governance section of our internet site at www.MagellanHealth.com. The committee establishes our general compensation philosophy and oversees the development and implementation of compensation programs. It also reviews and approves the means used for applying corporate goals and setting performance objectives to be used in determining the compensation of our chief executive officer, other executive officers and other members of senior management. The committee also reviews and approves the compensation for the chief executive officer and the other executive officers designated in this proxy statement as Named Executive Officers. The current members of the Management Compensation Committee are Michael Diament (chairman), Robert Le Blanc and William Forrest. The board of directors has determined that each of Messrs. Diament, Le Blanc and Forrest is independent for purposes of the NASDAQ listing standards.

        Nominating/Corporate Governance Committee.    The Nominating/Corporate Governance Committee identifies and recommends individuals to the board for nomination as members of the board and its committees, oversees the company's ongoing efforts to ensure high standards of corporate governance and periodically reviews and makes recommendations to the board concerning governance issues. In nominating candidates, the committee takes into consideration the factors that it deems appropriate, including those described in the Nominating/Corporate Governance Committee Charter, which is available in the Corporate Governance section of our internet site at www.MagellanHealth.com. As provided in the company's by-laws, candidates for election to the board may also be nominated by shareholders who meet certain requirements. The process which the Nominating/Corporate Governance Committee follows in selecting nominees is described under "Process for Selecting Nominees to the Board" below. The current members of the Nominating/Corporate Governance Committee are William McBride (chairman), Nancy Johnson and Eran Broshy. The board of directors has determined that each of Mr. McBride, Ms. Johnson and Mr. Broshy is independent for purposes of the NASDAQ listing standards.

Number of Meetings and Attendance

        During 2010, the full board of directors held five meetings, the Audit Committee held five meetings, the Management Compensation Committee held five meetings and the Nominating/Corporate Governance Committee held three meetings. Each of the incumbent directors attended 100% of all of the 2010 meetings of the board of directors and the 2010 meetings of the Audit, Management Compensation and Nominating/Corporate Governance Committees of which they were a member, except that one board member did not attend one meeting of the Management Compensation Committee and accordingly attended 80% of those committee meetings.

        While the board does not have a written policy regarding board member attendance at annual shareholder meetings, all members are encouraged to attend, and the decision to recommend an incumbent board member for re-nomination takes into account, among other criteria, the number of meetings attended and level of participation. All of the directors then serving attended the 2010 annual meeting of shareholders.

Directors' Compensation

        The following table sets forth, for the year ended December 31, 2010, the compensation paid by the company to its non-executive directors. The company does not pay any compensation in their capacity as directors to any directors who are also executive officers of the company. During 2010, Dr. Lerer served as both an executive officer and a director of the company.

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Total
	($)	($)	($)
William J. McBride	106,500	125,026	231,526
Robert M. Le Blanc	94,000	125,026	219,026
William D. Forrest	77,000	125,026	202,026
Nancy L. Johnson	74,500	125,026	199,526
Eran Broshy	71,500	125,026	196,526
Michael P. Ressner	102,000	125,026	227,026
Michael S. Diament	119,000	125,026	244,026

(1)
The amounts shown in this column for the directors represent the grant date fair values of restricted share awards calculated on the basis of the number of shares awarded (3,187 for each of the directors) multiplied by the closing price of the company's stock on the day of the award, 5/20/10 ($39.23). These figures differ from the $125,000 values of stock awards contemplated by company policy due to rounding to the nearest whole share.

        Annual Board Fees.    In return for their services to the company as directors, the individuals who serve as members of the board of directors receive the fees listed below; provided that no compensation is paid to those members who are also serving as employees of the company:

Type of Fee	Committee	2010 Fee
Annual Retainer—all non-employee directors	N/A	$50,000
Committee Chair	Audit	20,000
	Compensation	20,000
	Nominating/Corporate Governance	10,000
Committee Member	Audit	15,000
	Compensation	10,000
	Nominating/Corporate Governance	10,000
Lead Director	N/A	20,000
Per meeting of the full board, attendance in person	N/A	2,000
Per meeting of the full board, attendance by telephone	N/A	1,000
Per committee meeting, attendance in person	Audit	1,500
	Compensation
	Nominating/Corporate Governance
	Special Committees
Per committee meeting, attendance by telephone	Audit	1,000
	Compensation
	Nominating/Corporate Governance
	Special Committees

        Equity Compensation.    For their services in 2010, independent directors serving as of the date of the 2010 annual meeting received awards of restricted shares under the 2008 Management Incentive Plan ("2008 MIP") with an aggregate fair market value at that time equal to $125,000, as measured by the closing price of the company's stock on that date. Directors whose service commences after the date of an annual meeting are eligible to receive an award with a lesser aggregate fair market value as determined by the board.

        Under the Company's Director Share Ownership Policy, directors are required to maintain a minimum share ownership position equal in value to five times the annual retainer fee applicable to board members generally. For 2010, this annual retainer fee was $50,000, and directors were required to hold shares with an aggregate fair market value equal to no less than $250,000. In order to meet this requirement, directors are permitted to accumulate shares over time through regular grants as described above. However, directors are not allowed to sell any shares unless they will retain share ownership with an aggregate fair market value equal to or greater than the required amount. Currently, all directors meet this requirement.

        The Management Compensation Committee has the responsibility of reviewing the schedule of fees payable to directors and the design of the company's compensation of directors. Following its review of these issues, its recommendations are forwarded to the board for approval. The committee decided not to recommend any change to the schedule of fees for 2011.

 Process for Selecting Nominees to the Board

        The Nominating/Corporate Governance Committee is responsible for, among other things, identifying, evaluating and recommending to the board and shareholders candidates for election as members of the board. The board has adopted for application by the committee in selecting candidates Corporate Governance Guidelines and a Policy for Selecting Nominees for Election as Directors, which are available in the Corporate Governance section of the company's internet site at www.MagellanHealth.com. Shareholders may participate in the nomination of directors by two methods: by recommending individual nominees for consideration for selection as nominees by the board of directors or by directly nominating an individual to be voted on by shareholders for election as a director. For further information on the nomination of directors directly by shareholders, see "Direct Shareholder Nominations" below. The Nominating/Corporate Governance Committee will evaluate and make recommendations to the board regarding individuals properly presented by shareholders as candidates for nomination by the board.

        In general, no specific search effort must be completed to fill a director position, but the Nominating Committee may in its discretion conduct a search. In the case of a vacancy in a director position, the committee recommends to the board an individual to fill that vacancy either through appointment by the board or through election by the shareholders. The committee may retain a search firm to assist it in identifying and evaluating candidates. The Policy for Selecting Nominees for Election as Directors provides that, in nominating candidates, the committee may take into consideration the factors that it considers appropriate. The factors listed in the Policy include the candidates' personal qualities and characteristics; accomplishments and reputation in the business community; the candidate's current knowledge and contacts in the communities in which the company does business and in the company's industry; the candidate's experience with business and other organizations of comparable size; the candidate's ability and willingness to commit adequate time to board and committee matters; the candidate's ability to complement the skills of the other directors and potential directors in building a board that is effective, collegial and responsive to the needs of the company; and diversity of viewpoints, background, experience and other demographics. The Nominating/Corporate Governance Committee has maintained diversity in business experience and viewpoints among board members by selecting individuals as nominees who have backgrounds in and outside of the managed healthcare industry, in finance and accounting and in government service. The board believes that by its selection of nominees it has promoted diversity in its membership in a way which has effectively served the company and its strategic goals.

        The Nominating/Corporate Governance Committee may consider candidates proposed by management, but it is not required to do so. The committee conducts appropriate inquiries into the background and qualifications of possible candidates. With respect to incumbent directors, the Nominating/Corporate Governance Committee reviews the director's overall service to the company during his or her term, including the number of meetings attended, level of participation, quality of performance, and any circumstances that have presented or are expected to present a conflict of interest with the company.

        In cases where members of the Nominating/Corporate Governance Committee are subject to re-election at the next annual meeting, those directors exclude themselves from any committee discussion or action on their nomination. None of the nominees for election at the meeting other than Mr. McBride serves on the committee. Mr. McBride did not participate in the nomination process for himself.

        The Nominating/Corporate Governance Committee also develops and recommends to the board standards to be applied in making determinations as to the absence of any material relationship between the company and a director and as to a director being otherwise considered independent under the NASDAQ rules.

        The Nominating/Corporate Governance Committee also identifies board members qualified to fill vacancies on any committee of the board (including the Nominating/Corporate Governance Committee) and recommends the appointment of members to fill those vacancies. In nominating a candidate for committee membership, the Nominating/Corporate Governance Committee takes into consideration the factors set forth in the charter of the committee, if any, and any other factors it deems appropriate.

        Messrs. McBride, Le Blanc and Forrest were nominated for re-election and Mr. Smith was nominated for election as directors at the annual meeting through the process described above, except that Mr. McBride, as the chairman of the Nominating/Corporate Governance Committee, did not participate in the nomination process for himself.

  Shareholder Recommendations

        Shareholders who wish to recommend an individual for consideration by the Nominating/Corporate Governance Committee as a prospective nominee for election to the board may do so by writing to our corporate secretary at 55 Nod Road, Avon, CT 06001, along with whatever supporting material the shareholder considers appropriate. All such shareholder-recommended candidates should satisfy the following criteria established by the Nominating/Corporate Governance Committee for its nominees for board membership:

  •
  The candidate should be an individual of accomplishment in his or her career.

  •
  The candidate should be able in carrying out his or her responsibilities as a director to make independent business judgments in an analytical manner and should exhibit practical wisdom and mature judgment.

  •
  The candidate should possess the highest personal and professional ethics, integrity and values, and should be committed to promoting the long-term interests of the company's shareholders, free of any relationship that may on a regular basis create a conflict of interest between his or her directorial role and personal or associative interests.

  •
  The candidate should have expertise and experience in an area pertinent to the company's business, and have the time to and, by personality, be capable of effectively providing advice and guidance to management of the company based on that expertise and experience.

        In order for shareholder-recommended candidates to be considered in an orderly manner, generally, names and other supporting materials should be submitted not later than six months prior to the anniversary of the mailing date of the Company's most recent past annual meeting proxy statement, which will be October 8, 2011 for the 2012 annual meeting. Materials in support of a shareholder-recommended candidate should include:

  •
  All information about the candidate that is required to be disclosed in solicitations of proxies for election of directors or otherwise required under Regulation 14A under the Exchange Act, including a written consent to being named in the board's proxy statement as a nominee and to serving as a director if elected.

  •
  An indication of whether the candidate qualifies as "independent" under the NASDAQ listing standards, including the additional requirements relating to service on the Audit Committee.

  •
  The name and address of the recommending shareholder, as they appear on the company's books, and of any beneficial owner on whose behalf the recommendation is made.

  •
  The class and number of shares of the company's stock that are beneficially owned and held of record by such shareholder or beneficially owned by such beneficial owner.

  •
  Information regarding whether the recommending shareholder, beneficial owner or candidate or their affiliates have any plans or proposals for the company, including for any extraordinary transaction.

  •
  Whether the recommending shareholder, beneficial owner or candidate seeks to use the nomination to redress personal claims or grievances against the company or to further personal interests or special interests not shared by stockholders at large.

  Direct Shareholder Nominations

        In order to provide for the orderly consideration by shareholders of all nominees to be presented for election as directors by vote of the shareholders, our by-laws require that certain advance notice be given to the company of a nomination made by a shareholder. No shareholder provided the requisite notice for presentation of a nominee to be voted on at the upcoming annual meeting. To nominate an individual to be voted on for election as a director at a future shareholder meeting, notice of the nomination must be given in writing to our corporate secretary at 55 Nod Road, Avon, CT 06001 by a shareholder entitled to notice of and to vote at the meeting. To be effective, the nomination must be received not later than 90 days prior to the anniversary date of the previous year's annual meeting, provided that if the date of the annual meeting is more than 30 days before or after the anniversary date of the previous annual meeting, the nomination must be received within 15 days after the public announcement by the company of the date of the annual meeting. The nomination must contain the following information to the extent known by the shareholder:

  •
  The name, age, business address, and residence address of the proposed nominee(s) and of the notifying shareholder.

  •
  The principal occupation of the proposed nominee.

  •
  A representation that the notifying shareholder intends to appear in person or by proxy at the meeting to nominate the person(s) specified in the notice.

  •
  The class and total number of shares of capital stock and other company securities that are beneficially owned by the notifying shareholder and by the proposed nominee and, if such securities are not owned solely and directly by the notifying shareholder or the proposed nominee, the manner of beneficial ownership.

  •
  A description of all arrangements or understandings between the notifying shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination(s) are to be made by the notifying shareholder.

  •
  Such other information regarding the nominee proposed by such shareholder as would be required to be included in a proxy statement filed with the SEC pursuant to Regulation 14A under the Exchange Act had the nominee been nominated by the board.

  •
  The consent of the nominee to serve as a director of the company if so elected.

        The company may request any proposed nominee to furnish such other information as may reasonably be required by the company to determine the qualifications of the proposed nominee to serve as a director of the company. Within 15 days after receipt by the secretary of a shareholder notice of nomination, the board must instruct the secretary to advise the notifying shareholder of any deficiencies in the notice. The notifying shareholder must cure the deficiencies within 15 days of receipt of such notice.

        Nominations that are not in compliance with the by-laws will not be given effect.

 Director Independence

        NASDAQ listing standards require that a majority of the company's board of directors be classified as independent directors. Under NASDAQ rules, no director qualifies as independent unless the director is not an officer or employee of the company and was not employed by the company during the preceding three years, and the board determines that the director has no relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. For various corporate governance purposes, including the composition of the Nominating/Corporate Governance Committee and the Management Compensation Committee, we have separately adopted a standard for determining when a director is independent which is identical to the NASDAQ standard. This standard is set forth below. In addition, the charters of the committees of the board may contain additional considerations which bear on a determination that their members are independent for purposes of service on those committees.

        Our Nominating/Corporate Governance Committee as one of its key functions periodically monitors and reviews the independence status of the directors. At its meeting held on February 17, 2011, the committee reported to the full board on its review of director independence. As part of receiving the committee report, the board reviewed and considered transactions and relationships between each director or any member of his or her immediate family and the company and its subsidiaries, including those reported under "Executive Officers—Certain Relationships and Related Party Transactions" below. The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent. In making this determination, the board applied the following NASDAQ standards, in addition to considering any other relevant facts and circumstances:

  •
  A director who is, or at any time during the past three years was, employed by the company, is not considered independent.

  •
  A director who accepted or who has a family member who accepted any payments from the company in excess of $120,000 during any period of twelve consecutive months within the three preceding years, except compensation for board or committee service, compensation paid to a family member who is an employee (other than an executive officer) of the company, and benefits under a tax-qualified retirement plan or non-discretionary compensation, is not considered independent.

  •
  A director who is a family member of an individual who is, or at any time during the past three years was, employed by the company as an executive officer, is not considered independent.

  •
  A director who is, or has a family member who is, a partner in, or a controlling stockholder or any executive officer of, any organization to which the company made, or from which the company received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient's consolidated gross revenues for that year, or $200,000, whichever is more, other than payments arising from investments in the company's securities and payments under non-discretionary charitable contribution matching programs, is not considered independent.

  •
  A director who is, or has a family member who is, employed as an executive officer of another entity where at any time during the past three years any of the executive officers of the company serve on the compensation committee of such other entity, is not considered independent.

  •
  A director who is, or has a family member who is, a current partner of the company's outside auditor, or was a partner or employee of the company's outside auditor who worked on the company's audit at any time during any of the past three years, is not considered independent.

        The NASDAQ standards impose additional independence and qualification standards on the members of our Audit Committee. Under these standards, each committee member, in addition to meeting the definition of independence applicable to all non-employee directors, is prohibited from accepting directly or indirectly any consulting, advisory or other compensatory fee from the company or from being an affiliated person of the company, and must not have participated in the preparation of the company's financial statements at any time during the past three years.

        Under the standards set forth above, the board determined that all of its members, including each of the members of our Audit Committee, Management Compensation Committee and Nominating/ Corporate Governance Committee, are independent as of the date of this proxy statement, except Dr. Lerer (our chief executive officer).

        With respect to Mr. Diament, the board considered whether his independence was affected by the fact that his brother and sister-in-law act as participating providers under contracts with the company's behavioral health subsidiary. However, in view of the fact that those individuals participate on standard economic terms as other providers, that the amount of their fees derived from the company was not material, and that the services provided by them represent bona fide services, the board determined that Mr. Diament's independence was not affected. The board also considered whether the independence of Mr. McBride was affected by the agreements and relationships that the company had during 2010 with AmeriGroup Corporation described below under "Executive Officers—Certain Relationships and Related Party Transactions." However, in view of his position with that company, the relative size of the transaction in relation to the company and AmeriGroup, and the lack of involvement of Mr. McBride in those agreements, the committee reported to the full board, and the board determined, that his independence was not affected by those matters.

Compensation Committee Interlocks and Insider Participation

        The Management Compensation Committee currently consists of Messrs. Michael Diament (chairman), Robert Le Blanc and William Forrest, each a non-employee director.

        None of the members of the Management Compensation Committee was an officer or employee of the company during 2010 or was formerly an officer of the company. Mr. LeBlanc is a Managing Director of Onex, with which we had an arrangement described under "Executive Officers—Certain Relationships and Related Party Transactions" below. None of the company's executive officers serves as a member of the compensation committee (or other board committee performing equivalent functions) of another entity that has one or more executive officers who serves on the company's board or on the Management Compensation Committee, and none of the company's executive officers serve as a director of another entity one of whose executive officers serve on the Management Compensation Committee.

Review of Related Person Transactions

        The board has adopted a Related Person Transaction Policy, the purpose of which is to address the reporting, review and approval or ratification of transactions with related persons. As a general matter, the company seeks to avoid related person transactions because they can involve potential or actual conflicts of interest and pose the risk that they may be, or be perceived to be, based on considerations other than the company's best interests. However, the company recognizes that in some circumstances transactions between the company and related persons may be incidental to the normal course of business or provide an opportunity that is in the best interests of the company, or that is not inconsistent with the best interests of the company and where it is not efficient to pursue an alternative transaction. A copy of the policy is available in the Corporate Governance section of our internet site at www.MagellanHealth.com.

        The policy applies to the following persons:

  •
  each director and executive officer of the company;

  •
  any nominee for election as a director of the company;

  •
  any security holder who is known to the company to own of record or beneficially more than five percent of any class of the company's voting securities; and

  •
  any immediate family member of any of the above persons.

        For purposes of the policy, a related person transaction means any transaction or arrangement or series of transactions or arrangements in which the company participates (whether or not the company is a party) and a related person has a direct or indirect interest that is material to the related person. A related person's interest in a transaction or arrangement will be presumed material to that person unless it is clearly incidental in nature or has been determined in accordance with the policy to be immaterial in nature such that further review is not warranted. The policy lists several types of transactions or arrangements that are not considered related person transactions for purposes of the policy, some of which include the following:

  •
  use of property, equipment or other assets owned or provided by the company, including aircraft, vehicles, housing and computer or telephonic equipment, by a related person primarily for company business purposes, if such use is subject to other policies of the company regarding such use;

  •
  reimbursement of business expenses incurred by a director or executive officer in the performance of his or her duties and approved for reimbursement in accordance with the company's policies and practices; and

  •
  compensation arrangements for employees and consultants for their services as such that have been approved by the Management Compensation Committee, other than certain perquisites.

        Under the policy, except as otherwise provided, any director, nominee for director or executive officer who intends to enter into a related person transaction must disclose that intention and all material facts with respect to the transaction to the Audit Committee. Also, any officer or employee who intends to cause the company to enter into any related person transaction must disclose that intention and all material facts with respect to the transaction to his or her superior, who is responsible for seeing that that information is reported to the Audit Committee. As part of disclosing the material facts with respect to the transaction, the person proposing the transaction must provide specific details about his or her interest in the transaction, a description of the connection that person has with the transaction, the business justification for the transaction and other specific details. The Audit Committee must then review the related person transaction and approve the transaction before the transaction will be given effect. If the company in error enters into a related person transaction without pre-approval by the committee, the transaction must promptly upon discovery be presented to the Audit Committee for its review. The committee then will make a recommendation whether undoing or modifying the transaction is appropriate and whether any disciplinary action or changes in the company's controls and procedures should be made.

        The Audit Committee may delegate its authority to review, approve or ratify related person transactions or categories of transactions, other than those involving a member of the committee, to the chairman of the committee where action is warranted between scheduled committee meetings. Any determination made under delegated authority must be presented to the full Audit Committee for review by the next regular meeting of the committee.

        In approving or ratifying a related person transaction, the Audit Committee will consider under the relevant facts and circumstances whether the transaction is in, or is not inconsistent with, the best interests of the company, including the following factors:

  •
  the position within or the relationship of the related person with the company;

  •
  the materiality of the transaction to the related person and the company;

  •
  the business purpose for and reasonableness of the transaction, taken in the context of alternatives available to the company;

  •
  whether the transaction is comparable to a transaction that could be available on an arms-length basis or is on terms that the company offers generally to persons who are not related;

  •
  whether the transaction is in the ordinary course of the company's business and was proposed and considered in the ordinary course of business; and

  •
  the effect of the transaction on the company's business and operations.

        The policy may be changed at any time by the board.

        For a description of certain arrangements between the company and related parties, see "Executive Officers—Certain Relationships and Related Party Transactions" below.

Codes of Ethics

        The board has adopted a Code of Ethics for Directors, covering directors only, and a Code of Ethics for Covered Officers, covering senior executives and individuals reporting directly to the chief executive officer and finance department employees at a vice president level or above. In addition, the company has adopted a Corporate Compliance Handbook covering all employees. The codes and the handbook provide a framework for a comprehensive ethics and compliance process designed to ensure that we conduct our business in a legal and ethical manner. All covered persons are expected to understand and comply with the policies and obligations described in the codes and the handbook.

        The Code of Ethics for Directors deals with conflicts of interest, corporate opportunities, confidentiality, fair dealing, protection and proper use of company assets, compliance with laws, insider trading and personal loans to executive officers and directors. The Code of Ethics for Covered Officers deals with good faith and fair dealing in all negotiations and transactions, actual and apparent conflicts of interest, responsible use and protection of company assets, disclosures filed with the SEC or otherwise communicated to the public, compliance with laws, prompt reporting of violations of the code of ethics and other applicable policies, and accountability with respect to compliance with the code of ethics.

        The handbook, among other things, contains a whistleblower policy that sets forth steps an employee should take if he or she has a question about a legal or ethical issue related to his or her job or the company, and prohibits retribution against any person raising an issue.

        The company will provide to any person without charge, upon request, copies of its Code of Ethics for Directors, Code of Ethics for Covered Officers and Corporate Compliance Handbook for all employees. Any such request should be made in writing to the Investor Relations Department, Magellan Health Services, Inc., 55 Nod Road, Avon, CT 06001. The Code of Ethics for Directors and Code of Ethics for Covered Officers are also available in the Corporate Governance section of our internet site at www.MagellanHealth.com. The company intends to disclose any future material amendments to the provisions of the codes of ethics and material waivers from such codes of ethics, if any, made with respect to any of its directors and executive officers on its internet site.

 Disclosure Controls and Procedures

        We have adopted disclosure controls and procedures that are designed to ensure that all public disclosures are accurate, complete and timely. We have also created a disclosure committee, which is responsible for ensuring our compliance with the disclosure controls and procedures and for the evaluation of those procedures. If you become aware that our public disclosures are not accurate, complete or timely, or become aware of a transaction or development you believe may require disclosure, you should report the matter as soon as practicable to our corporate secretary at 55 Nod Road, Avon, Connecticut 06001.

Communications with Directors and Management

        We have several communications channels established for employees, shareholders and other interested parties to communicate with our management and/or our board of directors or committees thereof.

        Member and Provider Communications:    Our members and providers have specific mechanisms for contacting us regarding such matters as benefits, claims or other administrative matters. Member and provider contact information is available on our internet site at www.MagellanHealth.com. Although our employees and members of management address most of these matters, significant issues are brought to the attention of senior management and, in certain cases, the board of directors.

        Investor Relations:    We maintain an investor relations department that is responsible for communicating with current or prospective shareholders and addressing any issues raised by them. The contact information for our investor relations department is as follows:

    E-mail: ir@MagellanHealth.com

    Post Office Address:
    Investor Relations Department
    Magellan Health Services, Inc.
    55 Nod Road
    Avon, CT 06001
     Telephone: (877) 645-6464

        Lead Director:    You may communicate with Mr. Le Blanc, our lead director, through the following channels:

    E-mail: leaddirector@MagellanHealth.com.

    Post Office Address:
    Communications with Lead Director
    c/o Magellan Health Services, Inc.
    55 Nod Road
    Avon, CT 06001

        You may communicate with the board of directors as a group through the lead director.

        All communications to the lead director will be treated confidentially. Communications should clearly identify the issue being raised, the name of the party initiating the communication and contact information for potential follow-up.

        These communications will initially be received by a designee of the lead director who will log, track and summarize the matters raised in the communication. After consideration of the communication by the lead director, he may direct that such communications be presented to the full board of directors, the non-management directors, one or more board committees or management and may direct that matters raised in the communications be investigated by outside advisors or counsel or by management.

PROPOSAL NUMBER ONE
ELECTION OF DIRECTORS

        Our certificate of incorporation provides for a board of directors divided into three groups, each group having a different three-year term of office expiring at the annual meeting of shareholders in the relevant year. Directors are elected for a term of three years except in the case of elections to fill vacancies or newly created directorships.

        The board of directors currently consists of eight (8) persons: René Lerer, M.D., William J. McBride, Robert M. Le Blanc, William D. Forrest, Nancy L. Johnson, Eran Broshy, Michael P. Ressner and Michael S. Diament. The size of the board is currently fixed at nine (9) directors, and one director position currently remains open. The board has nominated Barry M. Smith for election at the meeting to fill the open position on the board.

        The board of directors proposes that William J. McBride, Robert M. Le Blanc and William D. Forrest, who are currently serving as directors, be re-elected, each to serve for a term of three (3) years and until the election and qualification of his successor. The board of directors has nominated Barry M. Smith for election as a director to serve for a term of two (2) years and until the election and qualification of his successor. Proxies in the accompanying form, if properly signed and notarized, will be voted FOR the election of William J. McBride, Robert M. Le Blanc, William D. Forrest and Barry M. Smith as directors unless marked WITHHOLD AUTHORITY. Each nominee has indicated his or her willingness to serve on the board, if elected, and the board of directors has no reason to believe that any nominee will decline or be unable to serve as a director. However, if a nominee will be unavailable for any reason, then the proxies may be voted for the election of such person as may be recommended by the board of directors.

        René Lerer, M.D., Nancy Johnson and Eran Broshy serve as directors whose terms expire in 2012. Michael P. Ressner and Michael S. Diament serve as directors whose terms expire in 2013. These directors are not standing for re-election because their terms of office as directors extend past the annual meeting.

Certain Information Regarding Our Directors and Executive Officers

        The following table lists the age and committee membership as of the date of this proxy statement of each director who is a nominee for reelection as a director at the annual meeting and each director whose term of office continues past the annual meeting. Descriptions of each director's business experience during the past five years are set forth in the next section, entitled "Directors" below.

NOMINEES FOR ELECTION FOR TERMS EXPIRING IN 2014

Name	Age	Committee Membership
William J. McBride	66	Nominating/Corporate Governance (Chair), Audit
Robert M. Le Blanc	44	Management Compensation
William D. Forrest	50	Management Compensation

NOMINEE FOR ELECTION FOR A TERM EXPIRING IN 2013

Name	Age	Committee Membership
Barry M. Smith	57	—

 DIRECTORS WHOSE TERMS EXPIRE IN 2012

Name	Age	Committee Membership
René Lerer, M.D	55	—
Nancy L. Johnson	76	Nominating/Corporate Governance
Eran Broshy	52	Nominating/Corporate Governance

DIRECTORS WHOSE TERMS EXPIRE IN 2013

Name	Age	Committee Membership
Michael P. Ressner	62	Audit (Chair)
Michael S. Diament	42	Management Compensation (Chair), Audit

Directors

        Under the company's certificate of incorporation and by-laws, the number of directors is currently fixed at nine (9). Eight (8) directors are currently serving on the board and one nominee has been nominated to fill the open position on the board. The company's by-laws require a majority of directors to be independent in accordance with NASDAQ's listing standards. Upon the recommendation and with the assistance of the Nominating/Corporate Governance Committee, the board of directors has determined that except for Dr. Lerer, who is the company's chief executive officer, all directors who are currently serving are independent, as that term is defined by the NASDAQ listing standards. For a discussion of these independence standards see "Corporate Governance and Related Matters—Director Independence" above.

  Nominees for Election for Terms Expiring in 2014

        William J. McBride was first appointed to the board in 2004. Mr. McBride is currently retired. Prior to his retirement in 1995, Mr. McBride had been a director of Value Health, Inc., a New York Stock Exchange-listed specialty managed care company which included Value Behavioral Health, one of the largest behavioral health managed care companies at the time. From 1987 to 1995, Mr. McBride served as president and chief operating officer of Value Health, Inc., overseeing all operational activities of the company and its subsidiaries. Prior to his tenure at Value Health, Mr. McBride spent 15 years in a variety of positions with INA Corporation and its successor, CIGNA Corporation, including serving as president and chief executive officer of CIGNA Healthplan, Inc. Mr. McBride currently serves on the board of directors of AmeriGroup Corporation, a managed healthcare company focused on providing services to Medicaid recipients, Internet HealthCare Group, an early-stage healthcare technology venture fund, and Women's Health USA, Inc., a private healthcare services company. Mr. McBride was last nominated for reelection as a director in 2008 and has been renominated, due to his experience in the managed healthcare industry and his favorable record serving as a director since 2004.

        Robert M. Le Blanc, the board's lead director, was first appointed to the board in 2004. He currently serves as a managing director of Onex Corporation ("Onex"). Prior to joining Onex in 1999, Mr. Le Blanc worked for Berkshire Hathaway for seven years. From 1988 to 1992, Mr. Le Blanc worked for General Electric. Mr. Le Blanc also serves as a director of ResCare, Inc., a publicly-traded human service company, Skilled Healthcare, a publicly-traded service provider to the long-term care industry, First Berkshire Hathaway Life, a publicly traded diversified insurance and investment company, Emergency Medical Services Corporation, a publicly-traded provider of emergency medical services in the United States, Center for Diagnostic Imaging, Inc., a national network of outpatient diagnostic imaging centers, Cypress Holdings, Inc., an insurance holding company, The Warranty Group, a provider of warranty and service contracts, Carestream Health, Inc., a provider of medical and dental imaging systems, and Connecticut Children's Medical Center. Mr. Le Blanc was last nominated for re-election as a director in 2008 and has been renominated, due to his financial and healthcare experience and his favorable record serving as a director since 2004.

        William D. Forrest was first appointed to the board in July 2007. He is a managing partner and equity owner of Tower Three Partners, LLC, a private equity fund that invests in distressed companies requiring operational and/or financial restructuring. He served as the non-executive chairman of Cosi, Inc., a national restaurant chain which is listed on NASDAQ, from December 2006 through November 2008. He served as the executive chairman of Cosi from April 2003 until December 2006. Prior to joining Cosi, Mr. Forrest was a managing director leading the restructuring group and serving on the management committee at the international investment bank, Gleacher Partners from 2001 until 2004. Prior to his position at Gleacher Partners, he was a managing director of Catterton-Forrest LLC, where he was responsible for the acquisition and management of portfolio companies in the troubled business space. Mr. Forrest is a Certified Turnaround Professional. He began his professional career in the consulting division of Laventhol & Horvath. Throughout his career, he has served in executive management, investment banking and investor roles with organizations in a variety of industries including healthcare, manufacturing and food services. Within the previous five years he served on the board of directors of Cosi, Inc., Restoration Hardware, Inc., a privately-held furniture retailer, Facet Technologies, LLC, a private-held engineering and manufacturing outsource services company, and Teeters Floral Products, Inc., a designer, importer and distributor of artificial botanical products. Mr. Forrest was nominated for election in 2008 and has been renominated, due to his financial experience and his favorable record serving as a director since 2007.

  Nominee for Election for a Term Expiring in 2013

        Barry M. Smith is nominated for election at the meeting. Mr. Smith has served as the President of the Texas Dallas Mission of The Church of Jesus Christ of Latter-Day-Saints since 2008. He is the founder and Chairman of Bon Travay, S.A., a charitable organization dedicated to healthcare and educational efforts in Third World countries. Prior to founding Bon Travay, he founded and served as Chairman, President and CEO of VistaCare, Inc., a national provider of hospice services, from 1996 to 2003. Earlier in his career, Mr. Smith served as Chairman and CEO of Value Rx, Inc., then one of the country's largest pharmacy benefit management companies, and, prior to that, served as Vice President of Operations for PCS Health Systems, also a pharmacy benefit management firm. Mr. Smith serves as Chairman and Chief Executive Officer of B&J Associates, Inc. and B&J Investments, LLC. He previously served as the Chairman of Keystone National Group, a private equity fund of funds. Within the past five years Mr. Smith served on our board of directors and on the board of directors of Inpatient Consultants, Inc., the nation's largest provider of hospital services delivering patient care in acute care hospitals. Mr. Smith has been nominated for election as a director due to his healthcare experience and expertise and favorable previous service as a director of the company from 2004 to 2008.

  Directors Whose Terms Expire in 2012

        René Lerer, M.D. was appointed president and chief executive officer of the company as of February 19, 2008. He was also appointed chairman of the board on February 25, 2009. Prior to being appointed president and chief executive officer, he served as president and chief operating officer of the company from October 2003 and as chief operating officer of the company from January 2003. Dr. Lerer was first appointed to the board in 2004. Prior to joining the company, Dr. Lerer co-founded Internet HealthCare Group ("IHCG"), an early-stage healthcare technology venture fund, and served as its president from 1999 to 2002. Prior to IHCG, Dr. Lerer was employed by Prudential Healthcare, Inc. as its chief operating officer from 1997 to 1999. Prior thereto, Dr. Lerer was employed by Value Health, Inc., a New York Stock Exchange-listed specialty managed healthcare company, and served as senior vice president—operations of its pharmacy and disease management group from 1995 to 1997. Prior thereto, Dr. Lerer was employed by Value Health Sciences as senior vice president of corporate development from 1992 to 1994. Dr. Lerer is a member of the board of directors of IHCG, a private employee benefits service company. Within the previous five years he served on the board of directors of Digital Insurance, a private employee benefits service company. Dr. Lerer was nominated for reelection as a director last in 2009, due to his success in serving as the company's president and chief executive officer since 2008 and as president and chief operating officer since 2003, as well as his favorable record serving as a director since 2004.

        Nancy L. Johnson was first elected to the board in 2007. She formerly served in the U.S. House of Representatives as a 12-term Congresswoman from the 5th District of Connecticut. She is currently a fellow at the Institute of Politics at Harvard University and since May 2007 has served as a senior policy adviser with the federal public policy group of the law firm of Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C. Ms. Johnson was first elected to the House in 1982 and served on the Committee on Ways and Means for nine terms, where she chaired at various times the Oversight, Human Resources and Health Subcommittees. Prior to her election to the House of Representatives, she served in the Connecticut Senate from 1977 to 1983. She currently serves as a member of the board of directors of National Campaign to Prevent Teen Pregnancy and the Information Technology Innovation Foundation. She also currently serves on the United States Naval Academy board of visitors and on the board of trustees of John Marshal Law School. Ms. Johnson was last nominated for reelection as a director in 2009, due to her experience and expertise with government health care policy and her favorable record serving as a director since 2007.

        Eran Broshy was first appointed to the board in February 2009. He currently serves as a senior adviser to Providence Equity LLC, a private equity fund. He previously served as the chief executive officer and chairman of the board of inVentiv Health, Inc., a privately held (and until August 2010 a NASDAQ-listed) company that delivers a broad range of customized clinical, communications, commercial and patient outcome solutions to pharmaceutical and life sciences companies. Prior to joining inVentiv, he served as a partner responsible for the healthcare practice of The Boston Consulting Group ("BCG") across the Americas. During his career at BCG from 1984 to 1998, Mr. Broshy consulted widely with senior executives from a number of the major global pharmaceutical manufacturers, managed care organizations and academic medical centers, and advised on a range of strategic, organizational and operational issues. He also served as president and chief executive officer of Coelacanth Corporation, a privately-held biotechnology company. Mr. Broshy currently serves on the board of directors of Virtual Radiologic Corporation, a private tele-radiology company, and ikaSystems Corporation, a private software and application service provider company. Within the previous five years he also served on the board of directors of inVentiv Health, Inc., Neurogen Corporation, a NASDAQ-listed biotechnology company, Correlagen Diagnostics, Inc., a private genetic testing company, and Union Street Acquisition Corp., a blank check company. He also serves on the Simon Wiesenthal Center's New York Executive Board and the MIT Visiting Committee for the Social Sciences. Mr. Broshy was last nominated for election as a director in 2009, due to his experience in the healthcare industry in general and the managed healthcare industry in particular.

  Directors Whose Terms Expire in 2013

        Michael P. Ressner was initially appointed to the board in 2004. He retired from Nortel Networks, where between 1981 and 2003 he was a senior executive with functional responsibilities that spanned the areas of finance and general management including vice president-finance. Mr. Ressner was an adjunct professor of finance and accounting at the North Carolina State University College of Management between 2003 and 2005. He now sits on the advisory board of the Enterprise Risk Management Institute at North Carolina State University. Mr. Ressner currently serves on the boards of directors at two public companies other than our company: Exide Technologies, a NASDAQ-listed stored electrical energy solution company, and Tekelec, a NASDAQ-listed provider of network signaling systems, and within the previous five years served on the board of Entrust, Inc., a publicly-traded information security company, Arsenal Digital Solutions, a private data storage services company, and Riverstone Networks, a publicly-traded developer and manufacturer of carrier class switches. As a member of the Executive Service Corps, Mr. Ressner participates in assignments that focus on providing financial management and governance consultancy to not-for-profit organizations in the Raleigh/Durham/ Chapel Hill area. Mr. Ressner was last nominated for reelection in 2010 as a director due to his financial and accounting experience, and his favorable record serving as a director since 2004.

        Michael S. Diament was first appointed to the board in 2004. He formerly served as portfolio manager and director of bankruptcies and restructurings from January 2001 to February 2006 for Q Investments, an investment management firm. From February 2000 until January 2001, Mr. Diament was a senior analyst for Sandell Asset Management, an investment management firm, and served as vice president of Havens Advisors, an investment management firm, from July 1998 to January 2000. He currently serves on the board of directors of Mark IV Industries, Inc., a privately-held manufacturer of engine technology solutions, Journal Register Company, a privately-held multi-platform local news and information company, and within the previous five years he served on the board of directors of J.L. French Automotive Castings, Inc., a privately-held auto parts company. Mr. Diament also served on the board of directors of i2 Technologies, Inc., a formerly-public supply chain software and services company, and WilTel Communications Group, Inc., a publicly-traded telecommunications company. Mr. Diament was last nominated for reelection in 2010 as a director due to his financial sophistication and his favorable record serving as a director since 2004.

Director Election and Terms of Office

        Messrs. McBride, Le Blanc and Forrest are currently nominated for re-election for a three-year term to extend until the 2014 annual meeting and Mr. Smith is currently nominated for election for a two-year term to extend until the 2013 annual meeting. Dr. Lerer, Ms. Johnson and Mr. Broshy are currently serving for a three-year term to extend until the 2012 annual meeting. Messrs. Ressner and Diament are currently serving for a three-year term to extend until the 2013 annual meeting. In each case, the term of office will extend until the indicated annual meeting and the election and qualification of their respective successors, or their earlier death, incapacity, resignation or removal.

Arrangements Regarding the Nomination of Directors

        There is no agreement or arrangement whereby any director or other individual has been nominated or will be re-nominated to serve as a director of the company, except in the case of Dr. Lerer. Under his employment agreement entered into on February 19, 2008, Dr. Lerer is to serve as a member of the board and any failure by the company to elect or re-elect him to the board is considered to give him "good reason" to terminate that agreement and receive the compensation and other benefits described under "Executive Officers—Employment Contracts and Termination of Employment and Change of Control Payments" below.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

  Executive Summary

        Our compensation programs and policies are designed and administered to incent and reward superior performance by our Named Executive Officers. The compensation includes several components, each of which is designed to reward performance over different time periods:

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  Base salary—This is designed to provide basic financial security to our Named Executive Officers. Base salary is typically set in our employment agreements with our Named Executive Officers based on the executive officer's responsibilities, experience level and leverage over company performance, and is subject to annual adjustments. For 2010, we increased the base salary for each of our Named Executive Officers by 3%.

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  Annual bonus—Our short-term incentive plan provides annual cash bonuses as an incentive to meet our annual financial goals. Bonus targets are typically specified in our employment agreements with our Named Executive Officers as a percentage of their base salary, with more senior officers having a higher percentage bonus target. For 2010, the bonus targets for Dr. Lerer, Ms. Rohan, Mr. Rubin, Mr. Gregoire and Ms. Blasi were 100%, 75%, 60%, 50% and 50%, respectively. Achievement of those bonus targets depended on meeting company goals of total company segment profit of $245 million, a combined segment profit of our behavioral health segments (including commercial and public sector) of $233.4 million, and a combined segment profit of our radiology benefits management and specialty pharmacy benefit management segments of $89.8 million. Based on achieving 120%, 112% and 128% of these segment profit targets in 2010 (as adjusted for certain compensation accruals), we awarded bonuses of 200% of his target bonus to Dr. Lerer, 195% of her target bonus to Ms. Rohan, 185% of his target bonus to Mr. Rubin, 180% of his target bonus to Mr. Gregoire and 195% of her target bonus to Ms. Blasi. Ms. Blasi also received a discretionary bonus of $100,000 on July 26, 2010 in recognition of her strong performance.

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  Equity awards—We use awards of stock options and restricted stock units ("RSUs") to provide a long-term incentive to our Named Executive Officers. The values of these awards are measured as of the date of the awards, and are set as a percentage of their base salary. The total dollar value of awards to each person is split 75%/25% among stock options and RSUs, based on a Black-Scholes valuation of those options and the closing price of the stock on the date of the RSU awards, and vest over a period of three years. The awards to Dr. Lerer, Ms. Rohan, Mr. Rubin, Mr. Gregoire and Ms. Blasi in 2010 were valued at $3,782,160, $1,501,225, $1,050,600, $576,760 and $748,553, respectively for purposes of making the awards. However, the ultimate value of these awards to our Named Executive Officers will depend on the performance of our stock price over the required vesting period.

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  Deferred compensation plan—We also maintain a 401(k) savings plan and a Supplemental Accumulation Plan (the "SAP") under which we make annual contributions of deferred compensation to our Named Executive Officers and others and allow voluntary deferrals. In 2010, we made a company contribution to the SAP to each of our Named Executive Officers except Ms. Blasi equal to 11% of their base salary.

  Executive Compensation Philosophy

        Our compensation programs and policies are designed to attract, retain and reward individuals of outstanding ability in key executive positions, in order to deliver value to our shareholders. Specifically, our compensation programs have been developed using the following principles:

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  Pay for Performance:  Our philosophy is that an individual's compensation should reflect his or her individual performance, the performance of his or her area of responsibility, and the performance of the company as a whole. Corporate strategic goals are set and formally revisited by our board on an annual basis. Each executive's performance for a year is evaluated in relation to the corporate strategic goals for the year pertaining to his or her area of responsibility. These same strategic goals serve as a framework on which all employee performance evaluations are derived.

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  Competitive Pay:  We believe that the overall compensation package for each executive should be competitive, as determined, where available, by market-based compensation data pertinent to his or her position. In determining competitive compensation levels, we consider comparable companies. We endeavor to set base compensation at a level modestly above the average determined by pertinent market-based compensation data in order to recruit and retain appropriate personnel and to set variable pay on terms and at levels that will be materially above the average where performance is correspondingly above average. Because we believe that it is necessary to attract superior executive talent to achieve our business objectives, targeted leadership positions that will most leverage company performance are benchmarked at the 75th percentile within the group of comparable companies. We conduct an annual review of both competitive market data, as well as a comprehensive assessment of company, business unit and individual performance to ensure pay remains both competitive, as well as intricately linked to performance.

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  Alignment with Company Goals:  Our compensation programs are designed to support both the short-term and long-term financial, operating and other goals of the company. We seek to balance the mix of long- and short-term variable compensation to create incentives for the achievement by each executive of performance goals aligned with our long- and short-term goals, to help ensure execution of such goals through achievement of specific company-wide, business unit and individual objectives associated with such long- and short-term goals.

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  Alignment with Shareholder Interests:  We believe that senior management's compensation should include long-term incentives that encourage performance that builds long-term value for both the company and our shareholders. To that end, compensation program components balance the need to incent and reward short-term results (e.g., through our Short Term Incentive Plan ("STIP")) with long-term results as reflected by the market performance over time of the company's common stock (e.g., through equity awards under our 2008 Management Incentive Plan ("2008 MIP") and predecessor plans).

  Role of the Management Compensation Committee

        The Management Compensation Committee (the "committee") of our board of directors is comprised of three (3) members of the board who are not current or former employees of the company and who the board has determined are independent for purposes of the NASDAQ listing standards. See "Corporate Governance and Related Matters—Director Independence" above. The duties and responsibilities of the committee include: (i) establishment of our general compensation philosophy, and oversight of the development and implementation of compensation programs; (ii) review and approval of the means used for applying our corporate goals, and our specific company-wide, business unit and individual performance objectives to be used in determining the compensation of our chief executive officer, our other Named Executive Officers listed in the compensation tables which follow this "Compensation Discussion and Analysis" section and other members of senior management; (iii) review and approval of compensation for our chief executive officer and our other Named Executive Officers; (iv) the development of recommendations to our board with respect to our various compensation plans and programs and overseeing the activities of the individuals and committees responsible for administering those plans; and (v) oversight of regulatory compliance with respect to compensation matters. In practice, the committee specifically determines the compensation payable to the Named Executive Officers and our other executive officers with input from pertinent management personnel, independent compensation consultants and other advisers. The committee periodically (but at least annually) reviews tally sheets for each of our Named Executive Officers which detail the components of each person's total compensation.

  Compensation Consultants

        The committee engaged Steven Hall & Partners, a nationally recognized compensation consulting firm, to act as its independent compensation consultant and provide the committee with information supporting compensation decisions with respect to our Named Executive Officers and other executive officers and key employees for their compensation in 2009, 2010 and 2011, and to review and advise the company on its management compensation plans and programs. This consultant was engaged directly by the committee, although it periodically interacts with management to gather relevant data, to implement compensation plans and programs and to assist in the preparation of the company's proxy statement and other public filings. Steven Hall & Partners does not perform any other services for the company. The committee has sole authority to determine the compensation for and to terminate Steven Hall & Partners' services. The committee annually instructs the consultant to perform a market analysis and develop competitive market data of comparable companies for all elements of compensation. Based on its market analysis, the consultant formulates a range of values within major elements of compensation, which the committee considers in making its compensation decisions. The consultant does not determine or recommend the amount or form of executive and director compensation; its role is limited to providing data and advice to the committee for its consideration. The committee also reviews and considers compensation data surveys from a number of other independent sources.

  Comparable Companies and Other Market Data Assessment

        Because we have few similar peer companies with which we compete, the committee annually instructs the compensation consultant to perform a broad multi-industry market analysis and develop competitive market data to support compensation decisions regarding our Named Executive Officers, other executive officers and key employees. With respect to compensation decisions taken in 2010, Steven Hall & Partners compiled broad-based market surveys confidentially completed by hundreds of companies and provided the committee with a proprietary statistical summary of this information, presented in chart form. This summary information consists of marketplace consensus median and 75th percentile amounts for certain elements of compensation (e.g., base salary, total cash compensation and total remuneration) for an executive officer position comparable to that of each of the company's Named Executive Officers. The committee uses that information for the general purpose of understanding compensation practices when making compensation decisions, and for helping to judge the reasonableness of its compensation recommendations. The committee also reviewed for this purpose the public filings of the following comparable companies: AmeriGroup Corporation, Centene Corporation and Coventry Health Care, Inc. The committee also considers market survey data based on the executive officer's discipline, company size and revenue. For all of these analyses, total remuneration is considered, including base salary, bonus (short-term incentive awards) and equity and other long-term incentive awards.

  Mix of Compensation

        Consistent with our compensation philosophy, our total remuneration for executive officers is designed to attract and retain appropriate talent and encourage performance that builds long-term value for both the company and its shareholders. The committee annually sets target compensation for each of the Named Executive Officers, which is allocated among a three-part program which includes base salary and benefits, bonuses under our STIP, and equity awards. In general, base salary and bonus opportunities are determined by the company's assessment of the degree of leverage which the individual has over company performance. Bonus is awarded based on annual performance relative to pre-set company-wide and individual performance criteria. Equity awards are made by determining a target value representing a multiple of base salary, divided by a per share value yielded by the Black-Scholes-Merton option pricing model ("Black-Scholes") or other valuation model for the equity instrument awarded. Each component is intended to address a goal of our compensation philosophy: base salary and benefits are designed to attract top talent; our STIP bonuses are designed to reward short-term (annual) results; and the equity component of our compensation plan is designed to reward longer term results consistent with shareholder returns and promote retention of the executive officer. The committee believes that this three-part program properly provides incentives to management to maximize the sustainability of the company's performance over time.

  Compensation Program Components and Rationale for our Named Executive Officers

        The compensation packages for our Named Executive Officers are designed to set total compensation at levels that reflect both personal and organizational performance and results. Each of our Named Executive Officers has an employment agreement that establishes his or her base salary and bonus opportunity that was agreed upon following arm's length negotiations with the respective individual. In determining annual adjustments to base salary, annual bonus awards (short-term incentive) and annual equity awards (long-term incentive) for our Named Executive Officers, the committee considers recommendations of the chief executive officer (except in the case of his own compensation) based on his assessment of each executive's performance and results and in the context of market data provided by the committee's independent compensation consultants.

  Base Salary

        Base salary is intended to provide basic financial security to our Named Executive Officers, so it is not made subject to performance risk in any year. In determining the base salary for each of our Named Executive Officers, the committee considers such factors as existing contractual commitments, competitive market data, compensation opportunities perceived to be necessary to retain him or her, individual performance, the scope, complexity, difficulty and criticality of the individual executive officer's role with the company, and prior compensation. The employment agreement with Dr. Lerer entered into in February 2008, as amended, and the employment agreement with Mr. Rubin entered into in August 2008, specify an initial base salary amount subject to annual adjustment based on performance reviews. When he assumed the position of chief executive officer on February 19, 2008, Dr. Lerer's base salary was increased by 29% to $900,000 as a result of the board's recognition of the responsibilities associated with the position of chief executive officer and his negotiations with the board over his new employment agreement. His base salary was increased by 2% for 2009 and by 3% to $945,540 effective April 1, 2010. In connection with his hiring on August 11, 2008, Mr. Rubin's base salary was set at $400,000 based on a market assessment using comparable company data and other survey data. His base salary was also increased by 2% for 2009 and by 3% to $420,240 effective April 1, 2010 through the salary adjustment process described below. The employment agreement with Ms. Rohan entered into in July 2009 in connection with her hiring specified an initial base salary of $530,000 per year, subject to annual adjustment based on her performance review. Her base salary was set based on comparable market data and negotiations with Ms. Rohan. Her base salary was increased by 3% to $545,900 effective April 1, 2010 through the salary adjustment process described below.

        We also entered into employment agreements with our general counsel, Mr. Gregoire, when he joined the company in January 2005, and with the chief executive officer of our National Imaging Associates subsidiary, Ms. Blasi, when she joined the company in February 2008. Both of these employment agreements specify an initial base salary subject to annual adjustment based on performance reviews. We determined initial base salary for Mr. Gregoire and Ms. Blasi by conducting a market assessment to determine an appropriate pay range for the position, using comparable company data, comparable talent data, and other survey data as appropriate.

        To determine the adjustment to base salary payable in 2010 to the Named Executive Officers, Dr. Lerer articulated the overall company strategy, and each executive created a "scorecard" for his or her respective area of responsibility that reflected the company's goals. At the end of each year, each executive completed a self-assessment based on his or her scorecard and arrived at a quantitative score for the year. Dr. Lerer then reviewed the self-assessments, and completed his own analysis of each executive's performance, and assigned a quantitative rating resulting in a recommended increase percentage in the executive's base salary. The committee reviewed Dr. Lerer's recommendation for base salary increases for 2010 and adjusted the increases based on its discretion. As a result of this process, the committee decided to increase the base salary amounts for Dr. Lerer, Ms. Rohan, Mr. Rubin, Mr. Gregoire and Ms. Blasi by 3%. As a result, the base salary for Mr. Gregoire was set at $384,507 and for Ms. Blasi was set at $393,975. Based on its review of relevant data, the committee determined that these increases were consistent with market increases at comparable companies and reflected that all of our Named Executive Officers had met and exceeded their performance scorecards and goals.

        In determining adjustments to base salary rates payable in 2011, Dr. Lerer followed the process outlined above. The committee reviewed Dr. Lerer's recommendations and adjusted the increases based on its discretion. As a result, it decided to increase the base salary rates of each of the Named Executive Officers other than Ms. Blasi by 3% and to increase Ms. Blasi's base salary rate by 4.5% over the rate payable in 2010.

  Annual Bonuses

        We have established an annual short-term incentive plan, the STIP, which is described under "Benefit Plans and Awards—Annual Incentive Plan" below. The STIP provides cash bonuses and is available to all management, including our Named Executive Officers. The STIP has been utilized in recent years as the primary vehicle for providing management with short-term incentives. At the beginning of each year, the committee, with input from the chief executive officer and other members of management, establishes corporate performance goals for funding the overall STIP bonus pool. After the end of the year, the committee reviews the company's performance in relation to pre-established corporate performance targets, assesses the individual's performance based on qualitative performance objectives and the recommendations of the chief executive officer, and determines the amount of individual annual STIP bonus awards from the overall bonus pool established for that year. In the case of the Named Executive Officers, these individual performance objectives included the following:

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  Ms. Rohan:  (i) overall leadership of all of the company's business segments including managed behavioral health, radiology benefits management, specialty pharmaceutical management and Medicaid administration; (ii) leadership of sales, operations, customer relations, new product development and provider networks; (iii) leadership of overall strategy; (iv) responsibility for overall budget development; and (v) attainment of budget targets.

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  Mr. Rubin:  (i) overall leadership of the finance and investor relations functions; (ii) support of acquisition activities; (iii) support of cross-functional management teams to ensure that pricing, underwriting and sales strategy are aligned with financial performance targets; (iv) attainment of budget targets; and (v) ensure compliance with all regulatory requirements.

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  Mr. Gregoire:  (i) overall leadership of the legal and compliance functions; (ii) support of review and implementation of acquisitions, customer contracting and product development; (iii) leadership for all SEC filings and disclosures; (iv) leadership of legal support for other corporate and corporate governance matters and overall legal and regulatory compliance; and (v) attainment of budget targets.

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  Ms. Blasi:  (i) overall leadership of National Imaging Associates ("NIA"); (ii) leadership of NIA sales, operations, customer relations, new product development and provider networks; (iii) leadership of NIA strategy; and (iv) attainment of budget targets.

The committee's evaluation of individual performance is not tied to a mathematical formula measuring achievement of the qualitative factors described above, but rather is a subjective evaluation of overall performance.

        Annual bonuses are paid in the first quarter of the year following the year to which the bonuses relate. The bonuses paid in 2011 were for work performed during 2010.

        For 2010, the committee set three company performance targets for funding the overall bonus pool. The bonus pool for 2010 was funded based on the company exceeding a total company segment profit target of $245 million (40% of pool), a combined segment profit of our behavioral health segments (including commercial and public sector) of $233.4 million (25% of pool), and a combined segment profit of our radiology benefits management and specialty pharmaceutical management segments of $89.8 million (35% of pool). The committee set these bonus pool performance targets to create incentives for management to maintain and promote growth of the company's earnings as a whole and to promote the success of each of our business segments, with an emphasis on creating a greater incentive to grow our radiology benefits management and specialty pharmacy businesses. During 2010 the company achieved 120%, 112% and 128% of these segment profit targets, as adjusted for certain compensation accruals.

        We define "segment profit" as profit or loss from operations before stock compensation expense, depreciation and amortization, interest expense, interest income, gain on sale of assets, special charges or benefits, and income taxes. We use segment profit information for internal reporting and control purposes and consider it important in making decisions regarding the allocation of capital and other resources, risk assessment and employee compensation, among other matters. Segment profit information referred to in this proxy statement may be considered a non-GAAP financial measure. Further information regarding this measure, including the reasons management considers this information useful to investors and a reconciliation to the GAAP measure "Income from operations before income taxes," is included under "Management's Discussion and Analysis of Financial Condition and Results of Operations—Results of Operations," in our Annual Report on Form 10-K for the year ended December 31, 2010 filed with the SEC on February 25, 2011, and will be included in our Quarterly Reports on Form 10-Q to be filed with the SEC as required.

        We believe that segment profit is an appropriate measure of company performance for purposes of determining annual bonuses because we discuss segment profit in announcing our financial results, and many shareholders and analysts use it as an important measure of overall company performance. We also believe that setting annual bonus pool performance targets based upon various segment profit measures properly aligns incentives for our executives and employees with the interests of our shareholders.

        Each individual's bonus is determined based upon each individual's bonus target (which is determined as a percent of base salary), an evaluation of each individual's performance during the year, and the funding of the overall company bonus pool for the year. For 2010 the bonus targets for Dr. Lerer, Ms. Rohan, Mr. Rubin, Mr. Gregoire and Ms. Blasi are 100%, 75%, 60%, 50% and 50% of their base salary. The individual bonus awards to Dr. Lerer, Ms. Rohan, Mr. Rubin, Mr. Gregoire and Ms. Blasi described below reflected our favorable financial performance as measured by the segment profit targets described above and their positive individual qualitative performance as measured by their individual performance targets and the funding of the overall company bonus pool.

        Dr. Lerer:    Under the terms of his employment agreement, Dr. Lerer is entitled to an annual target bonus opportunity of 100% of his base salary, with the ability to earn up to 200% of his base salary at the sole discretion of the board or a duly authorized committee. We agreed to these terms in recognition of Dr. Lerer's responsibilities as chief executive officer and based on a review of comparable company market data. The applicable performance targets for each year will be fixed by the board or a duly authorized committee during the first quarter of the year after consultation with Dr. Lerer, subject to the requirement of Dr. Lerer's employment agreement that the performance targets established with respect to the target bonus must not be less favorable than the corporate performance targets applicable to other bonus-eligible executives of the company.

        As a result of these factors, the committee in 2011 awarded Dr. Lerer, for the 2010 performance year, 200% of his target bonus, or $1,891,080. This bonus award was based on the degree to which the company met and exceeded its bonus pool targets and Dr. Lerer's contribution to these favorable results.

        Ms. Rohan:    Under the terms of her employment agreement, Ms. Rohan was entitled to an annual target bonus opportunity of 75% of her base salary in 2010. The committee in 2011 awarded Ms. Rohan, for the 2010 performance year, 195% of her target bonus, or $798,379. This bonus award was based on the company meeting and exceeding its bonus pool targets and Ms. Rohan's performance against her individual performance objectives.

        Mr. Rubin:    Under the terms of his employment agreement, Mr. Rubin was entitled to an annual target bonus opportunity of 60% of his base salary in 2010. The committee in 2011 awarded Mr. Rubin, for the 2010 performance year, 185% of his target bonus, or $466,466. This bonus award was based on the company meeting and exceeding its bonus pool targets and Mr. Rubin's performance against his individual performance objectives.

        Mr. Gregoire:    Under his employment agreement, Mr. Gregoire is eligible to receive an annual target bonus opportunity of at least 50% of his base salary. The committee in 2011 awarded Mr. Gregoire, for the 2010 performance year, 180% of his target bonus, or $346,056. This bonus award was based on the company meeting and exceeding its bonus pool targets and Mr. Gregoire's performance against his individual performance objectives.

        Ms. Blasi:    Under her employment agreement, Ms. Blasi is entitled to receive an annual target bonus opportunity of at least 50% of her base salary. The committee in 2011 awarded Ms. Blasi, for the 2010 performance year, 195% of her target bonus, or $384,126. In recognition of her strong performance, she also received a discretionary bonus of $100,000 on July 26, 2010. Her annual bonus award was based on the company meeting and exceeding its bonus pool targets and Ms. Blasi's performance against her individual performance objectives.

  2011 Bonus Pool Target

        For 2011, the committee has set a single performance target for funding of the overall cash bonus pool because it believes that it has achieved appropriate incentives for growth of its different segments and desires to promote growth of the company's entire business. The funding of the bonus pool is based on the company exceeding a segment profit target for the total company segment profit. The committee has set this performance target to create incentives for management to maintain and promote growth of the company's earnings as a whole.

  Equity Awards

        We have provided our Named Executive Officers with equity awards under the 2008 MIP and the predecessor 2006 Management Incentive Plan ("2006 MIP") and 2003 Management Incentive Plan ("2003 MIP"), which are designed as long-term incentive vehicles, to promote focus on longer term goals and to build shareholder value. As described above, we target equity awards for our Named Executive Officers which, when added to base salary and annual bonus under the STIP, are targeted at a total of approximately the 75th percentile of total compensation for the comparable companies. Our policy is to grant options only at an exercise price not less than the closing price of the shares on NASDAQ on the date the option is granted, which for 2010 was the closing price reported on NASDAQ on March 3, 2010. Under our Policy Regarding Awards of Equity-Based Incentive Arrangements to Executive Officers and Other Employees, we typically make equity awards once annually on the third business day of March. See "Equity Award Procedures Generally" below.

        Consideration of annual equity awards is made as part of the annual review of other compensation components, and is based on both competitive market analysis and individual and company performance assessments. With respect to the equity award made to Dr. Lerer in 2010, the terms of the award were determined by the Management Compensation Committee. The sign-on equity award made to Ms. Rohan in 2009 was recommended by Dr. Lerer and approved by the committee based on market data. The equity awards to Mr. Rubin, Mr. Gregoire, Ms. Blasi and our other executive officers, are approved by the committee on the recommendation of the chief executive officer. All other equity awards are determined by the chief executive officer, although the total annual equity pool is approved by the committee and the committee can review any and all individual grants. Options granted under the 2008 MIP in 2010 have ten-year terms and vest over three years. Options and restricted stock units ("RSUs") also automatically vest and become immediately exercisable if the employment of our Named Executive Officers is terminated by us "without cause," or by the executive for "good reason" following a change in control of the company. See "Compensation of Named Executive Officers on Change in Control and Other Termination of Employment" below. This protection is provided for the Named Executive Officers in certain cases in their employment agreements and otherwise by the terms of the options and RSUs issued to them.

        The committee's decisions to make equity awards to our Named Executive Officers are typically based on the following:

  1)
  The value of the equity award is based on a percentage of the individual's base salary, taking into account the person's performance in the prior year, the nature of the individual's role and his or her potential contribution to the long term success of the company, the importance of retention of and incentive for that individual, and other factors.

  2)
  The number of shares associated with the award is calculated by dividing the total value of the award by a per share value yielded by a Black-Scholes valuation for stock options and the closing price of a share of the company's common stock for RSUs.

        The committee believes that determining an equity award based on each executive's base salary and performance is consistent with best practices of comparable companies and is the most appropriate basis on which to make equity awards, properly size the award, recognize past performance and create incentives for future performance.

        The mix of stock options and RSUs is based on a ratio of 75% of the total equity value being comprised of the value of option grants (using the Black-Scholes valuation of an option) and 25% of the total equity value being comprised of the value of RSUs (using the closing price of a share of the company's common stock on the date of grant). We recognize that the use of stock options can both be more dilutive to shareholders and potentially create different incentives for our executive officers than the use of RSUs. Therefore, we have included RSUs in the mix of equity grants to mitigate the effect of these issues inherent with granting stock options only.

        On March 3, 2010, the committee awarded under the 2008 MIP options to purchase 172,021, 68,279, 47,784, 26,232 and 34,046 shares of common stock and RSU awards for 22,118, 8,779, 6,144, 3,373 and 4,377 shares of common stock to Dr. Lerer, Ms. Rohan, Mr. Rubin, Mr. Gregoire and Ms. Blasi, respectively. The options have an exercise price of $42.75 per share, the closing price of the common stock on the date of the awards. The options and RSUs vest as to one-third on each of March 3, 2011, 2012 and 2013. The RSU awards are subject to the performance targets that the RSUs vesting on March 3, 2011 shall not vest unless the company has EPS for the year ending December 31, 2010 of at least $2.50, but if the company does not achieve that target in 2010, the tranche will vest if the company achieves $2.50 of EPS in any subsequent year up to and including 2019; the RSUs vesting on March 3, 2012 shall not vest unless the company has EPS for the year ending December 31, 2011 of at least $2.65, but if the company does not achieve that target in 2011, the tranche will vest if the company achieves $2.65 of EPS in any subsequent year up to and including 2019; and the RSUs vesting on March 3, 2013 shall not vest unless the company has EPS for the year ending December 31, 2012 of at least $2.80, but if the company does not achieve that target in 2012, the tranche will vest if the company achieves $2.80 of EPS in any subsequent year up to and including 2019. The total award packages to the individuals were valued for purposes of determining the awards at $3,782,160, $1,501,225, $1,050,600, $576,760 and $748,553 for Dr. Lerer, Ms. Rohan, Mr. Rubin, Mr. Gregoire and Ms. Blasi. The stock options were valued by our compensation consultant for purposes of determining the awards (and not for financial reporting purposes) at $16.49 per share using Black-Scholes with the following assumptions: risk-free interest rate of 3.24%, expected life of 7 years, expected volatility of 29.74%, expected dividend yield of 0%, a term of 10 years, a market value of $42.75 and an exercise price of $42.75. The RSUs were valued at the $42.75 closing price of the common stock on the date of the award.

  Retirement Vehicles/Deferred Compensation

        We maintain a 401(k) savings plan which permits employees to defer compensation and to which the company makes matching contributions on behalf of the Named Executive Officers on the same basis as all other participants. We have never maintained a pension plan. We also operate a Supplemental Accumulation Plan ("SAP"), a deferred cash compensation plan that is designed to enhance opportunities for retirement savings in the absence of any retirement programs other than our 401(k) plan, and to promote the retention of our executive officers. The SAP provides deferred compensation to assist executives with planning for retirement. The SAP includes a discretionary component funded by us which is determined on an annual basis as a fixed percentage of an executive's base salary, and a voluntary deferral component under which the participant may make contributions from base or incentive compensation. The discretionary component of the SAP is utilized to supplement an executive's 401(k) contributions, given that executives are limited by IRS maximum income deferral limitations. For a description of the SAP, see "Benefit Plans and Awards—Deferred Compensation Plan" below. Awards are generally made in March of the following year. For 2010, each of our Named Executive Officers other than Ms. Blasi was awarded in March 2011 a company contribution of 11% of his or her base salary.

  Perquisites

        We have historically provided certain perquisites to each of our Named Executive Officers depending on his or her level within the company and the provisions of each person's employment agreement. Most of the perquisite benefits we provide to the Named Executive Officers are designed as protection benefits (e.g., supplementing life and disability insurance to ensure 60% of salary coverage). We believe that providing these personal protection perquisites protects the interests of the individual executives, permitting them to focus intently on the long term success of the company. For further information on the perquisites provided to each Named Executive Officer in 2010, see "Summary Compensation Table" below. In addition, we have provided Dr. Lerer with an automobile allowance. We agreed in Dr. Lerer's employment agreement entered in February 2008 to provide him with an annual automobile allowance of $25,000. All reimbursable business expenses of the chief executive officer are reviewed and approved by the Audit Committee on a quarterly basis and are reimbursed pursuant to our business expense policies, and all such business expenses incurred by each of the other Named Executive Officers are reviewed and approved in advance of reimbursement by the chief executive officer (or the president in the case of Ms. Blasi) and are reimbursed pursuant to our business expense policies.

  Adjustments or Clawbacks of Compensation

        Under certain circumstances, we may have the right or the duty to adjust compensation before it is paid to the Named Executive Officers or to clawback compensation after it is paid to our Named Executive Officers. Under Section 304 of the Sarbanes-Oxley Act of 2002, if we are required to prepare an accounting restatement due to a material noncompliance, as a result of misconduct, with any financial reporting requirement under the securities laws, our chief executive officer and chief financial officer must reimburse the company for any bonus or other incentive-based or equity-based compensation received by them during the 12-month period following the first public issuance or filing with the SEC (whichever first occurs) of the document embodying that financial reporting requirement and any profits realized by them from the sale of our securities during that 12-month period. We have no formal policy regarding when we might seek any such reimbursement or clawback, and we rely instead on an evaluation by the board of the circumstances giving rise to any financial restatement and an interpretation of the requirements of Section 304 in any particular case. Under a provision of the Dodd-Frank Act which has been codified in Section 10D of the Exchange Act, the SEC and NASDAQ are to promulgate rules which require listed companies to recover incentive-based compensation paid during the previous three years that is based on financial information which the company is required to restate due to a material non-compliance with financial reporting requirements. The SEC and NASDAQ have not yet promulgated these rules. We will adopt policies carrying out the new rules when they become effective.

        Under Section 12 of the 2003 MIP, the 2006 MIP, the 2008 MIP and the 2011 MIP (as proposed) and by the terms of our equity award agreements, we have the right to declare equity awards to be forfeited or to recover any gains realized under any award under those plans, either during the term of a participant's employment or during the two year period following his or her termination of employment under the 2003 MIP, or the one-year period under the 2006 MIP, the 2008 MIP and the proposed 2011 MIP, if the participant engages in certain types of conduct described in the plans and considered injurious to the company. Section 12 of the proposed 2011 MIP also provides that any clawback or recoupment provision required under the Dodd-Frank Act will apply to awards under that plan.

  Equity Award Procedures Generally

        The company has a Policy Regarding Awards of Equity-Based Incentive Arrangements to Executive Officers and Other Employees, which deals with the terms, timing and pricing of equity awards; the process for the grant and approval of awards; and the documentation for awards. The policy provides that the committee determines the number of shares covered by awards of options, restricted shares, RSUs and other types of equity awards for our Named Executive Officers and the terms of those awards. The policy provides that the committee establishes a pool of options, restricted shares and RSUs which the chief executive officer has the power to award to other executive officers and employees generally. The actual number of options, restricted shares and RSUs awarded annually to employees other than our Named Executive Officers is determined under the policy by our chief executive officer under delegated authority from the committee; awards are then made on the same date as the awards to our Named Executive Officers. Awards generally are made only once annually on the third business day in March unless otherwise determined by the committee. The purpose of this practice is to communicate and price equity awards to executive officers and employees early in the year, to encourage them to attain the company's strategic objectives during the year. In a case where an executive or other employee is newly-hired or promoted or under other special circumstances, the award is made on the first business day of the month following the event giving rise to the award.

        The committee met in early February 2010 to tentatively set the percentage of base salary at which equity awards would be made. The 2010 equity awards were then approved on February 22, 2010 and awards were made on March 3, 2010, as required by the company's equity award policy. The date of the awards followed the public announcement of the company's annual financial results for 2009 on February 26, 2010. The company publicly announces its annual financial results for the preceding year within 60 days of year end, or generally no later than the end of February. Given our policy of making equity awards early in each year to incent performance during the year, we make awards on the third business day in March. This award date also ensures that the company's annual equity grants occur after the prior year results have been announced and discussed publicly and the market has had time to respond to such results.

        We also grant stock options and RSUs in connection with the hiring of certain executives, as we did with Ms. Rohan in 2009, Mr. Rubin in 2008, Ms. Blasi in 2008 and Mr. Gregoire in 2005, and in connection with the signing of new or revised employment agreements with certain executives, as we did with Dr. Lerer in 2008. In the case of our executive officers, such grants are approved by the committee and, in the case of other executives and senior officers, such grants are approved by the chief executive officer under delegated authority from the committee. Under our policy, awards made in connection with new hires, promotions or the assignment of new responsibilities to an existing employee, or under other special circumstances, are made effective on the first business day of the month following the relevant event.

        In most cases, our equity plans restrict the transferability of awards, permitting only transfers to certain family members and entities held by or established for the benefit of family members. All equity award recipients are prohibited from engaging in hedging transactions, where all or part of the economic risk of the award is transferred to another person.

        The company recognizes compensation expense for financial statement reporting purposes under Financial Accounting Standards Board ("FASB") Accounting Standards Codification Topic 718, "Stock Compensation" ("ASC Topic 718") based on the grant-date values of the awards. The company recognizes substantially all of the compensation cost associated with the awards of RSUs and stock options on a straight-line basis over the specified service period, which is generally the vesting term, and ranges from three to four years. Awards of RSUs have a grant date value equal to the closing market price of shares underlying the RSUs on the date of the award. Where vesting of the RSU awards is conditioned on the achievement of performance goals, the expense is accrued during the performance period and is estimated using the most probable outcome of the performance goals, and adjusted as the expected outcome changes. The Black-Scholes grant-date values of option awards are recognized as compensation expense on a straight-line basis over the vesting period. For further information on our accounting methods for equity awards, see Notes 2 and 6 to the consolidated financial statements included in the company's Annual Report on Form 10-K for the year ended December 31, 2010 filed on February 25, 2011.

  Equity Ownership Policy

        On February 18, 2011, the board adopted an equity ownership policy which requires our executive officers to maintain ownership of a specified minimum value of our stock and other equity-linked securities, in order to ensure that their financial interests remain aligned with those of our shareholders. The policy applies to our chief executive officer, president, chief financial officer, our other officers who are considered "executive officers" under Section 16(b) of the Exchange Act and certain other officers with a title of senior vice president who report directly to our chief executive officer. Under the policy, our chief executive officer is required to hold equity with a current fair market value equal to at least five times his base salary; our president and chief financial officer are required to hold equity with a current fair market value equal to at least three times their base salary; and various other executive officers are required to maintain equity with a current fair market value equal to at least two times their base salary. The policy is immediately effective for our chief executive officer and will be phased-in over a period of four years for the other executive officers covered by the policy. The policy prohibits a covered executive officer from making any sales or other transfers of equity if its requirements are not then met by the executive officer or if any such sale or other transfer would cause the executive officer not to meet those requirements.

  Compensation of Named Executive Officers upon a Change in Control and Other Termination of Employment

        In connection with his appointment as chief executive officer of the company in February 2008, we entered into a new employment agreement with Dr. Lerer. In doing so, we determined to retain many of the same severance provisions and payments in the event of his termination without cause or for good reason by him, and in the event of a change of control, as were included in his previous employment agreement with the company. We agreed that, should he be terminated by us without cause generally, or should he terminate his employment for good reason, we would provide him with severance pay equal to two times his last base salary and target bonus and provide him and his dependents with medical and other benefits through age 65. We also agreed that all vesting conditions on his outstanding equity awards would accelerate in that event, with all such vested options to remain exercisable for a period of two years. In agreeing to those provisions, we took note of the fact that severance equal to two years' base salary and bonus is a common arrangement in dealing with senior management and that two years roughly approximates the length of time that a senior executive such as him might take to find another comparable position with another company if he found himself unemployed. We also determined to provide him with a substantial incentive to remain employed with us and facilitate a change of control transaction which the board might find advantageous to the shareholders, if one should be presented. To this end, we decided to offer Mr. Lerer in connection with a change of control severance pay equal to three times his last base salary and target bonus, if he should be terminated without cause or should terminate for good reason following a change of control.

        In negotiating the employment agreements with Mr. Rubin in August 2008, shortly prior to his becoming our chief financial officer, and with Ms. Rohan in July 2009, shortly prior to her becoming our president, we determined that they face significantly less employment risk than Dr. Lerer. We decided that their severance and change of control termination provisions should follow the general terms of the arrangements that we have with Mr. Gregoire, Ms. Blasi and other senior officers of the company. Under each of these arrangements, we extend to the executive, if his or her employment is terminated without cause, a continuation of his or her base salary for a period of 12 months, as well as the possibility of a pro-rated bonus for the remainder of the year in which the termination is made effective. The arrangements are consistent with those in effect for all of our other senior officers except for Dr. Lerer. For Mr. Gregoire only, this severance is payable in a lump sum upon termination, rather than over the following 12 months, and it includes an additional amount equal to his target bonus. This variance from our standard terms was negotiated by Mr. Gregoire in connection with his hiring. In agreeing to provide these severance payments, we noted that they were in line with similar severance payments offered by comparable companies.

        In the case of Mr. Rubin, the employment agreement specifies that any non-renewal of the employment agreement, any reduction in base salary or bonus opportunity, a reduction in duties, or a relocation, would be considered a termination without cause. In the case of Ms. Rohan and Ms. Blasi, their employment agreements specify that any non-renewal of the employment agreement is considered a termination without cause, and any reduction in salary or a relocation would likewise be considered a termination without cause, if she objects to any such action. In the case of Mr. Gregoire, he has the right to terminate his employment agreement for good reason if his base salary or target bonus opportunities are reduced, his duties or authorities are reduced (including if he is removed from or does not continue in the position of chief legal officer to the parent entity reporting to the SEC), his reporting responsibility to the chief executive officer is changed or he is relocated. This variance from our standard terms was also negotiated by Mr. Gregoire in connection with his hiring.

        As a result of a general market survey commissioned by the committee and performed by its independent compensation consultants, we decided in late July 2006, through amendments to his employment agreement, to offer Mr. Gregoire a different severance arrangement in the event of a termination of his employment without cause or a termination by him of his employment with good reason in connection with a change of control of the company. For these purposes, good reason includes a base salary reduction not applicable to management generally, a material reduction of duties or responsibilities, or a relocation. In any such event, he is entitled to pro rata target bonus for the year in which termination occurs, and severance equal to two times his last base salary and target bonus. Also, the vesting of all stock options granted between January 2004 and March 2005 would accelerate. For Ms. Blasi, the company entered into a similar amendment to her employment agreement regarding termination without cause or for good reason in connection with a change of control, except that the severance amount is equal to 1.5 times her last base salary and target bonus, and she will have accelerated vesting of her stock options. The compensation consultant found that the length and amount of the arrangements was generally consistent with arrangements offered by most comparable companies. In negotiating the employment agreements with Mr. Rubin in August 2008 and Ms. Rohan in July 2009, we decided to extend to them the same severance arrangements as those enjoyed by Mr. Gregoire, including the stock option acceleration provisions. We believe that these severance arrangements will provide strong incentives to Ms. Rohan, Mr. Rubin, Mr. Gregoire and Ms. Blasi to remain with the company to facilitate a change of control transaction which the board finds advantageous to the shareholders, if one should be presented.

        In providing these change of control termination rights to Ms. Rohan, Messrs. Rubin and Gregoire and Ms. Blasi, we noted that a change of control of the company would likely negatively impact their careers with us. At the same time, we recognized that it was important to secure their cooperation in the event that the company is to be sold, and it was decided that this protection was advisable to provide them with an incentive to remain with us through the sale. In formulating the definition of good reason for termination in a sale of the company, we relied on the advice of our compensation consultant. Similar change of control termination rights were provided to various other key executives of the company. In addition, under the terms of the options awarded to all employees in recent years, if within 18 months of a change of control of the company the employee is terminated without cause or the employee terminates his or her employment for good reason, as defined in the employee's employment agreement, the vesting of all options then held by the employee will be accelerated.

        The committee has decided not to agree to any so-called "single triggers" or "modified single triggers" in future employment contracts with executives which would require the company to pay severance and accelerate the vesting or lapse of restrictions on equity grants upon voluntary resignation of the executive in connection with a change in control of the company. The company also decided in May 2009 not to agree to contractual provisions in future employment agreements with our executives requiring the company to reimburse them for excise taxes payable on a change of control of the company, except in certain circumstances where the committee believes that special accommodations need to be made to recruit a new executive to the company. In such a case, the excise tax "gross-ups" will be limited to payments triggered by both a change in control and termination of employment and will be subject to a three-year sunset provision. The company has not agreed to any employment agreements which include such "gross up" provisions during 2010 or subsequently.

        Arrangements under which the Named Executive Officers will be bound by non-solicitation and non-competition covenants following their termination of employment with the company are described under "Employment Contracts and Termination of Employment and Change of Control Payments" below.

  Review of Risks and Incentives

        We seek to implement compensation policies and practices that encourage the careful management of operating and financial risk. We believe that our compensation policies and practices as they relate to our executive officers and employees are currently well-aligned with this risk-management objective.

        In order to manage our risk in compensation decisions and to align the incentives that we provide to our executive officers and employees with the interests of our shareholders, we provide our executive officers and employees with a diversified set of incentives. These are carefully balanced between fixed cash compensation (base salary), short-term variable cash incentives (awards under the STIP) and long-term equity incentives (awards of RSUs and market-priced stock options under the 2008 MIP). Our base salary is designed to provide basic financial security to our executive officers and other employees, with the amount set at a level designed to reflect the degree of leverage which the recipient has over company performance.

        Awards of short-term bonuses under our STIP are based on a percentage of an executive officer's or other employee's base salary, to reflect the leverage that the individual has over our corporate performance and to provide an incentive appropriate to the individual's position in the company. Our overall pool available for STIP awards is based on annual company financial performance, which is reflected in our audited year-end financial statements, and individual awards are determined by measuring annual achievements against an individualized set of performance objectives. While the overall bonus pool for STIP bonuses is determined by the company's overall financial performance, the bonuses paid to individual executive officers are based on various qualitative performance criteria which we consider appropriate to the officer's or employee's unique position within the company. See "Annual Bonuses" above. We believe that this individualized approach serves as a factor mitigating the operating and financial risk that we face in awarding short-term cash bonuses.

        In making long-term equity awards under our 2008 MIP and other plans, we have sought to carefully balance the risks and incentives posed by both RSU awards and stock options. Our policy has been to award options with a value equal to 75% of the total equity award and RSUs with a value equal to 25% of the total award. The stock option awards have a term of 10 years and vest over a three-year period. The result is that the incentive is long-term in nature, is earned over a period of years, and provides for participation in future value creation as measured by the company's stock price performance. The RSU awards are designed to provide immediate value to the recipient and to expose the recipient to the risk that the company's stock price might fall. These awards also vest over a three-year period, creating a long-term incentive in the recipient to maintain and increase the company's stock price. In addition, our RSU awards include performance targets which require the company to meet certain earnings per share measures over the three-year vesting period, so that current value cannot be realized unless the company meets certain operating performance targets. See "Equity Awards" above. While our stock price may be subject to periodic short-term fluctuation in response to factors other than long-term company performance, we believe that the terms of our equity awards create incentives to create real, long-term value in our stock, while avoiding risks that are reasonably likely to have a material adverse effect on the company.

        Under the terms of the 2008 MIP and other equity plans and our equity award agreements, we have the right to adjust compensation before it is paid or to clawback compensation after it is paid, if the participant engages in certain types of conduct considered injurious to the company. See "Adjustments or Clawbacks of Compensation" above. In addition, Section 304 of the Sarbanes-Oxley Act affords the company clawback rights against the chief executive officer and chief financial officer if an accounting restatement is necessary due to misconduct. These clawback rights are designed to mitigate several risks by removing incentives for different types of negative conduct and would help assure accountability if the situations to which they apply should arise.

  Consideration of Stockholder Votes on Executive Compensation

        Under Proposal Number Two, we are submitting to stockholders an advisory vote on the compensation of our Named Executive Officers. We have not previously held a stockholder advisory vote on the compensation of our Named Executive Officers. We will carefully consider the results of Proposal Number Two following the meeting and will discuss how those results have affected our compensation policies and decisions in the proxy statement relating to our 2012 annual meeting of shareholders.

  Loans to Executive Officers and Board Members

        The committee has determined not to provide loans of any sort, including, but not limited to, relocation loans and loans to pay the exercise price of stock options, to our Named Executive Officers or members of the board of directors. No such loans are outstanding.

  Deductibility of Executive Compensation

        Section 162(m) of the Internal Revenue Code ("IRC") generally limits the deductibility of compensation paid each year to a publicly-held company's chief executive officer and to its three most highly paid senior executive officers, other than the chief financial officer, to $1 million per person. Excluded from the $1 million limitation is compensation that, among other things, meets pre-established performance criteria. The committee's objective is to structure our compensation programs to maximize the deductibility under Section 162(m) of compensation paid, but the committee may provide compensation that may not be tax deductible when under the circumstances it would be in our best interests to do so, and has done so in certain instances in recent years. We believe that the stock option and RSU awards made in 2010 to the Named Executive Officers met the requirements for the performance-based compensation under Section 162(m)(1) and are thus exempt from the limitations on deductibility imposed by that section of the IRC. We also believe that the bonuses paid to our Named Executive Officers for 2010 under our STIP met the requirements for performance based compensation under Section 162(m)(1) and are fully-deductible under that section of the IRC.

Management Compensation Committee Report

        The Management Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on that review and discussion, has recommended to the board that the Compensation Discussion and Analysis be included in this proxy statement.

                      The Management Compensation Committee

                      Michael S. Diament (Chairman)
                      William D. Forrest
                      Robert M. Le Blanc

Summary Compensation Table for 2010, 2009 and 2008

        The following table sets forth, for the three years ended December 31, 2010, 2009 and 2008, the compensation paid by the company to our principal executive officer, principal financial officer, and the three next most highly compensated executive officers serving at December 31, 2010 (collectively, the "Named Executive Officers"):

Name and Principal Position	Year	Salary	Stock Awards(1)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation		Total
		($)	($)	($)	($)	($)		($)
René Lerer, M.D.	2010	937,508	945,545	2,031,568	1,891,080	175,379	(4)	5,981,080
Chief Executive Officer	2009	913,500	917,992	2,110,300	1,744,200	176,861		5,862,853
	2008	873,708	924,988	1,695,005	1,620,000	143,637		5,257,338
Karen S. Rohan	2010	541,262	375,302	806,375	798,379	82,602	(6)	2,603,920
President(5)	2009	220,833	—	1,023,196	258,375	29,150		1,531,554
Jonathan N. Rubin	2010	416,670	262,656	564,329	466,466	54,697	(8)	1,764,818
Chief Financial Officer(7)	2009	406,000	229,514	527,573	403,920	53,007		1,620,014
	2008	125,942	—	806,949	88,000	13,825		1,034,716
Daniel N. Gregoire	2010	381,241	144,196	309,800	346,056	60,649	(9)	1,241,942
General Counsel	2009	370,497	120,023	275,911	279,980	59,417		1,105,828
	2008	358,998	113,130	207,329	235,343	62,579		977,379
Tina Blasi	2010	391,106	187,117	402,083	484,126	1,912	(10)	1,466,344
Chief Executive Officer	2009	380,625	176,891	406,673	344,250	1,875		1,310,314
National Imaging Associates, Inc.

(1)
The amounts shown in this column represent the aggregate grant date fair values of RSUs awarded in 2010, 2009 and 2008 computed in accordance with ASC Topic 718, without any discount attributable to the risk that the applicable performance targets will not be met. The amounts for 2010 were calculated based on the number of RSUs awarded multiplied by the closing price of the company's stock on the date of the award, which was $42.75 on 3/3/10. The amounts for 2009 were calculated based on the number of RSUs awarded multiplied by the closing price of the company's stock on the date of the award, which was $32.91 on 3/4/09. The amounts for 2008 were calculated based on the number of RSUs awarded multiplied by the closing price of the company's stock on the date of the award, which was $41.47 on 3/5/08.

(2)
The amounts shown in this column represent the grant date fair values of the options awarded in 2010, 2009 and 2008 computed in accordance with FASB ASC Topic 718. The amounts for 2010 were calculated based on a value of $11.81 per share determined using Black-Scholes with the following assumptions: risk-free interest rate of 1.74%, expected life of 4 years, expected volatility of 31.7%, expected dividend yield of 0%, a term of 10 years, a market value of $42.75 and an exercise price of $42.75. The amounts for 2009 were calculated based on a value of $8.65 per share determined using Black-Scholes with the following assumptions: risk-free interest rate of 1.64%, expected life of 4 years, expected volatility of 30.2%, expected dividend yield of 0%, a term of 10 years, a market value of $32.91 and an exercise price of $32.91. The amount for 2009 for Ms. Rohan was calculated based on a value of $8.44 per share determined using Black-Scholes with the following assumptions: risk-free interest rate of 1.86%, expected life of 4 years, expected volatility of 30.2%, expected dividend yield of 0%, a term of 10 years, a market value of $31.68 and an exercise price of $31.68. The amounts for 2008 were calculated based on a value of $8.20 per share determined using Black-Scholes with the following assumptions: risk-free interest rate of 2.8%, expected life of 4 years, expected volatility of 28.4%, expected dividend yield of 0%, a term of 10 years, a market value of $36.96 and an exercise price of $41.47. The market price and the exercise price of these options differ because the options were conditionally awarded on 3/5/08, when the closing price was $41.47, subject to shareholder approval of the 2008 MIP at the 2008 annual meeting of shareholders on 5/20/08, when the closing price was $36.96. The amount for 2008 for Mr. Rubin was calculated based on a value of $10.7082 per share determined using Black-Scholes with the following assumptions: risk-free interest rate of 2.50%, expected life of 4 years, expected volatility of 28.4%, expected dividend yield of 0%, a term of 10 years, a market value of $40.68 and an exercise price of $40.68.

(3)
The amounts shown in this column represent amounts awarded under the STIP for service during the indicated year but paid in the following year. See "Compensation Discussion and Analysis—Compensation Program Components and Rationale for our Named Executive Officers—Annual Bonuses" above for a discussion of the awards.

(4)
Includes $7,350 in company matching 401(k) contributions, a $104,009 SAP contribution in 2011 for 2010 services, $15,297 in supplemental life insurance, and $17,371 in supplemental long term disability insurance, $24,032 in gross-up payments for perquisites and $7,320 for personal use of company car.

(5)
Ms. Rohan was named president in July 2009.

(6)
Includes $7,350 in company matching 401(k) contributions, a $60,049 SAP contribution in 2011 for 2010 services, $2,231 in supplemental life insurance, $8,199 in supplemental long term disability insurance, and $4,773 in gross-up payments for perquisites.

(7)
Mr. Rubin began serving as chief financial officer in September 2008.

(8)
Includes $7,350 in company matching 401(k) contributions, a $46,226 SAP contribution in 2011 for 2010 services, $777 in supplemental life insurance and $344 in gross-up payments for perquisites.

(9)
Includes $7,350 in company matching 401(k) contributions, a $42,296 SAP contribution in 2011 for 2010 services, $3,118 in supplemental life insurance, $4,433 in supplemental long term disability insurance and $3,452 in gross-up payments for perquisites.

(10)
Includes $1,912 in company matching 401(k) contributions.

Grants of Plan-Based Awards for 2010

        The following table sets forth, for the year ended December 31, 2010, information regarding grants of equity incentive plan awards and all other stock and option awards to the Named Executive Officers.

					All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options		Grant Date Fair Value of Stock and Option Awards(3)(4)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)					Exercise or Base Price of Option Awards
	Grant Date
Name		Threshold	Target	Maximum(2)
		($)	($)	($)	(# of units)	(# of shares)	($/Sh)	($)
René Lerer, M.D.		0	945,540	1,891,080
	3/3/10					172,021	42.75	2,031,568
	3/3/10				22,118			945,545
Karen S. Rohan		0	409,425	818,850
	3/3/10					68,279	42.75	806,375
	3/3/10				8,779			375,302
Jonathan N. Rubin		0	252,144	504,288
	3/3/10					47,784	42.75	564,329
	3/3/10				6,144			262,656
Daniel N. Gregoire		0	192,254	384,507
	3/3/10					26,232	42.75	309,800
	3/3/10				3,373			144,196
Tina Blasi		0	196,988	393,975
	3/3/10					34,046	42.75	402,083
	3/3/10				4,377			187,117

(1)
For a discussion of the operation of the STIP, see "Compensation Discussion and Analysis—Compensation Program Components and Rationale for our Named Executive Officers—Annual Bonuses" above. Actual awards made under the STIP for service in 2010 are set forth under the column "Non-Equity Incentive Plan Compensation" in the "Summary Compensation Table for 2010, 2009 and 2008" above.

(2)
The board retains discretion to award a higher amount under the STIP if it elects to do so.

(3)
The grant date fair values of options shown in this column represent the amounts used by the company for financial reporting purposes calculated in accordance with ASC Topic 718. The grant date fair values of option awards for purposes of determining awards and the assumptions used in calculating those values is described under "Benefit Plans and Awards" below.

(4)
The grant date fair values of RSUs shown in this column represent the amounts used by the company for financial reporting purposes calculated in accordance with ASC Topic 718, without any discount attributable to the risk that the applicable performance targets will not be met. The grant date fair values of the RSU awards is equal to the number of RSUs awarded multiplied by the closing price of the company's stock on the date of the award, which was $42.75 on 3/3/10.

 Narrative to the Summary Compensation Table and the Grants of Plan-Based Awards Table

        Annual Incentive Plan.    In 2010, the executive officers were eligible to participate in the company's Short-Term Incentive Plan ("STIP"), which was designed to award officers (and other employees) bonuses for meeting or exceeding specific financial and other performance targets approved by the Management Compensation Committee for 2010. The target bonus award levels for the executive officers range from 50% to 100% of base salary, as generally specified in their employment agreements. The employment agreements for Dr. Lerer, Ms. Rohan, Mr. Rubin, Mr. Gregoire and Ms. Blasi specify that they are entitled to an annual target bonus opportunity of 100% (and up to 200%, at the discretion of the board), 75%, 60%, 50% and at least 50%, respectively, of their base salary amount. Based on performance in relation to goals, the amount of bonus can range from 0% to 200% of target percentage, depending on individual performance against pre-established qualitative goals. Awards are funded from an overall company pool, the funding of which is based on the company meeting or exceeding specified financial goals, as described in "Compensation Discussion and Analysis—Annual Bonuses" above. Based on the financial results attained for 2010, the STIP pool was funded at 132% of target funding levels and bonuses were paid to the executive officers on March 15, 2011. Base salary and STIP payments as a percentage of total compensation for 2010 represented 41%, 46%, 43%, 52% and 54% for Dr. Lerer, Ms. Rohan, Messrs. Rubin and Gregoire, and Ms. Blasi.

        2008 Management Incentive Plan.    The shareholders approved the 2008 MIP at the annual meeting of shareholders held on May 20, 2008. The 2008 MIP is administered by the Management Compensation Committee of the board and allows several types of long-term incentives including stock options, stock appreciation rights, restricted stock awards and restricted stock units ("RSUs"). The plan authorized awards covering a total of up to 4,500,000 shares of common stock, plus the amount of future forfeitures under the 2006 MIP, the 2003 MIP and the 2006 Director Equity Compensation Plan. The 2008 MIP also permits the grant of performance-based cash bonus awards to executives and grants of equity to directors. On March 3, 2010, the company awarded under the 2008 MIP options to purchase 172,021, 68,279, 47,784, 26,232 and 34,046 shares of common stock and RSU awards for 22,118, 8,779, 6,144, 3,373 and 4,377 shares of common stock to Dr. Lerer, Ms. Rohan, Mr. Rubin, Mr. Gregoire and Ms. Blasi, respectively. The options have an exercise price of $42.75 per share, the closing price of the common stock on the date of award, and a term of 10 years. The options and RSUs vest over a three-year period. The vesting of the RSUs is subject to satisfaction of certain performance targets. See "Compensation Discussion and Analysis—Compensation Program Components and Rationale for our Named Executive Officers—Equity Awards." The stock option awards to Dr. Lerer, Ms. Rohan, Mr. Rubin, Mr. Gregoire, and Ms. Blasi were valued at $16.49 per share by our compensation consultant for purposes of determining the awards using Black-Scholes based on a risk free interest rate of 3.24%, an expected life of seven years, expected volatility of 29.74%, an expected dividend yield of 0%, a term of 10 years, a market value of $42.75 and an exercise price of $42.75. The RSU awards were valued at the $42.75 closing price of the common stock on the date of the award. Those stock option awards were valued at $11.81 per share for financial reporting purposes using Black-Scholes based on a risk-free interest rate of 1.74%, an expected life of four (4) years, expected volatility of 31.7%, an expected dividend yield of 0%, a term of 10 years, a market value of $42.75 and an exercise price of $42.75.

        Perquisites.    The employment agreement with Dr. Lerer provides that he is entitled to the same welfare benefits as provided to other senior level executives of the company and an annual auto allowance of $25,000. The employment agreements with Ms. Rohan, Messrs. Rubin and Gregoire and Ms. Blasi entitle them to the benefits of employment as are from time to time provided to salaried employees of the company or adopted for employees at their level of responsibility. Under the company's benefit arrangements, each of them receives supplemental life and disability insurance. We do not provide perquisites other than supplemental life and disability insurance, except in the case of Dr. Lerer's automobile allowance, which is included in his employment agreement. The company also provides a gross-up payment to cover the tax cost to certain of the Named Executive Officers of receiving non-cash perquisites. For a description of various provisions in those employment agreements in the event of a termination of employment without cause or for good reason, see "Employment Contracts and Termination of Employment and Change of Control Payments" below.

        Deferred Compensation Plan.    The Supplemental Accumulation Plan (the "SAP") is a deferred compensation plan which is designed to promote the retention of key executives. The SAP is a calendar year based plan that is funded by the company through a fixed percentage of an executive's base salary. Annually, the Management Compensation Committee approves the percentage contribution for the executive officers. It may also be funded by the executive officers through voluntary deferrals of base and/or incentive compensation. For 2010, the Company awarded Dr. Lerer, Ms. Rohan, Mr. Rubin and Mr. Gregoire a company contribution of 11% of base salary. Both company and voluntary contributions are paid to a trust sponsored by a third party administrator and invested in one or more mutual funds selected by the respective executive officer. Returns on each individual's account balance are based on the performance of their selected investments.

        The fixed percentage amount contributed to the trust and any appreciation thereon is paid to the executive officer following termination from the company, provided that the executive officer has complied with covenants not to compete with the company during that time period and the termination was not "for cause."

        The terms of the SAP provide that the amounts deposited in the trust on behalf of executive officers are to be immediately and fully vested upon a change of control of the company (as defined in the SAP document).

        The company does not maintain any pension benefit plans.

Outstanding Equity Awards at December 31, 2010

        The following table sets forth for the Named Executive Officers the number of shares and the value of option and stock awards as at December 31, 2010.

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options					Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested(1)
				Option Exercise Price	Option Expiration Date
Name	Exercisable	Unexercisable
	(#)	(#)		($)		(#)		($)
René Lerer, M.D.	31,450	—		34.57	03/10/15
	79,519	—		38.52	02/24/16
	53,012	—		38.52	02/24/16
	180,391	—		40.63	03/02/17
	137,854	68,927	(2)	41.47	03/05/18
	81,311	162,622	(3)	32.91	03/04/19
	—	172,021	(4)	42.75	03/03/20
						7,435	(5)	351,527
						18,596	(6)	879,219
						22,118	(7)	1,045,739
Karen S. Rohan	10,418	80,834	(8)	31.68	09/01/19
	—	68,279	(4)	42.75	03/03/20
						8,779	(7)	415,071
Jonathan N. Rubin	50,239	25,119	(9)	40.68	10/01/18
	20,328	40,655	(3)	32.91	03/04/19
	—	47,784	(4)	42.75	03/03/20
						4,649	(6)	219,805
						6,144	(7)	290,488
Daniel N. Gregoire	13,005	—		38.52	02/24/16
	8,670	—		38.52	02/24/16
	20,365	—		40.63	03/02/17
	16,862	8,431	(2)	41.47	03/05/18
	—	21,262	(3)	32.91	03/04/19
	—	26,232	(4)	42.75	03/03/20
						909	(5)	42,978
						2,431	(6)	114,938
						3,373	(7)	159,475
Tina Blasi	15,000	10,000	(10)	41.98	03/03/18
	—	4,666	(11)	40.04	06/02/18
	—	31,338	(3)	32.91	03/04/19
	—	34,046	(4)	42.75	03/03/20
						500	(12)	23,640
						500	(13)	23,640
						3,583	(6)	169,404
						4,377	(7)	206,945

(1)
Market value is calculated based on the closing price of $47.28 on 12/31/10.

(2)
The options were awarded on 3/5/08 and the remaining options vest on 3/5/11.

(3)
The options were awarded on 3/4/09 and the remaining options vest as to 50% on each of 3/4/11 and 3/4/12.

(4)
The options were awarded on 3/3/10 and vest as to 33 1/3% on each of 3/3/11, 3/3/12 and 3/3/13.

(5)
The RSU award was made on 3/5/08 and vests on 3/5/11.

(6)
The RSU award was made on 3/4/09 and vests as to 50% on each of 3/4/11 and 3/4/12.

(7)
The RSU award was made on 3/3/10 and vests as to 33 1/3% on each of 3/3/11, 3/3/12 and 3/3/13.

(8)
The options were awarded on 9/1/09 and vest as to 50% on each of 9/1/11 and 9/1/12.

(9)
The options were awarded on 10/1/08 and vest on 10/1/11.

(10)
The options were awarded on 3/3/08 and vest on 3/3/11.

(11)
The options were awarded on 6/2/08 and vest on 6/2/11.

(12)
The RSUs were awarded on 3/3/08 and vest on 3/3/11.

(13)
The RSUs were awarded on 6/2/08 and vest on 6/2/11.

 Option Exercises and Stock Vested for 2010

        The following table sets forth for the Named Executive Officers the number of shares acquired and the value realized upon the exercise of stock options and the vesting of stock awards during the year ended December 31, 2010.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting(2)	Value Realized on Vesting(3)
	(#)	($)	(#)	($)
René Lerer, M.D.	70,000	604,912	15,773	1,028,743
Karen S. Rohan	30,000	517,646	—	—
Jonathan N. Rubin	—	—	1,532	98,975
Daniel N. Gregoire	80,011	1,020,655	1,860	126,224
Tina Blasi	30,004	387,597	1,727	118,330

(1)
The value realized on exercise of stock options is equal to the actual sale price, where options were exercised and the shares issued under those options were immediately sold, less the exercise price, multiplied by the number of shares acquired.

(2)
The stock awards consist of RSUs granted on 3/4/09 which vest as to one-third on each of 3/4/10, 3/4/11 and 3/4/12, RSUs granted on 6/2/08 which vest as to one-third on each of 6/2/09, 6/2/10 and 6/2/11, RSUs granted on 3/5/08 which vest as to one-third on each of 3/5/09, 3/5/10 and 3/5/11, RSUs granted on 3/3/08 which vest as to one-third on each of 3/3/09, 3/3/10 and 3/3/11, RSUs granted on 3/2/07 which vest as to one-third on each of 3/2/08, 3/2/09 and 3/2/10. RSU awards vesting on 3/4/10 were reduced to the following individuals by the following share amounts in order to satisfy tax withholding requirements: Dr. Lerer, 3,056 shares, Mr. Rubin, 793 shares, Mr. Gregoire, 437 shares, and Ms. Blasi, 678 shares. RSU awards vesting on 3/5/10 were reduced to the following individuals by the following share amounts for the same reason: Dr. Lerer, 2,784 shares, and Mr. Gregoire, 335 shares. The RSU award vesting on 3/2/10 were reduced to the following individuals by the following share amounts for the same reason: Dr. Lerer, 2,386 shares and Mr. Gregoire, 313 shares. The RSU awards vesting on 3/3/10 were reduced to Ms. Blasi by 209 shares for the same reason. The RSU awards vesting on 6/2/10 were reduced to Ms. Blasi by 178 shares for the same reason.

(3)
The value realized on vesting of RSUs is equal to the closing price of the company's common stock on the vesting date (or if the vesting date fell on a weekend, the next business day), multiplied by the number of shares affected. The values realized include shares withheld by the company to satisfy tax withholding requirements.

 Nonqualified Deferred Compensation

        The following table sets forth for the Named Executive Officers information regarding contributions, earnings, withdrawals and balances for nonqualified deferred compensation plans for the year ended December 31, 2010 and as of that date.

Name	Executive Contributions in 2010	Company Contributions in 2010	Aggregate Earnings in 2010(1)	Aggregate Withdrawals/ Distributions	Aggregate Balance at 12/31/2010(2)
	($)	($)	($)	($)	($)
René Lerer	—	100,980	88,193	—	611,948
Karen S. Rohan	—	29,150	2,135	—	31,285
Jonathan N. Rubin	—	44,880	8,223	—	71,008
Daniel N. Gregoire	—	41,064	17,446	—	197,040
Tina Blasi	—	—	—	—	—

(1)
The amounts included in this column are not included in the individual's compensation specified in the "Summary Compensation Table for 2010, 2009 and 2008" above. The amounts are based on returns generated in their SAP accounts held in a separate trust and administered by a third party.

(2)
The amounts included in this column do not include SAP contributions made by the company in March 2011 for service in 2010 in the following amounts: $104,009 to Dr. Lerer, $60,049 to Ms. Rohan, $46,226 to Mr. Rubin, and $42,296 to Mr. Gregoire. These contributions are included in the "Summary Compensation Table for 2010, 2009 and 2008" above under the column "All Other Compensation" and the related footnotes.

EXECUTIVE OFFICERS

Executive Officers of the Company

Name	Age	Position	Year Appointed
René Lerer	55	Chairman and Chief Executive Officer	2008
Karen S. Rohan	48	President	2009
Jonathan N. Rubin	47	Chief Financial officer	2008
Daniel N. Gregoire	55	General Counsel and Secretary	2005
Tina Blasi	53	Chief Executive Officer, National Imaging Associates, Inc.	2008
Caskie Lewis-Clapper	46	Chief Human Resources Officer	2004
Alan M. Lotvin, M.D.	49	Chief Executive Officer, ICORE Healthcare, LLC	2009
Timothy P. Nolan	50	President, First Health Services	2009
Keith Dixon, Ph.D.	61	President, Behavioral Health	2011

        Information for René Lerer, M.D., our Chief Executive Officer, is presented above under "Directors."

        Karen S. Rohan became President in August 2009. Prior to joining the company at that time, she served from 2005 to 2009 as the President of the Group Disability, Dental and Vision Care businesses of CIGNA Corporation. During her career at CIGNA, which she joined in 1991, Ms. Rohan held several positions with increasing responsibilities in business strategy, operations and finance, including positions as president of the company's specialty businesses, including behavioral health and pharmacy, chief underwriting officer for its health care business, and vice president and business financial officer for health care field operations.

        Jonathan N. Rubin became Chief Financial Officer of the company in September 2008. Prior to joining the company at that time, he served as Senior Vice President, Dental and Vision for CIGNA Healthcare and Senior Vice President and Chief Financial Officer of the HealthCare Division of CIGNA Healthcare, CIGNA's largest division, from 2004 to 2008. He previously served in various capacities with CIGNA from 1985 to 2004.

        Daniel N. Gregoire became General Counsel and Secretary in January 2005. Mr. Gregoire was formerly Executive Vice President, General Counsel and Secretary of Oxford Health Plans, Inc., a New York Stock Exchange-listed managed care company, from 2000 to 2004. Prior to joining Oxford, Mr. Gregoire was an attorney and shareholder with Sheehan Phinney Bass + Green PA, a Manchester, New Hampshire-based law firm, from 1981 to 2000.

        Tina Blasi became Chief Executive Officer of the company's radiology benefits management subsidiary, National Imaging Associates, Inc. ("NIA") in January 2008. Prior to joining NIA, Ms. Blasi co-founded and served, from 1999 to 2007, as Chief Operating Officer of Lumenos, a privately held consumer-directed health plan which was acquired by WellPoint, Inc. in 2005. She previously served as Chief Operating Officer and in other senior management positions with Value Behavioral Health.

        Caskie Lewis-Clapper became Chief Human Resources Officer of the company in 2004. She previously held several senior positions in human resources since joining the company in 1999. Prior to joining Magellan, Ms. Lewis-Clapper served as Human Resources Operations lead for Helix Health, a Baltimore, Maryland-based health care system. Prior to joining Helix, she was with General Physics Corporation, where as a staff consultant she worked with clients across several industries on learning, organization development and performance improvement initiatives.

        Alan M. Lotvin, M.D. became the President of ICORE Healthcare, LLC in September 2009. He joined the company in 2007. He previously served as President of Specialty Pharmacy Services for Medco Health Solutions.

        Timothy P. Nolan became the President of First Health Services in December 2009. He previously served as President of Consolidated Amalgamated, LLC, a financial advisory and general management strategy firm, where he developed managed care product strategies and provided acquisition and business integration advice to clients. He also served as Senior Vice President of Marketing and Corporate Development for Trigon Healthcare, Inc.

        Keith Dixon, Ph.D. became the President of our Behavioral Health business in January 2011, when he joined the company. He previously served as President of CIGNA Behavioral Health from 1997-2006 and President of CIGNA Health Solutions from 2006-2010. Prior to joining CIGNA, he served as President of United Behavioral Health, a subsidiary of United Health Group.

Employment Contracts and Termination of Employment and Change of Control Payments

        The following is a description of certain provisions of employment agreements between the company and the Named Executive Officers.

        René Lerer, M.D.    In connection with his appointment to the position of President and Chief Executive Officer on February 19, 2008, the company entered into a new employment agreement with Dr. Lerer, as amended on December 16, 2008. The agreement is for a three-year term beginning on February 19, 2008, with automatic renewals for additional one-year terms, unless sooner terminated as provided in the agreement. Any failure to renew the agreement by the company is considered a termination without cause. The agreement was automatically renewed for an additional one-year term on February 19, 2011. The company is required to pay Dr. Lerer a base salary of $900,000 per year, with annual review for increase by the board or a duly authorized committee. Effective April 1, 2010, Dr. Lerer's base salary was increased by 3% to $945,540. His base salary was increased by 3% on April 1, 2011 to $973,906. Dr. Lerer is entitled to an annual target bonus opportunity of 100% of base salary with the ability to earn up to 200% of base salary at the discretion of the board or a duly authorized committee, subject to achievement of performance targets fixed by the board or a duly authorized committee under the applicable management incentive plan operated by the company. The committee may, in its discretion, authorize the company to pay to Dr. Lerer additional bonus amounts if it finds that it is warranted under the circumstances. The agreement also provides that the company will make an annual equity grant to Dr. Lerer as determined by the board or a duly authorized committee based on performance and compensation trends in the industry. As part of an agreed-upon equity package negotiated as part of his new employment agreement, the company on March 5, 2008 made the following awards to Dr. Lerer: options to purchase 206,781 shares exercisable at $41.47 per share and an RSU award for 22,305 shares, both of which vested in one-third increments on March 5, 2009, 2010 and 2011. The agreement provides for benefits commensurate with Dr. Lerer's position and a company car allowance of up to $25,000 per year. The agreement also provides for severance payments upon termination as follows:

  •
  Termination due to resignation by Dr. Lerer:  If Dr. Lerer resigns without good reason as described below, he would receive all base salary accrued through the date of termination, any other amounts earned but not yet paid as of the date of termination and any other payments payable under applicable benefit plans, and only vested options would be exercisable for a limited time after termination.

  •
  Termination without cause by the company or with good reason by Dr. Lerer:  Upon any such termination, Dr. Lerer would receive all base salary accrued through the date of termination and pro rata target bonus for the year in which termination occurs, severance equal to two times the sum of base salary plus target bonus payable in a single cash installment immediately after termination, accelerated vesting of all outstanding equity awards not yet vested (options that are not exercisable as of the date of termination because the applicable performance conditions have not been satisfied will not become exercisable unless and until the applicable conditions are satisfied during a two-year period), continued participation by himself and his eligible dependents in all medical, dental and hospitalization coverages until he and his spouse reach age 65, any other amounts earned but not yet paid as of the date of termination and any other payments payable under applicable benefit plans. Under the employment agreement, good reason for termination by Dr. Lerer includes a reduction of his base salary or bonus opportunity, a material diminution of his duties or authorities or a failure by the company to reelect him to the board, a change in his reporting responsibility to someone other than the board, any required relocation for any reason during the 30-day period immediately following the six-month anniversary of a change of control. The company estimates that if Dr. Lerer had terminated employment on December 31, 2010 under these circumstances, he would have been entitled to approximately $945,540 in bonus for the year of termination, $3,782,160 of severance, and the cost of making available to him and his spouse medical and dental coverage until each of them reaches age 65 ("continuing health coverage"), which is estimated at current cost as $129,192. In addition, the value of stock options and RSU awards which would have vested on an accelerated basis would have been $5,793,084 based on the $47.28 closing price of the company's stock on that date.

  •
  Termination without cause by the company or with good reason (as defined above) by Dr. Lerer in connection with, or within three years after, a change of control:  Upon any such termination, Dr. Lerer would receive all base salary accrued through the date of termination and pro rata target bonus for the year in which termination occurs, severance equal to three times the sum of base salary plus target bonus payable in a single cash installment immediately after termination, accelerated vesting of all outstanding equity awards not yet vested (options that are not exercisable as of the date of termination because the applicable performance conditions have not been satisfied will not become exercisable unless and until the applicable conditions are satisfied during a two-year period), continued participation by himself and his eligible dependents in all medical, dental and hospitalization coverages until he and his spouse reach age 65, any other amounts earned but not yet paid as of the date of termination and any other payments payable under applicable benefit plans. The company estimates that if Dr. Lerer had terminated employment on December 31, 2010 under these circumstances, he would have been entitled to approximately $945,540 in bonus for the year of termination, $5,673,240 of severance, and the cost of continuing health coverage for him and his spouse, which is estimated at current cost as $129,192. In addition, the value of stock options and RSU awards which would have vested on an accelerated basis would have been $5,793,084, based on the $47.28 closing price of the company's stock on that date.

  •
  Termination with cause:  Upon any such termination, Dr. Lerer would receive all base salary accrued through the date of termination, any other amounts earned but not yet paid as of the date of termination and any other payments payable under applicable benefit plans, and all stock options would terminate on the date of termination.

  •
  Termination for death or disability:  Upon any such termination, Dr. Lerer (or his estate) would receive all base salary accrued through the end of the month in which termination occurs and pro rata target bonus for the year in which termination occurs, if termination is due to disability a cash payment equal to two times base salary plus target bonus, accelerated vesting of all outstanding equity awards not yet vested, any other amounts earned but not yet paid as of the date of termination and any other payments payable under applicable benefit plans. The company estimates that if Dr. Lerer's employment had terminated on December 31, 2010 under these circumstances, he would have been entitled to approximately $945,540 in bonus for the year of termination, $3,782,160 of severance and the cost of continuing health coverage for him and his spouse, which is estimated at current cost as $129,192. In addition, the value of stock options and RSU awards which would have vested on an accelerated basis would be $5,793,084 based on the $47.28 closing price of the company's stock on that date.

        In addition, if any of the payments or benefits received by Dr. Lerer in connection with a change of control or termination of employment is subject to excise tax under Section 4999 of the IRC, then the company is required to pay Dr. Lerer an additional gross-up amount such that the net amount retained by him after the payment of the excise tax and any income and excise tax due on such additional amount will equal the amount to which he was entitled before the imposition of such income and excise tax on him. The company estimates that Dr. Lerer would not have received a gross-up payment with respect to excise tax under Section 4999 of the IRC if his employment had terminated on December 31, 2010.

        Following termination of employment, Dr. Lerer will be subject to a non-competition covenant and covenants prohibiting him from soliciting any company customers or employees for a period of one year following his termination or any longer period for which he continues to receive base salary or in respect of which he is paid base salary in a lump sum, although receipt of any payment described above has not been conditioned on fulfillment of these covenants.

        Karen S. Rohan.    In connection with her appointment as the company's President, the company entered into an employment agreement and related amendment no. 1 with Ms. Rohan on July 28, 2009. The agreement provides for an initial one year term beginning on August 1, 2009, the date on which she began service as the president, which is automatically renewed for successive one year terms unless either party provides notice of non-renewal at least 180 days prior to the end of any then-existing term. The agreement was automatically renewed by the company for an additional one year term on August 1, 2010. Any failure to renew the agreement by the company is considered a termination without cause. Pursuant to the agreement, Ms. Rohan will receive a base salary of $530,000 per year, with a periodic review by the company. Her base salary was increased by 3% on April 1, 2010 to $545,900. Her base salary was increased by 3% on April 1, 2011 to $562,277. Ms. Rohan is entitled to an annual target bonus opportunity of 75% of her base salary under the STIP. Ms. Rohan also received a sign-on grant of options under the 2008 MIP for 121,252 shares exercisable at $31.68 per share and vesting in one-third increments on September 1, 2009, 2010 and 2011.

        Ms. Rohan will also be entitled to benefits and participation in other compensation plans on a basis at least as favorable as other similarly situated senior level executives of the company. The agreement also provides for severance payments upon termination as follows:

  •
  Termination due to resignation by Ms. Rohan:  If Ms. Rohan resigns without good reason as described below, she would receive all base salary accrued through the date of termination, accrued paid time off and the vested portion of any retirement, deferred compensation or other benefit plan, including vested stock options or RSU awards.

  •
  Termination without cause by the company.  Upon any such termination, Ms. Rohan would receive all base salary and paid time off accrued through the date of termination, and any other payments payable under applicable benefit plans, the vested portion of any retirement, deferred compensation or other benefit plan, including vested stock options or RSU awards, and the continued payment of her base pay for a period of twelve months after the date of termination. Also, the company may in its discretion pay her a pro-rata portion of any bonus that she would have earned had she been employed for the full calendar year, conditioned on the satisfaction of financial targets established by the board in the STIP. The agreement is considered terminated without cause by the Company if, among other things, Ms. Rohan's position is relocated, or there is a material reduction in her base salary, or if the company provides notice of non-renewal of a then-existing term of the agreement. The company estimates that if Ms. Rohan had terminated employment on December 31, 2010 under these circumstances, she would have been entitled to approximately $545,900 of continued base pay and $4,215 in additional payments and benefits.

  •
  Termination without cause by the Company or with good reason by Ms. Rohan in connection with, or within two years after, a change in control:  Upon any such termination, Ms. Rohan would be entitled to receive all base salary and paid time off accrued through the date of termination, pro rata target bonus for the year in which termination occurs, severance equal to two times the sum of base salary and target bonus payable in a single cash installment immediately after termination, accelerated vesting of all outstanding equity awards not yet vested, COBRA benefits for eighteen months after termination, the vested portion of any retirement, deferred compensation or other benefit plan, and any other amounts accrued and unpaid as of the date of termination. Under the employment agreement, good reason for termination by Ms. Rohan for these purposes includes a material reduction in her base salary or her bonus opportunity, a material diminution in her duties or responsibilities, or a relocation. The company estimates that if Ms. Rohan had terminated employment on December 31, 2010 under these circumstances, she would have been entitled to $409,425 of bonus for the year of termination, $1,910,650 of severance and $6,322 in additional payments and benefits. In addition, the value of stock options and RSU awards which would have vested on an accelerated basis would have been $1,985,385 based on the $47.28 closing price of the company's stock on that date.

  •
  Termination for death or disability:  Upon any such termination, Ms. Rohan (or her estate) would receive all base salary and paid time off accrued through the date of termination and the vested portion of any retirement, deferred compensation or other benefit plan, including vested stock options or RSU awards. In addition, the company may in its discretion pay Ms. Rohan (or her estate) a pro rata portion of any bonus earned under any bonus plan in which she participates in the year of termination, subject to achievement of applicable company performance objectives.

  •
  Termination with cause.  Upon any such termination, Ms. Rohan would receive all base salary accrued through the date of termination, any other amounts earned but not yet paid as of the date of termination and any other payments payable under applicable benefit plans, and all stock options would terminate on the date of termination.

        In addition, if during a three year period beginning on August 1, 2009, any of the payments or benefits received by Ms. Rohan in connection with a change of control or termination of employment is subject to excise tax under Section 4999 of the Internal Revenue Code, then the Company is required to pay Ms. Rohan an additional gross-up amount such that the net amount retained by her after the payment of the excise tax and any income and excise tax due on such additional amount, will equal the amount to which she was entitled before the imposition of such income and excise tax on her. After such three-year period, that provision will no longer be effective. The company's policy since May 2009 has been not to agree to such contractual excise tax gross-up provisions, except when the Management Compensation Committee believes that a special accommodation is necessary to recruit a new executive, and must be limited to situations involving both a change of control and a termination of employment and have a three-year sunset. The committee determined that it was necessary to agree to this gross-up provision in the case of Ms. Rohan in order to incent her to join the company. As a result, these provisions in Ms. Rohan's case meet the company's policy for the payment of excise tax gross-ups. See "Executive Compensation—Compensation Disclosure and Analysis—Compensation of Named Executive Officers Upon a Change in Control and Other Termination of Employment" above. The company estimates that Ms. Rohan would have received a gross-up payment of $893,597 with respect to excise tax under Section 4999 of the IRC if her employment had terminated on December 31, 2010.

        Following her termination under any circumstances, Ms. Rohan will be subject to a non-competition covenant and covenants prohibiting her from soliciting any Company customers or soliciting or hiring employees for a period of one year following her termination or any longer period for which she continues to receive base salary or in respect of which base salary is paid in a lump sum.

        Jonathan N. Rubin.    In connection with his appointment as the company's Chief Financial Officer, the company entered into an employment agreement and related amendment no. 1 with Mr. Rubin on August 11, 2008. The agreement provides for an initial one-year term beginning on September 8, 2008, the date on which he began serving as the chief financial officer, which is automatically renewed for successive one year terms unless either party provides notice of non-renewal at least 180 days prior to the end of any then-existing term. The agreement was automatically renewed by the company for an additional one year term on September 7, 2010. Any failure to renew the agreement by the company is considered a termination without cause. The company is required to pay Mr. Rubin a base salary of $400,000 per year, with annual review for increase by the company. Effective April 1, 2010, Mr. Rubin's base salary was increased by 3% to $420,240. His base salary was increased by 3% on April 1, 2011 to $432,847. Mr. Rubin is entitled to an annual target bonus opportunity of 60% of his base salary under the STIP. Mr. Rubin also received a grant of options under the 2008 MIP for 75,358 shares exercisable at $40.68 per share and vesting in one-third increments on October 1, 2009, 2010 and 2011. Mr. Rubin will also be entitled to benefits and participation in other compensation plans, including annual incentive and stock option plans, on a basis at least as favorable as other similarly situated senior level executives of the company. The agreement also provides for severance payments upon termination as follows:

  •
  Termination due to resignation by Mr. Rubin:  If Mr. Rubin resigns without good reason as described below, he would receive all base salary and paid time off accrued through the date of termination, any other amounts earned but not yet paid as of the date of termination and any other payments payable under applicable benefit plans, and only vested options would be exercisable for a limited time after termination.

  •
  Termination without cause by the company:  Upon any such termination, Mr. Rubin would receive all base salary and paid time off accrued through the date of termination, and any other payments payable under applicable benefit plans, the vested portion of any retirement, deferred compensation or other benefit plan, including vested stock options or RSU awards, and the continued payment of his base salary for a period of twelve months after the date of termination. Also, the company may in its discretion pay him a pro rata portion of any bonus that he would have earned had he been employed for the full calendar year, conditioned on the satisfaction of financial targets established by the board in the STIP. The agreement is considered terminated without cause by the company if, among other things, Mr. Rubin's position is relocated or there is a material reduction in his base salary, or if the company provides notice of non-renewal of a then-existing term of the agreement. The company estimates that if Mr. Rubin had terminated employment on December 31, 2010 under these circumstances, he would have been entitled to approximately $420,240 of continued base pay and $9,447 in additional payments and benefits.

  •
  Termination without cause by the company or with good reason by Mr. Rubin in connection with, or within two years after, a change of control:  Upon any such termination, Mr. Rubin would be entitled to receive all base salary and paid time off accrued through the date of termination and pro rata target bonus for the year in which termination occurs, severance equal to two times the sum of base salary plus target bonus payable in a single cash installment immediately after termination, accelerated vesting of all outstanding equity awards not yet vested, and any other payments payable under applicable benefit plans, the vested portion of any retirement, deferred compensation or other benefit plan, including vested stock options or RSU awards. Under the employment agreement, good reason for termination by Mr. Rubin for these purposes includes a material reduction in his salary (unless the reduction is comparable in degree to reductions taking place for all other employees of comparable rank) or his bonus opportunity, a material diminution in his duties or responsibilities or a relocation. The company estimates that if Mr. Rubin had terminated employment on December 31, 2010 under these circumstances, he would have been entitled to approximately $252,144 in bonus for the year of termination, $1,344,768 of severance, and $14,171 in additional payments and benefits. In addition, the value of stock options and RSU awards which would have vested on an accelerated basis would have been $1,476,752 based on the $47.28 closing price of the company's stock on that date.

  •
  Termination with cause:  Upon any such termination, Mr. Rubin would receive all base salary accrued through the date of termination, any other amounts earned but not yet paid as of the date of termination and any other payments payable under applicable benefit plans, and all stock options would terminate on the date of termination.

  •
  Termination for death or disability:  Upon any such termination, Mr. Rubin (or his estate) would receive all base salary and paid time off accrued through the date of termination, any other amounts earned but not yet paid as of the date of termination and any other payments payable under applicable benefit plans, and only vested options would be exercisable for a limited time after termination. Also, the company may in its discretion pay him (or his estate) a pro rata portion of any bonus that he would have earned had he been employed for the full calendar year, conditioned on the satisfaction of company financial targets established by the board in the STIP.

        In addition, if any of the payments or benefits received by Mr. Rubin in connection with a change of control or termination of employment is subject to excise tax under Section 4999 of the IRC, then the company is required to pay Mr. Rubin an additional gross-up amount such that the net amount retained by him after the payment of the excise tax and any income and excise tax due on such additional amount will equal the amount to which he was entitled before the imposition of such income and excise tax on him. The company estimates that Mr. Rubin would have received a gross-up payment of $590,872 with respect to excise tax under Section 4999 of the IRC if his employment had terminated on December 31, 2010.

        Following his termination under any circumstances, Mr. Rubin will be subject to a non-competition covenant and covenants prohibiting him from soliciting any company customers or soliciting or hiring employees for a period of one year following his termination or any longer period for which he continues to receive base salary or in respect of which base salary is paid in a lump sum.

        Daniel N. Gregoire.    Under the employment agreement between Mr. Gregoire and the company, effective January 24, 2005, as amended on July 28, 2006 and December 1, 2008, Mr. Gregoire serves as Executive Vice President, General Counsel and Secretary of the company. The agreement was for a one-year term ending on December 31, 2005, with automatic renewals for additional one-year terms, unless sooner terminated as provided in the agreement. Any failure to renew the agreement by the company is considered a termination without cause. The agreement was automatically renewed as of January 1, 2011. The company will pay Mr. Gregoire a base salary of $325,000 per year, with annual review for increase by the board or a duly authorized committee thereof. Mr. Gregoire's base salary for 2010 was set at $384,507. His base salary was increased by 3% on April 1, 2011 to $396,042. Mr. Gregoire is entitled to an annual target bonus opportunity of 50% of base salary, subject to achievement of performance targets under the applicable management incentive plan operated by the company. Under the agreement, the company granted Mr. Gregoire 50,000 options to purchase shares at an exercise price of $36.16 on January 24, 2005 with a ten-year term. The agreement provides for benefits commensurate with Mr. Gregoire's position. The agreement also provides for severance payments upon termination as follows:

  •
  Termination due to resignation by Mr. Gregoire:  If Mr. Gregoire resigns without good reason as described below, he would receive all base salary accrued through the date of termination,

    accrued paid time off and the vested portion of his account under the company's deferred compensation and other benefit plans, including stock option and RSU awards.

  •
  Termination without cause by the company or for good reason by Mr. Gregoire:  Upon any such termination, Mr. Gregoire would receive all base salary accrued through the date of termination, if termination occurs after June 30 pro rata target bonus for the year in which termination occurs, severance equal to the sum of base salary plus target bonus payable in a single cash installment immediately after termination, any other amounts accrued and unpaid as of the date of termination and any other payments payable under applicable benefit plans, including the company's deferred compensation plan and his stock options and RSU awards. Under the employment agreement, good reason for termination by Mr. Gregoire includes a reduction in his base salary, a material diminution in his duties and authorities, a change in reporting responsibility, or a relocation. The company estimates that if Mr. Gregoire terminated employment on December 31, 2010 under these circumstances, he would have been entitled to approximately $192,254 in bonus for the year of termination, $576,761 in severance and $13,327 in additional payments and benefits.

  •
  Termination without cause by the company or for good reason by Mr. Gregoire in connection with or within two years after a change in control:  Upon any such termination, Mr. Gregoire would receive all base salary accrued through the date of termination and pro rata target bonus for the year in which termination occurs, severance equal to two times the sum of base salary and target bonus payable in a single cash installment immediately after termination, accelerated vesting of all outstanding equity awards not yet vested, COBRA benefits for eighteen months after termination and any other amounts accrued and unpaid as of the date of termination. Under the employment agreement, good reason for termination by Mr. Gregoire for these purposes includes a material reduction in his salary (unless the reduction is comparable in degree to reductions taking place for all other employees of comparable rank) or his bonus opportunity, a material diminution in his duties or responsibilities or a relocation. The company estimates that, if Mr. Gregoire terminated employment on December 31, 2010 under these circumstances, he would have been entitled to approximately $192,254 in bonus for the year of termination, $1,153,522 in severance, and $19,991 in additional payments and benefits. In addition, the value of stock options and RSU awards which would have vested on an accelerated basis would have been $790,741 based on the $47.28 closing price of the company's stock on that date.

  •
  Termination with cause:  Upon any such termination, Mr. Gregoire would receive base salary accrued through the date of termination, accrued paid time off and the vested portion of his account under the company's deferred compensation and other benefit plans, including stock options and RSU awards.

  •
  Termination for death or disability:  Upon any such termination, Mr. Gregoire (or his estate) would receive all base salary and accrued paid time off through the date of termination and the vested portion of any retirement, deferred compensation or other benefit plan, including stock option or RSU awards. In addition, the company may pay Mr. Gregoire a pro rata portion of any bonus for any bonus plan in which he participates in the year of termination, subject to achievement of applicable company financial performance targets.

        In addition, if any of the payments or benefits received by Mr. Gregoire in connection with a change of control or termination of employment is subject to excise tax under Section 4999 of the IRC, then the company is required to pay Mr. Gregoire an additional gross-up amount such that the net amount retained by him after the payment of the excise tax and any income and excise tax due on such additional amount will equal the amount to which he was entitled before the imposition of such income and excise tax on him. The company estimates that Mr. Gregoire would not have received a gross-up payment with respect to excise tax under Section 4999 of the IRC if his employment had terminated on December 31, 2010.

        Following his termination, Mr. Gregoire will be subject to a non-competition covenant and covenants prohibiting him from soliciting any company customers or employees for a period of one year following his termination or any longer period for which he continues to receive base salary or in respect of which base salary is paid in a lump sum, although receipt of any payment described above has not been conditioned on fulfillment of these covenants.

        Tina Blasi.    The company entered into an employment agreement and related amendment no. 1 with Ms. Blasi on February 25, 2008 for her to serve as the Chief Executive Officer of National Imaging Associates, Inc. ("NIA"). The agreement provides for an initial one-year term beginning on February 25, 2008, which is automatically renewed for successive one-year terms unless either party provides notice of non-renewal at least 15 days prior to the end of any then-existing term. The agreement was automatically renewed for an additional one-year term on February 25, 2011. Any failure to renew the agreement by the company is considered a termination without cause. The company will pay Ms. Blasi a base salary of $375,000 per year, with annual review for increase. Ms. Blasi's base salary for 2010 was set at $393,975. Her base salary was increased by 4.5% on April 1, 2011 to $411,704. Ms. Blasi is entitled to an annual target bonus opportunity of at least 50% of her base salary under the STIP. Ms. Blasi also received a sign-on bonus of $50,000, a grant of options under the 2008 MIP for 30,000 shares exercisable at $41.98 per share and vesting in one-third increments on March 3, 2009, 2010 and 2011, and a grant of 1,500 RSUs under the 2008 MIP vesting in one-third increments on June 2, 2009, 2010 and 2011. Ms. Blasi will also be entitled to benefits and participation in other compensation plans, including annual incentive and stock options plans, as may be in effect for employees at her level. The agreement also provides for severance payments upon termination as follows:

  •
  Termination due to resignation by Ms. Blasi:  If Ms. Blasi resigns without good reason as described below, she would receive all base salary and paid time off accrued through the date of termination, any other amounts earned but not yet paid as of the date of termination and any other payments payable under applicable benefit plans, and only vested options would be exercisable for a limited time after termination.

  •
  Termination without cause by the company:  Upon any such termination, Ms. Blasi would receive all base salary and paid time off accrued through the date of termination, and any other payments payable under applicable benefit plans, the vested portion of any retirement, deferred compensation or other benefit plan, including vested stock options or RSU awards, and the continued payment of her base salary for a period of twelve months after the date of termination. Also, the company may in its discretion pay her a pro rata portion of any bonus that she would have earned had she been employed for the full calendar year, subject to achievement of applicable company financial performance targets. The agreement is considered terminated without cause by the company if, among other things, Ms. Blasi's position is relocated or there is a material reduction in her base salary, or if the company provides notice of non-renewal of the agreement. The company estimates that if Ms. Blasi had terminated employment on December 31, 2010 under these circumstances, she would have been entitled to approximately $393,975 of continued base pay and $3,954 in additional payments and benefits.

  •
  Termination without cause by the company or with good reason by Ms. Blasi in connection with, or within 18 months after, a change of control:  Upon any such termination, Ms. Blasi would be entitled to receive all base salary and paid time off accrued through the date of termination and pro rata target bonus for the year in which termination occurs, severance equal to 1.5 times the sum of base salary plus target bonus payable in a single cash installment immediately after termination, accelerated vesting of all stock options, and any other payments payable under applicable benefit plans, the vested portion of any of any retirement, deferred compensation or other benefit plan, including vested stock options or RSU awards. Under the employment agreement, good reason for termination by Ms. Blasi for these purposes includes a material reduction in her salary (unless the reduction is comparable in degree to reductions taking place for all other employees of comparable rank) or her bonus opportunity, a material diminution in her duties or responsibilities or a relocation. The company estimates that if Ms. Blasi had terminated employment on December 31, 2010 under these circumstances, she would have been entitled to approximately $196,988 in bonus for the year of termination, $886,444 of severance, and $5,391 in additional payments and benefits. In addition, the value of her stock options which would have vested on an accelerated basis would have been $1,114,966, based on the $47.28 closing price of the company's stock on that date.

  •
  Termination with cause:  Upon any such termination, Ms. Blasi would receive all base salary and paid time off accrued through the date of termination, any other amounts earned but not yet paid as of the date of termination and any other payments payable under applicable benefit plans, and all stock options would terminate on the date of termination.

  •
  Termination for death or disability:  Upon any such termination, Ms. Blasi (or her estate) would receive all base salary and paid time off accrued through the date of termination, any other amounts earned but not yet paid as of the date of termination and any other payments payable under applicable benefit plans, and only vested options would be exercisable for a limited time after termination. Also, the company may in its discretion pay her (or her estate) a pro rata portion of any bonus that she would have earned had she been employed for the full calendar year, subject to achievement of applicable company financial performance targets.

        Following her termination under any circumstances, Ms. Blasi will be subject to a non-competition covenant and covenants prohibiting her from soliciting any company customers or soliciting or hiring employees for a period of one year following her termination or any longer period for which she continues to receive base salary or in respect of which base salary is paid in a lump sum.

  Change in Control Definitions

        For purposes of Dr. Lerer's employment agreement, a "change in control" will occur if (i) any person or group becomes the beneficial owner of 30% or more of the company's voting stock, (ii) a majority of the members of the board no longer consist of individuals serving on the date the agreement was entered into or whose election or nomination was supported by two-thirds of the incumbent directors, (iii) the company adopts a plan of liquidation providing for the distribution of all or substantially all of the company's assets, (iv) all or substantially all of the assets of the company are disposed of through a merger, consolidation, share exchange, reorganization or other transaction unless the existing shareholders continue to own a majority of the voting interests in the entity that succeeds to the company's business, or (v) the company combines with another company and is the surviving corporation but the existing shareholders own 50% or less of the voting interests in the combined company. For purposes of Mr. Rubin's, Ms. Rohan's, Mr. Gregoire's and Ms. Blasi's amended employment agreements, a "change in control" will occur if (i) any person or group becomes the beneficial owner of 51% or more of the company's voting stock, (ii) a majority of the members of the board no longer consist of individuals serving on the date of their employment agreement amendments or whose election or nomination was supported by a majority of the incumbent directors, (iii) the company's board and, if required, the shareholders approve the dissolution of the company or a plan of liquidation or comparable plan providing for the disposition of all or substantially all of the company's assets, (iv) all or substantially all of the assets of the company are disposed of through a merger, consolidation, share exchange, reorganization or other transaction unless the existing shareholders continue to own a majority of the voting interests in the entity that succeeds to the company's business, or (v) the company merges or combines with another company and the existing shareholders own 50% or less of the voting interests in the successor company.

Certain Relationships and Related Party Transactions

        Robert Le Blanc, who is our lead director, is a Managing Director of Onex. Pursuant to the company's Plan of Reorganization and a Stock Purchase Agreement dated as of December 18, 2003, Magellan Holdings LP ("Holdings"), an affiliate of Onex, purchased 8,552,700 shares of Multiple and Variable Vote Restricted Common Stock ("Multi-Vote Common Stock") of the company. Since consummation of the plan of reorganization, Onex purchased from the company additional shares of Multi-Vote Common Stock as partial fulfillment of a commitment by Holdings pursuant to the Stock Purchase Agreement. Onex converted all of its Multi-Vote Common Stock into common stock and sold those shares as of May 20, 2005, June 2, 2005 and November 9, 2005. Under the company's plan of reorganization, certain of its creditors, including Onex, were given the option to receive shares of common stock or in lieu of such shares $9.78 per share in cash. In order to fund these cash payments, under the Stock Purchase Agreement, Holdings committed to purchase additional shares of common stock at the same $9.78 per share price. The company did not issue any shares to Holdings under this commitment in 2010, although it may do so in the future. The company does not expect any future issuances of shares to Holdings under this arrangement to be material in amount.

        William McBride, one of our directors, also serves on the board of directors of AmeriGroup Corporation, a publicly traded sponsor of Medicaid and Medicare health plans. The company has a radiology benefits management agreement with a subsidiary of AmeriGroup under which the company derived revenues of approximately $1.7 million during 2010.

Report of Audit Committee

        The primary function of the Audit Committee is to assist the board of directors in fulfilling its financial oversight responsibility by reviewing the company's financial statements, the other financial information that is proposed to be provided to the shareholders, the periodic financial reports filed with the SEC, the system of internal controls which management and the board of directors have established and the audit process. The committee operates pursuant to a written charter, a copy of which is available on the Corporate Governance section of the company's internet site at www.MagellanHealth.com. As set forth in the charter, management of the company is responsible for the preparation, presentation and integrity of the company's financial statements and for maintaining appropriate internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for planning and carrying out a proper audit of the company's financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States and on the company's internal controls over financial reporting. The independent auditors are accountable to the board and the Audit Committee. The Audit Committee has the authority and responsibility to retain and terminate the company's independent auditors.

        In performance of this oversight function, the committee has reviewed and discussed the audited financial statements with management and the independent auditors. The committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. The committee has also received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors' communications with the committee concerning independence, and has discussed with the independent auditors the independent auditors' independence.

        The members of the Audit Committee are advised by the independent auditors. The independent auditors are experts in the fields of accounting and auditing, including in respect of auditor independence. Members of the committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors.

Accordingly, management is solely responsible for maintaining appropriate accounting and financial reporting principles and policies and internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audit of the company's financial statements has been carried out in accordance with generally accepted auditing standards or that the company's auditors are in fact "independent."

        Based upon the review and discussions described in this report, and subject to the limitations on the role and responsibilities of the committee referred to above and in the charter, the committee recommended to the board that the audited financial statements be included in the company's Annual Report on Form 10-K for the year ended December 31, 2010, as filed with the Securities and Exchange Commission.

                      The Audit Committee

                      Michael P. Ressner (Chairman)
                      William J. McBride
                      Michael S. Diament

        The information set forth above under the headings "Report of Management Compensation Committee" and "Report of Audit Committee" does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the filing specifically incorporates such information by reference therein.

PROPOSAL NUMBER TWO
ADVISORY VOTE ON EXECUTIVE COMPENSATION

        In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934 (the "Exchange Act"), which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act"), we are including in this proxy statement a separate resolution subject to stockholder vote to approve, in a non-binding, advisory vote, the compensation of our Named Executive Officers as disclosed in this proxy statement pursuant to Item 402 of SEC Regulation S-K. The vote does not cover the compensation paid to our directors or our policies for compensating employees as they relate to risk management. The text of the resolution in respect of Proposal Number Two is as follows:

          "RESOLVED, that the compensation paid to the company's Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED."

        As described in detail under the heading "Compensation Discussion and Analysis," our executive compensation programs are designed to attract, retain and reward our executive officers, in order to deliver value to our stockholders. The executive compensation programs are designed and administered by our Management Compensation Committee (the "Committee"), which consists of three independent directors, with advice and support from independent compensation consultants. Our compensation programs have been developed using the following principles:

  •
  Our compensation programs are designed to reward performance on an individual level, performance within the executive's area of responsibility and the performance of the company as a whole.

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  We use comparable company compensation data to set the base pay of our executive officers at levels modestly above the averages paid by comparable companies in order to recruit and retain appropriate personnel, and to set variable pay on terms and at levels that are materially above the average where performance is correspondingly above average.

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  Our compensation programs are designed to support both the short-term and long-term financial, operating and other goals of the company.

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  Our compensation programs balance the need to incent and reward short-term results with the need to build long-term value for our stockholders.

        We are recommending that stockholders vote for approval of the compensation to our Named Executive Officers for 2010 because we believe that their efforts were instrumental in achieving our successful operating results in 2010 and that our compensation programs functioned in 2010 as they were designed to do in accordance with the principles discussed above.

        The affirmative vote of the holders of a majority of the votes that are present in person or represented by proxy at the annual meeting and entitled to vote on the matter is required to approve Proposal Number Two.

        The stockholder vote on Proposal Number Two is advisory and therefore not binding on the company and the Committee. However, our board of directors and the Committee value the opinions of our stockholders, and the Committee will review and consider the voting results when acting on our executive compensation programs.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL NUMBER TWO

PROPOSAL NUMBER THREE
ADVISORY VOTE ON THE FREQUENCY OF STOCKHOLDER
VOTES ON EXECUTIVE COMPENSATION

        In accordance with the requirements of Section 14A of the Exchange Act, which was added by the Dodd-Frank Act, we are including in this proxy statement a separate resolution seeking a stockholder vote to recommend, in a non-binding advisory vote, whether our advisory stockholder vote to approve the compensation of our Named Executive Officers should occur every one, two or three years. Shareholders have the choice in Proposal Number Three of voting for a one, two or three year frequency or to abstain with respect to the matter.

        After careful consideration of Proposal Number Three, the board has determined that it is most appropriate to hold an advisory vote on executive compensation every three years, and the board recommends that stockholders vote in favor of holding such a vote every three years in Proposal Number Three. Given that a focus of the company's compensation programs, and particularly its equity awards, is to provide long-term incentives and rewards for the company's Named Executive Officers to serve long-term business goals and build long-term stockholder value, we believe that it is appropriate for the company's stockholders to evaluate those programs every three years. In our view, holding an annual or biennial vote on executive officer compensation would tend to distract our Named Executive Officers, the Committee and the stockholders from that long-term focus. We also believe that holding a vote every three years will provide more certainty and more stability to our executive officers in setting policies that promote the company's long-term success.

        With respect to Proposal Number Three, the frequency receiving the vote of a majority of the votes that are present in person or represented by proxy at the annual meeting and entitled to vote on the matter will be the frequency approved by the stockholders.

        Although the vote on how often to hold a vote on our executive compensation is non-binding, the board and the Committee will carefully review the voting results and consider the distribution of votes among the alternatives on Proposal Number Three before reaching a conclusion regarding how often the vote to approve the compensation of our Named Executive Officers will be held.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR
HOLDING AN ADVISORY VOTE ON EXECUTVE COMPENSATION EVERY
THREE YEARS IN PROPOSAL NUMBER THREE

PROPOSAL NUMBER FOUR
APPROVAL OF THE 2011 MANAGEMENT INCENTIVE PLAN

        Subject to approval of the company's shareholders, the board of directors on February 18, 2011 adopted the Magellan Health Services, Inc. 2011 Management Incentive Plan (the "2011 MIP"). The purpose of the 2011 MIP is to promote the interests of the company and its stockholders by aiding us in attracting, retaining and motivating officers, employees and non-employee directors who are responsible for our success and growth by providing such persons with appropriate share-based incentives and cash incentives and rewards to promote our long-term success.

        The Management Compensation Committee (the "Committee") of the board of directors previously relied on the company's 2008 Management Incentive Plan (the "2008 MIP"), 2006 Management Incentive Plan (the "2006 MIP"), 2003 Management Incentive Plan (the "2003 MIP") and 2006 Directors' Equity Compensation Plan (together with the 2008 MIP, the 2006 MIP and the 2003 MIP, the "Preexisting Plans") for grants of stock options, restricted stock, stock appreciation rights and stock units, to provide incentives to officers, employees and non-employee directors. The company may award additional stock options under the Preexisting Plans prior to approval of the 2011 MIP by shareholders at the meeting. In order to provide future incentives to officers, employees and non-employee directors, the board has determined that it is advisable to adopt the 2011 MIP.

        The 2011 MIP provides for the delivery of up to a number of shares equal to (i) 5,000,000 shares of common stock, plus (ii) the number of shares subject to outstanding awards under the Preexisting Plans which become available after shareholder approval of the 2011 MIP as a result of forfeitures, expirations, and in other permitted ways under the share recapture provisions of the 2011 MIP. Delivery of shares under "full-value" awards (awards other than options or stock appreciation rights) will be counted for each share delivered as 2.29 shares against the total number of shares reserved under the 2011 MIP. Upon shareholder approval of the 2011 MIP, no further awards will be made under the Preexisting Plans, and any shares that remain available for new awards (i.e., are not committed for outstanding awards) under the Preexisting Plans will not be carried forward to the 2011 MIP.

        Shares subject to awards under the 2011 MIP and outstanding awards under the Preexisting Plans that expire unexercised or are cancelled, terminated or forfeited because the terms and conditions of the awards are not met, may be used again for awards under the 2011 MIP. Otherwise, upon exercise of a stock option or stock appreciation right, the number of shares underlying that award will be deemed to be delivered under the plan, even if the net number of shares delivered to the participant is less than the number of shares underlying the award (as would occur, for example, upon a net exercise of options, upon a settlement of stock appreciation rights in cash or for a net number of shares, upon a stock-for-stock exercise of stock options, or upon share withholding to satisfy tax obligations resulting from an exercise). In the case of restricted stock or stock units (including performance-based awards incorporating such full-value awards), if shares are not delivered to a participant because all or a portion of a restricted stock award or award of stock units is settled in cash, or shares are withheld to satisfy tax withholding obligations, those shares will again be available for awards under the 2011 MIP. The shares that may be delivered under the 2011 MIP may be authorized but unissued shares, treasury shares or shares acquired on the open market or otherwise.

        The maximum number of shares that may be subject to awards granted to any individual participant under the 2011 MIP in any one calendar year is 2,000,000 plus the participant's unused share-denominated annual limit for that person as of the close of the previous year (the "Annual Limit"). In the case of a cash-denominated award, a participant may not be granted awards authorizing the earning during any calendar year of an amount that exceeds the participant's Annual Limit, which for this purpose will be $5 million plus the amount of the participant's unused cash Annual Limit as of the close of the previous year. The share-denominated and cash-denominated Annual Limits apply separately. A participant is deemed to "earn" a performance-based award when performance conditions are satisfied, whether or not any additional vesting or deferral period applies. A participant's Annual Limit is used to the extent a number of shares or cash amount may be potentially earned or paid under an award, regardless of whether such amount or shares are in fact earned or paid.

        Information on the total number of shares under our existing equity compensation plans (excluding our 2006 Employee Stock Purchase Plan) subject to all awards (including outstanding stock options, nonvested restricted stock and nonvested RSU awards) at December 31, 2010 is presented below:

Stock options outstanding	3,775,586
Nonvested restricted stock awards outstanding	22,309
Nonvested restricted stock unit awards outstanding	190,488
Total shares subject to outstanding awards	3,988,383

        Stock options outstanding at December 31, 2010 had a weighted average exercise price of $39.27 and a weighted average remaining contractual term of 7.57 years.

        On March 31, 2011, the closing price of the common stock on NASDAQ was $49.08.

Administration

        The 2011 MIP will be administered by the Committee. The members of the Committee are appointed from time to time by the board of directors and must consist of not less than two directors. Under our by-laws, all members of the Committee must be independent directors. In addition, under the 2011 MIP, unless otherwise determined by the Board, at least two members of the Committee must be "Non-Employee Directors" within the meaning of Rule 16b-3(b)(3) under the Securities Exchange Act, and "outside directors" within the meaning of the Treasury regulations promulgated under Section 162(m) of the IRC. The Committee has the authority, among other things, to select the officers, employees, outside directors and independent contractors to whom awards are granted, determine the types of awards to be granted and the number of shares covered by such awards, set the terms and conditions of such awards, and establish rules for the administration of the 2011 MIP. The Committee may delegate authority under the 2011 MIP to one or more of its members, to the company's management, to counsel or to advisors or consultants to the Committee, but no grants to executive officers may be made under such delegated authority.

Participants

        Those officers, employees, non-employee directors and certain contractors of the company and its subsidiaries and affiliates as the Committee determines to be responsible for our success and future growth and profitability, are eligible to be selected by the Committee to receive awards under the 2011 MIP. The total number of employees who would be currently eligible for selection as participants is approximately 4,900, together with seven non-employee directors who would be currently eligible for awards (we cannot reasonably determine the number of independent contractors who would be eligible). The Committee may also make awards under the plan to replace outstanding awards made by any business acquired by the company on the terms and conditions determined to be equitable by the

Committee. Approximately 200 officers and other employees currently participate in the 2008 MIP, and we anticipate participation in the 2011 MIP will be at comparable levels.

Types of Awards

        The 2011 MIP permits awards of:

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  stock options, including "incentive stock options" meeting the requirements of Section 422 of the IRC and stock options that do not meet such requirements;

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  stock appreciation rights;

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  restricted stock awards;

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  stock units;

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  cash-denominated awards; and

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  any combination of the foregoing.

        Any awards made under the 2011 MIP may be performance-based awards. This means that the grant of any of these awards may represent "performance-based compensation" within the meaning of Section 162(m) of the IRC. Awards may not include a personal loan to a participant.

        Stock Options.    The Committee may grant "incentive stock options" meeting the requirements of Section 422 of the IRC and stock options that do not meet such requirements ("non-qualified stock options"). The Committee may also, in its discretion, grant stock appreciation rights, including a concurrent grant of stock appreciation rights in tandem with any stock option grant (see "Stock Appreciation Rights" discussed below). The exercise price of any option granted under the 2011 MIP will be set by the Committee but must not be less than 100% of the fair market value of the stock at the date of grant. Stock options will be exercisable at such times as the Committee determines and will be subject to such terms and conditions, including vesting and performance-based conditions, as the Committee determines, except that no stock option may be exercised more than ten years after the date it is granted.

        The aggregate fair market value of the shares (determined at the date of grant) for which an incentive stock option may become exercisable in any calendar year as an incentive stock option may not exceed $100,000. An acceleration of the exercisability of such options upon a "change in control" of the company, as may be provided in the discretion of the Committee in option agreements issued under the 2011 MIP, may result in more than $100,000 of incentive stock options becoming exercisable during a single calendar-year. If any incentive stock option fails to qualify as an incentive stock option because of the failure to satisfy the $100,000 limit or for any other reason, the option will remain outstanding and, to the extent it is no longer an incentive stock option, it will be treated as a non-qualified stock option.

        Options may be exercised by payment of cash or, if permitted by the Committee, by the participant tendering shares to us or directing us to withhold from the option shares sufficient shares to pay the exercise price based on the current fair market value of the shares.

        Stock Appreciation Rights.    The Committee may grant stock appreciation rights exercisable at such times and subject to such conditions or restrictions as the Committee may determine. Upon exercise of a stock appreciation right by a holder, the holder is entitled to receive an amount in cash equal to the excess of the fair market value of one share of common stock on the date of exercise over the "base price," which must be not less than the fair market value of one share of common stock on the date of grant. If a stock appreciation right is granted in tandem with or in substitution for a stock option, the fair market value will be based on the fair market value on the date the stock option was granted.

        The Committee will determine when stock appreciation rights granted under the 2011 MIP may be exercised. No stock appreciation right may be exercised more than ten years after the date it is granted. Stock appreciation rights may be exercisable for cash or for shares.

        Restricted Stock Awards.    The Committee may grant restricted stock awards, subject to such restrictions and terms and conditions as the Committee deems appropriate. Upon receipt of a restricted stock award, the holder is issued a specified number of shares in exchange for payment of a specified purchase price or for no payment, as the Committee shall determine. Any purchase price payable for shares subject to a restricted stock award may be paid in any manner authorized by the Committee.

        Restricted stock awards may be made in consideration for services previously provided or to be provided in the future to the company. Restricted stock awards may be subject to restrictions on transfer, and the right of the company to reacquire the shares for a payment specified in the award or for no payment, and the Committee may grant or withhold the right of the holder to receive dividends and to vote the shares granted.

        Stock Units.    The Committee may grant stock units subject to such restrictions and terms and conditions as the Committee may impose. A "stock unit" is a notional account representing one share of common stock. A stock unit will have a value equal to the fair market value of one share of common stock and may include, if so determined by the Committee, the value of any dividends or other rights or property received by stockholders after the date of grant of the stock unit. Holders of stock units have the right, subject to any restrictions imposed by the Committee, to receive shares of common stock (or a cash payment equal to the fair market value of such shares) at some future date.

        The Committee may, in its discretion, establish any vesting requirements, transfer restrictions and forfeiture provisions. The Committee may also determine to accelerate the vesting of stock units.

        Performance-Based Awards.    Cash-denominated awards made under the 2011 MIP may be granted so as to qualify for the performance-based compensation exemption from the $1,000,000 deductibility limitations imposed by Section 162(m) of the IRC. Likewise, restricted stock or stock unit awards may be subject to performance-based conditions that will qualify such awards for deductibility without limitation under Section 162(m). A performance-based award will entitle the holder to receive payments or earn share-based awards upon the achievement of specified levels of the following business criteria that apply to individual participants, one or more business units, or the company as a whole, either individually or in combination; net earnings, earnings per share; revenues; sales; operating income; earnings before interest and taxes ("EBIT"); earnings before interest, taxes, depreciation and amortization ("EBITDA"); operating earnings; segment profit, as defined in our financial statements; working capital targets; return on equity; return on capital or return on assets; expenses or expense ratios; cash flow, free cash flow, cash flow return on investment, net cash provided by operations, net operating profit or economic profit created; market price per share; total return to shareholders; total market capitalization; agency ratings of financial strength; completion of capital and borrowing transactions, and dividend payout levels; specific strategic or operational business criteria, including market penetration, geographic expansion, new concept development goals, new products, achievement of business project objectives, or new ventures, customer satisfaction, staffing, training and development goals, and goals relating to acquisitions, divestitures, affiliates and joint ventures. Business criteria may be measured on a consolidated basis, by segment, by department, group or business unit, by specified product or operation, or by specified subsidiaries or affiliates of the Company.The Committee can set targeted levels of performance in absolute terms, as a ratio, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies. Performance-based awards are subject to certain annual limits under the terms of the 2011 MIP.

        The Committee will determine the terms and conditions of a performance-based award, including the performance goals to be achieved during the performance period, the length of the performance period and the amount and form of payment of the performance-based award. The Committee may also establish a performance award pool, which must be an unfunded pool, for purposes of measuring performance. A performance-based award may be settled in cash, shares or a combination of the two. The Committee intends that bonuses, if any, awarded to employees for 2011 and beyond will meet the requirements under Section 162(m) of the IRC for performance-based compensation.

        Dividend Equivalents.    Dividend equivalents may not be paid with respect to outstanding stock options or stock appreciation rights. In the discretion of the Committee, dividends may be credited or paid on outstanding restricted stock, and dividend equivalents may be credited on outstanding stock units and on performance-based awards, except that in the case of a performance-based award dividends or dividend equivalents will be forfeitable to the extent the related award remains forfeitable upon failure to achieve the specified performance conditions. Dividends and dividend equivalents may be payable in cash or deemed reinvested in additional shares.

Forfeiture and Clawbacks

        A participant in the 2011 MIP will forfeit all unsettled awards if the Committee determines that he or she has engaged in one of certain types of conduct which is found to be injurious to the company. If an award has been settled, then the award may still be forfeited if the Committee finds that the participant engaged in such injurious conduct during the course of his or her employment or during the one-year period following his or her termination of employment. Also, any clawback or recoupment provision required under the Dodd-Frank Act and any implementing rules will apply to any award under the 2011 MIP.

Adjustments to Awards

        Adjustments as to the number, price or kind of shares or other consideration subject to outstanding awards may be made in connection with corporate transactions of the type that trigger adjustments to shares available under the 2011 MIP, as well as acquisitions or other changes in capitalization occurring after the date of any grant or if there is a change in laws or other circumstances that affect awards. The plan requires that we make such adjustments to outstanding awards upon the occurrence of an event constituting an "equity restructuring" as defined under FAS ASC Topic 718 to preserve without enlarging the rights of participants, with the manner of such adjustments to be determined by the Committee.

        The 2011 MIP provides for the making of cash-denominated awards under circumstances that qualify the awards for the performance-based compensation exemption of Section 162(m) of the IRC. See "Certain Federal Income Tax Matters—Deductibility of Awards" below. This feature, which is essentially unchanged from the 2008 MIP, can be used to authorize annual incentive awards. The Committee within the first 90 days of each fiscal year will establish in writing performance targets setting forth the criteria for the awards, and the amounts of the payouts will be calculated after fiscal year end based on the performance of the company and/or particular segments during the fiscal year in relation to those performance targets. For 2011, the Committee has authorized annual incentive awards under the 2008 MIP, and has set a single performance target for funding the 2011 cash bonuses. The bonus pool will be funded after the end of the 2011 fiscal year based on the company meeting or exceeding a segment profit target for the total company segment profit.

New Plan Benefits

        Future awards under the 2011 MIP will be granted in the discretion of the Committee. The type, number, recipients, and other terms of such future awards cannot be determined at this time.

Information regarding our recent practices with respect to annual incentive awards and stock-based compensation under existing plans is presented in the "Executive Compensation—Summary Compensation Table for 2010, 2009 and 2008," "—Grants of Plan-Based Awards Table for 2010" and "—Outstanding Equity Awards at December 31, 2010" elsewhere in this Proxy Statement and in our financial statements for the fiscal year ended December 31, 2010 included in the Annual Report which accompanies this Proxy Statement.

        The company has not authorized awards under the 2011 MIP which are subject to shareholder approval of the 2011 MIP. If shareholders do not approve the proposed 2011 MIP at the annual meeting, the Preexisting Plans will remain in effect. The company retains authority to grant shares, share-based awards or cash under other plans or compensatory arrangements, subject to such terms as the board or Committee may specify.

Limitations on Transfer and Resale of Shares

        Except as discussed below, no award (other than awards that have vested and been settled) may be transferred or assigned by the participant except in the event of the participant's death, and may only be exercised during the participant's lifetime by the participant. If determined by the Committee, a participant may transfer awards (other than incentive stock options and subject to applicable limitations under Section 409A of the IRC) to certain immediate family members or trusts for the benefit of such persons or other entities owned by such persons. Such transactions would be intended to facilitate estate planning. Transactions to third parties for value would not be permitted, however. In the event of the death of the participant, if determined by the Committee at the time of grant, vested stock options and stock appreciation rights may be exercised thereafter for some specified period of time by the executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant's rights under the stock option or stock appreciation right passes by will or law.

        The resale of shares acquired upon exercise or receipt of awards generally is not automatically restricted by the terms of the 2011 MIP, though in some cases restricted stock awards and stock units may contain resale restrictions. All shares or other securities delivered under the 2011 MIP pursuant to any award or the exercise thereof shall be subject to such restrictions as the Committee may deem advisable under the 2011 MIP, applicable federal or state securities laws and regulatory requirements.

        Unless sold under a registration statement filed by the company under the Securities Act, generally recipients who are officers or directors of the company will, in order to resell any shares acquired by them under the 2011 MIP, be required to observe the resale limitations of Rule 144 of the Securities Act. The company plans to file a registration statement registering under the Securities Act the issuance to participants in the 2011 MIP of shares purchased upon the exercise of options or otherwise purchased under the 2011 MIP. However, executive officers and directors are also subject to the share ownership reporting requirements and short-swing trading provisions of Section 16 of the Exchange Act. In addition, the company has adopted a Stock Trading Policy that restricts transactions by directors, officers and employees in company securities, including providing that, in the case of directors, executive officers and certain other personnel, buying or selling of stock is permitted only during certain "window periods," generally following the release of quarterly or annual reports. The disposition of shares awarded under the 2011 MIP would be subject to our Stock Trading Policy.

Amendment or Termination of the 2011 MIP

        No awards may be granted under the 2011 MIP after the date which is ten years after the latest date on which the 2011 MIP or any amendment or restatement is approved by the shareholders. The 2011 MIP permits the Committee to amend, alter, suspend, discontinue or terminate the 2011 MIP at any time, except that stockholder approval is required if the amendment will (i) increase the total number of shares of common stock that may be delivered through awards under the 2011 MIP, (ii) increase the maximum number of shares that may be awarded to any participant under the 2011 MIP, (iii) change the types of business criteria on which performance-based awards are based, or (iv) modify the requirements as to materially broaden eligibility for participation under the 2011 MIP. In addition, NASDAQ rules also require such stockholder approval for any "material amendment." Although most amendments that substantially increase the company's costs under the 2011 MIP would require shareholder approval, the increase in cost of the 2011 MIP would not by itself necessarily trigger a shareholder approval requirement. Without the consent of a participant, no amendment or alteration may materially impair a participant's legally binding rights under a previously granted award.

Prohibition on Repricing Without Shareholder Approval

        Under the 2011 MIP, stock options and stock appreciation rights may not be "repriced" without the approval of shareholders. A "repricing" means amending the terms of an option or stock appreciation right after it is granted to lower its exercise price, any other action that is treated as a repricing under generally accepted accounting principles, and canceling an option or stock appreciation right at a time when its strike price is equal to or greater than the fair market value of the underlying shares, in exchange for another award or cash, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction. Adjustments to awards in connection with extraordinary corporate events will not be deemed "repricings," however.

Certain Federal Income Tax Matters

        The following is a brief summary of the federal income tax consequences generally applicable to awards granted under the 2011 MIP based on federal income tax laws and applicable guidance in effect on the date of this proxy statement. This summary is provided for the information of shareholders considering how to vote on this matter, and is not intended to be exhaustive and does not address all matters that may be relevant to a particular participant based on his or her specific circumstances. The summary expressly does not discuss the income tax laws of any state, municipality, or non-U.S. taxing jurisdiction, or the gift, estate, excise (other than a brief summary of golden parachute exercise tax rules) or other tax laws other than federal income tax law. Awards under the 2011 MIP are intended to be exempt from IRC Section 409A and/or to meet the requirements of IRC Section 409A, and the discussion below assumes that this is the case so that participants do not have additional tax consequences under IRC Section 409A. The following is not intended or written to be used, and cannot be used, for the purposes of avoiding taxpayer penalties. Because individual circumstances may vary, the company advises all participants to consult their own tax advisors concerning the tax implications of awards granted under the 2011 MIP.

        Incentive Stock Options.    An option granted under the 2011 MIP may be an incentive stock option (an "ISO") within the meaning of Section 422 of the IRC. An employee will generally not recognize ordinary income on receipt or exercise of an ISO so long as he or she has been an employee of the company or its subsidiaries from the date the ISO was granted until three months before the date of exercise. However, the amount by which the fair market value of the shares on the exercise date exceeds the exercise price is an adjustment in computing the employee's alternative minimum tax in the year of exercise. If the employee holds the shares of common stock received on exercise of the ISO for one year after the date of exercise and for two years from the date of grant of the ISO, any difference between the amount realized upon the disposition of the shares and the amount paid for the shares will be treated as long-term capital gain (or loss, if applicable) to the employee. If the employee exercises an ISO and satisfies these holding period requirements, the company may not claim a tax deduction for any amount in connection with the ISO.

        If an employee exercises an ISO but engages in a "disqualifying disposition" by selling the shares acquired on exercise before the expiration of the one and two-year holding periods described above, the employee generally will recognize ordinary income (for regular income tax purposes only) in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price; and any excess of the amount realized on the disposition over the fair market value on the date of exercise will be taxed as long- or short-term capital gain (as applicable). If, however, the fair market value of the shares on the date of the disqualifying disposition is less than on the date of exercise, the employee will recognize ordinary income equal only to the difference between the amount realized on the disqualifying disposition and the exercise price. In either event, the Company will be entitled to claim a tax deduction for an amount equal to the amount constituting ordinary income to the employee in the year of the disqualifying disposition.

        Non-Qualified Stock Options.    Options may also be granted under the 2011 MIP that do not qualify as incentive stock options under Section 422 of the IRC. Such an option is referred to as a nonqualified stock option (an "NQSO"). NQSOs granted under the 2011 MIP will not be taxable to an employee at grant but generally will result in taxation at exercise, at which time the employee will recognize ordinary income in an amount equal to the fair market value of the shares on the exercise date minus the option's exercise price (plus any other amount paid at grant). The company will be entitled to claim a tax deduction for a corresponding amount as a business expense in the year the employee recognizes this income. Upon any sale of the option shares after exercise, the employee will realize a capital gain (or loss) to the extent the sale price exceeds (or is less than) the employee's tax "basis" in the shares. The employee's tax basis is the fair market value of the shares at the time of exercise. The Company is not entitled to a tax deduction in connection with any capital gain of an employee selling option shares.

        Stock Appreciation Rights.    To the extent the requirements of the IRC are met, including the requirement under IRC Section 409A that the "base price" must equal or exceed the fair market value of a share of underlying stock on the date of the grant, there are no immediate tax consequences to an employee when a stock appreciation right (an "SAR") is granted. At the time of exercise of an SAR, the employee will recognize ordinary income equal to the cash or the fair market value of the shares of common stock received at that time. Subject to the general rules concerning deductibility of compensation, the company will be allowed an income tax deduction in the amount that the holder of an SAR recognizes as ordinary income upon the exercise of the SAR. Tax rules regarding capital gains and losses upon a subsequent sale of shares resulting from exercise are generally the same as for non-qualified stock options, discussed above.

        Restricted Stock Awards.    The recognition of income from an award of restricted stock for federal income tax purposes depends on the restrictions imposed on the shares. Generally, taxation will be deferred until the first taxable year the shares are no longer subject to substantial risk of forfeiture or become transferable. At the time such a restriction lapses, the employee will recognize ordinary income equal to the then fair market value of the stock less any amount paid for the stock. The employee may, however, make an election with the IRS to include the value of the shares in gross income in the year of award despite such restrictions. Generally, the company will be entitled to deduct an amount equal to the amount of compensation the employee includes in income in the year the employee includes the compensation in income.

        Dividends, if any, received by the holder before the end of the restricted period will be taxed as ordinary income to the holder and also will be deductible by the company subject to the foregoing general rules concerning deductibility of compensation.

        Stock Unit Awards.    Generally, an employee will not recognize ordinary income until common stock, cash, or other property is received under a stock unit award, even if the award vests in an earlier year. However, where an award vests in an earlier year, IRC Section 409A restrictions may apply. The company will generally be entitled to deduct the amount the employee includes in income as a business expense in the year of payment.

        Performance Awards.    Any cash payments or the fair market value of any common stock or other property an employee receives in connection with other stock-based awards or incentive awards are includable in income in the year received or made available to the employee without substantial limitations or restrictions. Generally, the company will be entitled to claim a tax deduction for the amount the employee includes in income in the year such payment is made.

        Deductibility of Awards.    IRC Section 162(m) places an annual $1,000,000 per-person limit on the compensation paid by the company to certain of its executives. The limit, however, does not apply to "qualified performance-based compensation." The company believes that awards of stock options, SARs and certain other "performance-based compensation" awards under the 2011 MIP will qualify for the performance-based compensation exception to the deductibility limit. Other awards, such as restricted stock awards and stock units, if not subject to an achievement of a performance goal, may be non-deductible under IRC Section 162(m), depending on the circumstances of the employee in the year the award becomes subject to federal income tax. The Committee has also set a performance target for 2011 relating to the company's segment profit in each of its business segments as the measure for funding the 2011 cash bonus pool for bonuses relating to 2011. The Committee intends that bonuses, if any, awarded to employees will meet the requirements of Section 162(m) of the IRC for performance-based compensation, and this is a principal reason we are seeking shareholder approval of the 2011 MIP.

        Withholding.    The 2008 MIP provides that the Committee, subject to its discretion, applicable law and such terms and conditions as it may adopt, may permit a participant to satisfy the tax withholding obligation resulting from exercise of a non-incentive option or SAR, the vesting of restricted stock, or the settlement of stock units, in lieu of cash, by (i) electing to have the company withhold a portion of the shares of common stock then deliverable with a fair market value equal to the amount of the tax obligation or (ii) delivering to the company such shares already owned by the participant with a fair market value equal to the amount of the tax obligation. The election must be made on or before the date that the amount of tax to be withheld is determined. In some cases, we may require such withholding.

        Deferred Compensation.    Any deferrals made under the 2011 MIP, including awards granted under the plan that are considered to be deferred compensation, must satisfy the requirements of Section 409A of the IRC to avoid adverse tax consequences to participants. These requirements include limitations on election timing, acceleration of payments, and the timing of distributions. The company intends to structure any deferrals and awards under the 2011 MIP to meet the applicable tax law requirements so that participants are not subject to recognition of income in the year of deferral, penalties and interest under IRC Section 409A, but there can be no assurance that the IRC Section 409A requirements will be met in all cases.

        Change In Control.    Payments or other benefits resulting from awards, including acceleration of the exercisability of options and the lapse of restrictions with respect to restricted stock and RSUs granted under the 2011 MIP, if a result of "change in control" provisions in award agreements or other arrangements, may be compensatory payments that, when made to certain defined individuals (such as the company's executive officers), may be deemed to be "parachute payments" within the meaning of Sections 280G and 4999 of the IRC. Those tax laws provide that, if parachute payments to an individual equal or exceed three times the individual's base amount (as described below), the excess of the parachute payments over the base amount (the "excess parachute payments") will not be deductible by the company and will be subject to a 20% excise tax payable by the individual. In addition, under the employment agreements with its executives, the company is obligated to make additional cash payments to "gross up" the executives for any such excise tax under Section 4999 so that they will receive the same benefit from their awards as if such excise tax were not applicable, which gross up payments would also be nondeductible to the company as excess parachute payments. As used in Section 280G, an individual's base amount is the individual's average annual taxable compensation over the five years preceding the taxable year in which a change in control occurs. It should also be noted that excess parachute payments generally reduce the $1,000,000 deduction limitation under Section 162(m) of the IRC.

Additional Information

        The 2011 MIP is an unfunded plan and participants will have no interest in any trust or any right to any investments which the company may make to assist the company in meeting its obligations under the plan. Participants will be considered unsecured general creditors of the company. The 2011 MIP is not subject to any provisions of the Employee Retirement Income Security Act of 1974, as amended, and is not qualified under Section 401(a) of the IRC. The foregoing is only a summary of certain provisions of the 2011 MIP and reference is made to the text of the 2011 MIP, which is attached as Appendix A.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE
"FOR" PROPOSAL NUMBER FOUR

PROPOSAL NUMBER FIVE
APPROVAL OF THE 2011 EMPLOYEE STOCK PURCHASE PLAN

        Subject to approval of the company's shareholders, the board of directors has adopted the Magellan Health Services, Inc. 2011 Employee Stock Purchase Plan (the "ESPP"). The purpose of the ESPP is to provide employees of Magellan and its subsidiaries, excluding executive officers and certain other highly compensated executives to the extent specified by the ESPP committee, with an opportunity to be compensated through the benefits of stock ownership and to acquire an interest in the company through the purchase of Common Stock. The ESPP was adopted by the board of directors as of February 18, 2011, subject to shareholder approval.

        The company previously established and administered its 2006 Employee Stock Purchase Plan, which permitted designated participants an opportunity to purchase shares of common stock at a modest discount to the trading price of the shares. The ESPP is intended to replace that preexisting plan.

        The ESPP provides for the issuance of up to 100,000 shares of common stock, subject to adjustment in the event of a recapitalization of the company. The ESPP committee may specify a dollar value limitation for shares available for sale in a particular offering period under the ESPP. For the initial offering period this limitation will be $900,000 of payroll deductions for all participants. The ESPP committee may specify a different limitation for later offering periods. The closing price per share of our common stock on March 31, 2011 was $49.08 on NASDAQ.

        Shares issued to participants in the plan may be, at the election of the company, either treasury shares or shares originally issued under the plan. The company intends to have the plan qualify as an "employee stock purchase plan" under Section 423 of the IRC. Participants will be offered an opportunity under the ESPP to purchase shares, subject to certain limitations, at the lesser of 85% of the closing price of the company's stock on the opening date or the closing date of an offering period, as set forth below.

 Administration

        The ESPP is administered by a committee (the "ESPP committee") consisting of not less than three members appointed by the chief executive officer of the company, each of whom must be either a director, officer or employee of the company or a subsidiary and may include the company's chief executive officer. The ESPP committee has full authority to make, administer and interpret the rules it considers necessary to administer the ESPP, and any determination or action in connection with the plan will be final on all participants.

        The ESPP committee establishes offering periods under the plan, which are between three and twelve months in duration, the first of which may not begin before the ESPP is approved by the company's shareholders, and the last of which may not end later than December 31, 2020. Initially and until modified by the ESPP committee, the offering periods will last for six months. Eligible employees may elect to participate in the plan and to make stock purchases during an offering period. The ESPP committee determines the maximum number of shares available for sale in each offering period. If the total number of shares which participants seek to acquire under the plan exceeds the number of shares then available under the plan for that offering period, then the committee will make a pro rata allocation of the shares available based on the number of shares sought.

Eligibility and Participation Limitations

        In order to be eligible to participate in the ESPP, a person must be employed by the company or any of its subsidiaries on the 60th day preceding the offering date of an offering period, unless otherwise specified by the ESPP committee. The ESPP committee is authorized to exclude certain highly compensated employees from participation in the ESPP. For each offering period, the ESPP committee will designate a level of base pay which represents the maximum level for participants in the ESPP, provided that only persons who are "highly compensated employees" under IRS rules can be excluded. Initially, the maximum pay level of participants will be $175,000. An employee will not be granted an option to participate in the ESPP if immediately after the grant the employee would own shares and/or hold outstanding options with five percent of more of the total voting power of all classes of shares of the company or any subsidiary. Except for these restrictions, all participating employees will be eligible to participate in the ESPP on the same basis.

        Currently, we estimate that 4,900 employees would be potentially eligible to participate in the ESPP, although the initial maximum pay level designated by the ESPP committee will preclude participation by approximately 100 employees.

        An employee will not be granted an option to participate in the plan which would permit his rights to purchase shares to exceed $25,000 in the fair market value of the shares (determined at the time the option is granted) for each calendar year in which such stock option is outstanding. The ESPP committee may specify an individual dollar limit in advance of an offering period which will apply to all employees during that offering period, in order to allocate the $25,000 limit over the number of offering periods expected to be completed in a given year or otherwise to limit the cost of the plan.

Participation

        In order to participate in the ESPP, an eligible employee must complete an election notice provided by the company and file it with a designated representative of the company no later than the date specified by the company in the election notice, which must be not later than the beginning of the offering period. Payments for shares under the plan are made by payroll deductions from an eligible employee's base pay which may not exceed 10% of his or her annualized base pay as of the offering date. Unless otherwise adjusted by the ESPP committee, the payroll deductions with respect to an offering period will begin on the first pay date beginning on or after the offering date, and will end with the last pay date ending on or before the termination of the offering period, unless sooner stopped by the participant as provided in the plan.

        All payroll deductions made for a participant during an offering period will be credited to his or her account under the plan. Plan accounts will be bookkeeping accounts maintained by the company, and the company will not segregate or hold in trust or escrow the funds in a participant's account. Participants may elect to change the rate of payroll deductions only for future offering periods. On the offering date for each offering period, a participant will be granted an option to purchase a number of whole shares determined by dividing the amount to be withheld and applied to the offering period by the option price per share of Ordinary Common Stock (calculated based on the option price that is determinable as of the offering date). The option price will be equal to the lesser of 85% of the closing price of the company's stock on NASDAQ on the date of the beginning of the offering period or the termination of the offering period. However, if the applicable price is determined as of the termination of the offering period, that fact will not change the number of shares purchasable under the option. Unless a participant gives written notice of withdrawal prior to the first day of the calendar month that includes the termination of the offering period, or unless the participant's employment is terminated for any reason prior to the calendar month that includes the termination of the offering period, his or her option for the purchase of shares during an offering period will be exercised automatically on the termination of the offering period. As promptly as practicable after the end of an offering period, the company will deliver shares purchased under the ESPP to a designated broker selected by the ESPP committee to hold the shares in individual accounts for each participant.

        A participant has no interest in shares covered by an option until the option has been exercised. As a result, dividends payable as of a record date prior to the exercise date of an option will not be payable on the shares issued upon exercise of that option.

        The company plans to file a registration statement registering under the Securities Act the offer and sale of shares to participants in the ESPP.

        A participant may file a written designation of a beneficiary who is to receive shares or cash to a participant's credit under the plan in the event of a participant's death. Neither payroll deductions credited to a participant's accounts nor any participant's rights to receive shares under the plan may otherwise be assigned or otherwise transferred by the participant, except for the designation of a death beneficiary under the terms of the plan.

Amendment or Termination of the Plan

        The board of directors or any board committee may at any time terminate or amend the ESPP. No such termination can affect options previously granted under the plan and no amendment can make any change in any option previously granted which would adversely affect the rights of any participant, except that options may terminate in specified circumstances in connection with a merger or other extraordinary transaction. Any amendment which provides for the sale of more than the maximum number of shares provided under the plan or which permits payroll deductions in excess of 10% of a participant's base pay or materially broadens eligibility must be approved by the company's shareholders. However, other amendments to the plan that would increase the cost to the company could be adopted without shareholder approval.

Certain Federal Income Tax Matters

        The following is a brief summary of the federal income tax consequences applicable to awards granted under the ESPP based on federal income tax laws in effect on the date of this proxy statement. This summary is not intended to be exhaustive and does not address all matters that may be relevant to a particular participant based on his or her specific circumstances. The summary expressly does not discuss the income tax laws of any state, municipality, or non-U.S. taxing jurisdiction, or the gift, estate, excise (including the rules applicable to deferred compensation under IRC Section 409A), or other tax laws other than federal income tax law. The following is not intended or written to be used, and cannot be used, for the purposes of avoiding taxpayer penalties. Because individual circumstances may vary, Magellan advises all participants to consult their own tax advisors concerning the tax implications of awards granted under the ESPP.

        The ESPP is intended to be a qualified employee stock purchase plan under Section 423 of the IRC. However, it is not intended to be a tax-qualified retirement plan. In general, participants pay no tax when they enroll in the ESPP or when they purchase shares under the plan, although a participant's payroll deductions will be subject to payroll taxes (i.e. participant contributions will be on an "after-tax" basis). A participant will realize taxable income at the time the participant sells the shares acquired under the plan.

        If the participant observes certain holding period requirements, the participant's gain on sale will generally be taxed at capital gain rates, but under certain circumstances a portion of the participant's gain will be treated as ordinary income. Those circumstances will generally occur if the exercise price of the shares is less than 100% of the fair market value of the shares at the beginning of the offering period, or if at the beginning of the offering period it is unknown what the exercise price will be. The participant's ordinary income will not be greater than the excess, if any, of the fair market value of the shares at the time of grant (generally, the beginning of the offering period) over the exercise price (or, if lower, the actual proceeds of sale over the exercise price). If the participant sells the shares only after satisfying the holding period requirements, the company will not be entitled to a deduction, even with respect to amounts taxed to the participant as ordinary income.

        If the participant sells the shares before satisfying the holding period requirements, then the participant will realize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the stock on the date of exercise. The company will be entitled to a tax deduction corresponding to the ordinary income recognized by the participant (provided the company files appropriate information reporting returns). The remainder of the proceeds of sale will be taxed at capital gains rates. The company is not entitled to a tax deduction in connection with any amount treated as capital gain to the participant.

Additional Information

        The ESPP is not subject to any provisions of ERISA. The foregoing is only a summary of certain provisions of the ESPP and is qualified by reference to the text of the ESPP, which is attached as Appendix A.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE
"FOR" PROPOSAL NUMBER FIVE

PROPOSAL NUMBER SIX
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

        Following the recommendation of our Audit Committee, our board of directors has appointed, and recommends shareholder ratification of the appointment of, Ernst & Young LLP as our independent auditor for the fiscal year 2011. Representatives of Ernst & Young LLP will be present at the meeting to respond to appropriate questions and to make such statements as they may desire.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE
"FOR" PROPOSAL NUMBER SIX

Audit, Audit-Related, Tax and Other Fees Approval of Audit and Non-Audit Services

        Ernst & Young LLP was our independent auditor for the year ending December 31, 2010, and has been selected by our audit committee to be our independent auditor for the year ending December 31,

2011. Under the Audit Committee's policy, all audit, audit-related, tax and all other services must be pre-approved by the Audit Committee. The policy does not provide for a de minimus exception to the pre-approval requirements. Accordingly, all of the 2010 fees described below were pre-approved by the full Audit Committee.

2010 and 2009 Audit, Audit-Related, Tax and Other Fees

        The table below sets forth the total fees and expenses billed and expected to be billed by Ernst & Young for audit, audit-related, tax and other services during 2010 and 2009.

Audit, Audit-Related, Tax and Other Fees

	2010 Actual Fees	2009 Actual Fees
Audit Fees(1)	$3,463,380	$3,501,013
Audit-Related Fees(2)(3)	199,340	156,907
Tax Fees(2)(4)	59,536	39,476

Total Fees(2)	$3,722,256	$3,697,396

(1)
Includes fees and expenses related to the annual audit and interim reviews and audit of internal controls and GAAP and statutory audits of subsidiaries, notwithstanding when the fees and expenses were billed or when the services were rendered.

(2)
Includes fees and expenses for services rendered from January through December of the respective year, notwithstanding when the fees and expenses were billed.

(3)
Includes fees related to employee benefit plans ($42,780), work under Statement on Auditing Standards 70 ("SAS 70") ($115,560) and IT-related services of ($41,000) in 2010. Includes fees related to employee benefit plans ($42,302) and work under SAS 70 ($114,605) in 2009.

(4)
Includes fees related to federal tax compliance and state tax filings.

ADDITIONAL INFORMATION

Shareholder Proposals

        In order to be considered for inclusion in our proxy statement and form of proxy relating to the 2012 annual meeting of shareholders pursuant to Rule 14a-8 under the Exchange Act, a shareholder proposal must be received by our Secretary at our principal offices in Avon, Connecticut, on or before December 10, 2011. A shareholder proposal submitted for inclusion in our proxy statement and form of proxy must also comply with the other requirements set forth in Rule 14a-8. Any shareholder proposal to be presented at the 2012 annual meeting of shareholders that is not submitted in accordance with Rule 14a-8 will be untimely unless it is received by our Secretary at least 90 days prior to the anniversary of the 2011 annual meeting of shareholders (February 18, 2012) and may not be presented for a vote unless it is also otherwise in compliance with the requirements set forth in our by-laws.

Solicitation

        All costs and expenses associated with soliciting proxies will be borne by us. In addition to the use of the mails, proxies may be solicited by the directors, officers and our employees by personal interview, telephone or telegram. Such directors, officers and employees will not be additionally compensated for such solicitation but may be reimbursed for out-of-pocket expenses incurred in connection therewith. Arrangements will also be made with custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of our common stock held of record by such persons, and we will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in connection therewith. In addition, we have retained MacKenzie Partners, Inc., a proxy-soliciting firm, to assist in the solicitation of proxies and will pay that firm a fee of approximately $7,500 plus reimbursement for out-of-pocket expenses. The company will bear the total amount of those fees and expenses. The company's engagement of MacKenzie Partners, Inc. provides for the solicitation of institutions, money managers and other professional investors and individual investors, and strategic advice on proxy solicitation matters.

OTHER MATTERS

        As of the date of this proxy statement, the board of directors is not aware of any other business or matters to be presented for consideration at the meeting other than as set forth in the notice of meeting attached to this proxy statement. However, if any other business shall come before the meeting or any adjournment or postponement thereof and is to be voted upon, the enclosed proxy shall be deemed to confer discretionary authority on the individuals named to vote the shares represented by such proxy as to any such matters.

REQUESTS FOR MORE INFORMATION

        We will provide without charge to each beneficial holder of our common stock on the record date, upon the written or oral request of any such person, a copy of our Annual Report on Form 10-K (without exhibits) for the year ended December 31, 2010, as filed with the Securities and Exchange Commission. We will also provide to any person without charge, upon request, a copy of our Code of Ethics for Directors, Code of Ethics for Covered Officers and Corporate Compliance Handbook for all employees. Any such requests should be made in writing or by telephone to the Investor Relations Department, Magellan Health Services, Inc., 55 Nod Road, Avon, Connecticut 06001, tel. (877) 645-6464. Our Annual Report on Form 10-K for the year ended December 31, 2010 (without exhibits), Code of Ethics for Directors, Code of Ethics for Covered Officers, Corporate Compliance Handbook, and other Securities and Exchange Commission filings are also available on our internet site at www.MagellanHealth.com. We intend to disclose future amendments to the provisions of the codes of ethics and handbook and material waivers from such codes of ethics and handbook, if any, made with respect to any of our directors and executive officers on our internet site.

Appendix A

MAGELLAN HEALTH SERVICES, INC.
2011 MANAGEMENT INCENTIVE PLAN

A-i

A-ii

MAGELLAN HEALTH SERVICES, INC.
2011 MANAGEMENT INCENTIVE PLAN

        1.    Purpose.    The Magellan Health Services, Inc. 2011 Management Incentive Plan (the "Plan") is intended to enable Magellan Health Services, Inc., a Delaware corporation (the "Company"), and its subsidiaries and affiliates to attract, retain and motivate highly competent persons as officers, employees and non-employee directors, by providing them with appropriate share-based incentives and cash incentives and rewards to encourage them to enter into and continue in service to the Company and its subsidiaries and affiliates, to acquire a proprietary interest in the long-term success of the Company and to reward the performance of individuals in fulfilling their personal responsibilities for achievement of the Company's objectives.

        2.    Administration.

        (a)    Committee.    The Plan will be administered by a committee (the "Committee") appointed by the Board of Directors of the Company from among its members and shall be comprised, unless otherwise determined by the Company's Board of Directors, solely of not less than two (2) members who shall be (i)"Non-Employee Directors" within the meaning of Rule 16b-3(b)(3) (or any successor rule) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and (ii) "outside directors" within the meaning of Treasury Regulation Section 1.162-27(e)(3) under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Board of Directors may perform any function of the Committee hereunder (including with respect to grants of Awards to non-employee directors), in which case references to the Committee shall be deemed to include the Board. The foregoing notwithstanding, no action or decision of the Committee shall be void or deemed not duly authorized solely because a member of the Committee did not meet a qualification requirement set forth in this Section 2(a).

        (b)    Authority.    The Committee is authorized, subject to the provisions of the Plan, to make and administer grants under the Plan (including to determine the terms and conditions of Awards granted and to waive conditions initially established for grants, including to accelerate vesting and to extend the exercisability of grants, except no condition may be waived to the extent the condition would be mandatory for a newly granted Award) and to establish such rules and regulations as it deems necessary for the proper administration of the Plan, including to make such determinations and interpretations and to take such action in connection with the Plan and any Awards granted hereunder as it deems necessary or advisable to carry out its purposes. All determinations and interpretations made by the Committee shall be binding and conclusive on all participants and their legal representatives.

        (c)    Delegation and Advisers.    The Committee may delegate to one or more of its members (including to a designated subcommittee), to management of the Company, to counsel for or advisors or consultants to the Committee or to one or more other agents appointed by the Committee, such duties under the Plan as the Committee may deem advisable; provided, such delegation does not adversely affect the exemption provided by Rule 16b-3 of the Exchange Act, does not prevent an Award from qualifying as a Performance-Based Award, if so intended, complies with Section 157 of the Delaware General Corporation Law, does not result in a related-person transaction with an executive officer required to be disclosed under Item 404(a) of Regulation S-K (in accordance with Instruction 5.a.ii thereunder) under the Exchange Act and otherwise complies with applicable law. The Committee otherwise may act through a subcommittee or with members of the Committee abstaining or recusing themselves to ensure compliance with regulatory requirements or to promote effective governance, as determined by the Committee. The Committee, or any person to whom it has delegated duties as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent, shall be paid by the Company, or the subsidiary or affiliate whose employees have benefited from the Plan, as determined by the Committee.

        (d)    Limitation of Liability and Indemnification.    No member of the Committee and no other director, officer or employee of the Company shall be liable for any act or failure to act hereunder, except in circumstances involving his or her bad faith or willful misconduct, or for any act or failure to act hereunder by any other member, director, officer or employee or by any agent to whom duties in connection with the administration of this Plan have been delegated. The Company shall indemnify members of the Committee and any other director, officer or employee of the Company, a subsidiary or an affiliate designated to act on behalf of the Company or the Committee with regard to the Plan, and may indemnify any counsel or advisors appointed by the Company to assist it in carrying out its responsibilities hereunder, against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act in connection with the Plan to the same extent and on the same terms and conditions as indemnity is provided to officers of the Company in accordance with the Company's Bylaws (except that indemnity to counsel and advisors is not mandatory), including advancing costs and expenses incurred by them in the defense of claims relating thereto.

        3.    Participants.    Participants will consist of such officers and employees of the Company and its subsidiaries and affiliates, or non-employee directors of the Company, or independent contractors providing substantial services similar in scope to services of an employee, as the Committee in its sole discretion determines to be responsible for the success and future growth and profitability of the Company and whom the Committee may designate from time to time to receive Awards under the Plan. Designation of a participant in any year shall not require the Committee to designate such person to receive an Award in any other year or, once designated, to receive the same type or amount of Award as granted to the participant in any other year. The Committee shall consider such factors as it deems pertinent in selecting participants and in determining the type and amount of their respective Awards.

        4.    Type of Awards.    Awards under the Plan may be granted in any one or a combination of (a) Stock Options, (b) Stock Appreciation Rights, (c) Restricted Stock Awards, and (d) Stock Units and Cash-Denominated Awards (each as described below, and collectively, the "Awards"). Any Award may, as determined by the Committee in its discretion, constitute Performance-Based Awards, as described in Section 10 hereof. Awards granted under the Plan shall be evidenced by an agreement (which need not be identical with respect to each grant or grantee) that may provide additional terms and conditions associated with such Awards, as determined by the Committee in its sole discretion, provided, however, that in the event of any conflict between the provisions of the Plan and any such agreement, the provisions of the Plan shall prevail. Nothing contained herein shall prevent the Company from making cash bonus payments or providing other Awards pursuant to any employment agreement, bonus plan or arrangement or other compensation or benefit plan or program. No term of an Award shall provide for a personal loan to a participant.

        5.    Common Stock Available Under the Plan.

        (a)    Basic Limitations.    The aggregate number of shares of capital stock of the Company that may be delivered in connection with Awards granted under this Plan shall be (i) 5,000,000 shares of common stock (the "Common Stock"), plus (ii) the number of shares subject to outstanding awards under the 2008 Management Incentive Plan, the 2006 Management Incentive Plan, the 2003 Management Incentive Plan and the 2006 Directors Equity Compensation Plan (the "Preexisting Plans") which become available as a result of award forfeitures, expirations, and otherwise in accordance with Section 5(b) after shareholder approval of this Plan. The foregoing notwithstanding, if shares of Common Stock are delivered in connection with Restricted Stock Awards or Stock Units, each share delivered shall be counted as 2.29 shares against the aggregate number of shares of Common Stock reserved hereunder. The number of shares of Common Stock that may be delivered under the Plan shall be subject to adjustments in accordance with Section 13 hereof and shall be subject to Sections 5(b) and 5(c) hereof. Shares delivered under the Plan may be authorized and unissued shares or treasury shares or may be purchased on the open market or by private purchase. Shares remaining available for future awards (i.e., not subject to outstanding awards) under the 2008 Management Incentive Plan at the effective date of this Plan shall not be carried over to become available under this Plan.

        (b)    Additional Shares.    Any shares of Common Stock which are: (i) underlying a Stock Option or Stock Appreciation Right under the Plan, or a stock option under a Preexisting Plan, which is cancelled or terminated without having been exercised, including due to expiration or forfeiture, (ii) subject to Restricted Stock Awards or Stock Units under the Plan, or restricted stock or stock units under a Preexisting Plan, which are cancelled, terminated or forfeited, (iii) not delivered to a participant because all or a portion of an Award of Restricted Stock or Stock Units under the Plan is settled in cash or an award of restricted stock or stock units under a Preexisting Plan is settled in cash, or (iv) withheld in connection with Restricted Stock or Stock Units under the Plan, or restricted stock or stock units under a Preexisting Plan, to satisfy tax withholding obligations, shall in each case again be available for Awards for purposes of the aggregate reservation of shares under Section 5(a) (with each share subject to such Awards of Restricted Stock Awards or Stock Units or awards of restricted stock or stock units under the Preexisting Plans shall be counted as 2.29 shares for purposes of this Section 5(b)). Any shares of Common Stock covered by a Stock Option or Stock Appreciation Rights shall be deemed to be delivered upon exercise with respect to such underlying shares even if the net number of shares delivered to the participant is less than the number of shares underlying the Award (as would occur, for example, upon a net exercise of options, upon a settlement of Stock Appreciation Rights in cash or for a net number of shares, upon a stock-for-stock exercise of Stock Options, or upon share withholding to satisfy tax obligations upon exercise of Stock Options or Stock Appreciation Rights).

        (c)    Business Acquisition Grants.    In connection with the acquisition of any business by the Company or any of its subsidiaries or affiliates, any then outstanding options or other similar rights or other equity awards pertaining to such business may be assumed or replaced by Awards under the Plan upon such terms and conditions as the Committee or the Board of Directors of the Company determines to be equitable in its sole discretion and, to the extent any shares of Common Stock are to be delivered as Awards under the Plan in replacement for any such grants, awards, options or rights of another business, such shares shall be in addition to those available for the grant of Awards as provided by Sections 5(a) and 5(b).

        (d)    Annual Per-Person Limitations.    In each calendar year during any part of which the Plan is in effect, a participant may be granted Performance Awards intended to qualify as "performance-based compensation" under Code Section 162(m) relating to up to his or her Annual Limit. A participant's Annual Limit, in any year during any part of which the participant is then eligible under the Plan, shall equal 2.0 million shares plus the amount of the participant's unused Annual Limit relating to shares as of the close of the previous year, subject to adjustment as provided in Section 13. In the case of a cash-denominated Award (i.e., an Award valued in a way in which the limitation set forth in the preceding sentence would not operate as an effective limitation satisfying Treasury Regulation § 1.162-27(e)(4)), a participant may not be granted Awards authorizing the earning during any calendar year of an amount that exceeds the participant's Annual Limit, which for this purpose shall equal $5 million plus the amount of the participant's unused cash Annual Limit as of the close of the previous year (this limitation is separate and not affected by the number of Awards granted during such calendar year subject to the limitation in the preceding sentence). For this purpose, (i) "earning" means satisfying performance conditions so that an amount becomes payable, without regard to whether it is to be paid currently or on a deferred basis or continues to be subject to any service requirement or other non-performance condition, and (ii) a participant's Annual Limit is used to the extent a number of shares or cash amount may be potentially earned or paid under an Award, regardless of whether such amount or shares are in fact earned or paid.

        6.    Stock Options.

        (a)    Generally.    Stock Options will consist of awards from the Company that will enable the holder to purchase a number of shares of Common Stock, at set terms. Stock Options may be "incentive stock options" ("Incentive Stock Options"), within the meaning of Section 422 of the Code, or Stock Options which do not constitute Incentive Stock Options ("Nonqualified Stock Options"). The Committee will have the authority to grant to any participant one or more Incentive Stock Options, Nonqualified Stock Options, or both types of Stock Options (in each case with or without Stock Appreciation Rights). Each Stock Option shall be subject to such terms and conditions, including vesting (which may be accelerated, including upon a change of control of the Company) and terms which may provide for alternative settlement in cash, consistent with the Plan as the Committee may impose or determine from time to time, subject to the following limitations. Dividends and dividend equivalents will not be credited or payable with respect to Stock Options for any periods prior to the valid exercise of the Stock Options, except that this provision will not limit adjustments for non-cash dividends or extraordinary cash dividends authorized under Section 13.

        (b)    Exercise Price.    Each Nonqualified Stock Option granted hereunder shall have a per-share exercise price as the Committee may determine on the date of grant, but not less than 100% of the Fair Market Value of a share at the date of grant

        (c)    Payment of Exercise Price.    The option exercise price may be paid in cash or, in the discretion of the Committee, by the delivery of shares of Common Stock of the Company then owned by the participant, or, in the case of Nonqualified Stock Options, by directing the Company to withhold shares otherwise deliverable upon exercise to satisfy the exercise price. In the discretion of the Committee, payment may also be made by delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price as long as such transaction does not constitute an impermissible loan to an executive officer under Section 13(k) of the Exchange Act (Section 402 of the Sarbanes-Oxley Act of 2002). To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms. The Committee may prescribe any other method of paying the exercise price that it determines to be consistent with applicable law and the purpose of the Plan, including, without limitation, in lieu of the exercise of a Stock Option by delivery of shares of Common Stock of the Company then owned by a participant, providing the Company with a notarized statement attesting to the number of shares owned, where upon verification by the Company, the Company would issue to the participant only the number of incremental shares to which the participant is entitled upon exercise of the Stock Option.

        (d)    Exercise Period.    Stock Options granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions, including vesting, as shall be determined by the Committee; provided, however, that no Stock Option shall be exercisable later than ten (10) years after the date it is granted (subject to Section 6(f)). All Stock Options shall terminate at such earlier times and upon such conditions or circumstances as the Committee shall in its discretion set forth in such option agreement on the date of grant.

        (e)    Limitations on Incentive Stock Options.    Incentive Stock Options may be granted only to participants who are employees of the Company or of a "Parent Corporation" or "Subsidiary Corporation" (as defined in Sections 424(e) and (f) of the Code, respectively) on the date of grant. The aggregate Fair Market Value (determined as of the time the Stock Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under all option plans of the Company and of any Parent Corporation or Subsidiary Corporation) shall not exceed one hundred thousand dollars ($100,000); provided, however, that if such $100,000 limit is exceeded, the excess Incentive Stock Options shall be treated as Nonqualified Stock Options. For purposes of the preceding sentence, Incentive Stock Options will be taken into account in the order in which they are granted. The per-share exercise price of an Incentive Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the date of grant, and no Incentive Stock Option may be exercised later than ten (10) years after the date it is granted.

        (f)    Additional Limitations on Incentive Stock Options for Ten Percent Shareholders.    Incentive Stock Options may not be granted to any participant who, at the time of grant, owns stock possessing (after the application of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent Corporation or Subsidiary Corporation, unless the exercise price of the option is fixed at not less than one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant and the exercise of such option is prohibited by its terms after the expiration of five (5) years from the date of grant of such option.

        7.    Stock Appreciation Rights.

        (a)    Generally.    The Committee may, in its discretion, grant Stock Appreciation Rights, including a concurrent grant of Stock Appreciation Rights in tandem with any Stock Option grant. A Stock Appreciation Right means a right to receive a payment in cash, Common Stock or a combination thereof, as determined by the Committee, in an amount equal to the excess of (i) the Fair Market Value, or other specified valuation (which may not exceed Fair Market Value), of a specified number of shares of Common Stock on the date the right is exercised over (ii) the Fair Market Value of such shares of Common Stock on the date the right is granted, or other specified amount (which may not be less than such grant-date Fair Market Value), all as determined by the Committee; provided, however, that if a Stock Appreciation Right is granted in tandem with or in substitution for a previously granted Stock Option, the designated Fair Market Value in the Award agreement (for purposes of clause (ii) above) shall reflect the Fair Market Value on the date such Stock Option was granted (subject to Section 21). Each Stock Appreciation Right shall be subject to such terms and conditions including vesting (which may be accelerated, including upon a change of control of the Company, subject to Section 19(a)), as the Committee shall impose or determine from time to time; provided, however, that if a Stock Appreciation Right is granted in connection with a Stock Option, the Stock Appreciation Right shall become exercisable and shall expire according to the same vesting and expiration rules as the corresponding Stock Option, unless otherwise determined by the Committee. Dividends and dividend equivalents will not be credited or payable with respect to Stock Appreciation Rights for any periods prior to the valid exercise of the Stock Appreciation Rights, except that this provision will not limit adjustments for non-cash dividends or extraordinary cash dividends authorized under Section 13.

        (b)    Exercise Period.    Stock Appreciation Rights granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions including vesting (which may be accelerated, including upon a change of control of the Company, subject to Section 19(a)), as shall be determined by the Committee; provided, however, that no Stock Appreciation Rights shall be exercisable later than ten (10) years after the date it is granted; and provided further, that the time of exercise of any Stock Appreciation Right intended to be a 409A Award shall conform to applicable requirements of Code Section 409A. All Stock Appreciation Rights shall terminate at such earlier times and upon such conditions or circumstances as the Committee shall in its discretion set forth in such right at the date of grant.

        8.    Restricted Stock Awards.

        (a)    Generally.    The Committee may, in its discretion, grant Restricted Stock Awards consisting of Common Stock issued or transferred to participants with or without cash or other payment therefor in whole or in part. Each participant granted a Restricted Stock Award shall execute and deliver to the Company an agreement with respect to the Restricted Stock setting forth the restrictions applicable to such Restricted Stock

        (b)    Payment of the Purchase Price.    If the Restricted Stock Award requires payment therefor, the purchase price of any shares of Common Stock subject to a Restricted Stock Award may be paid in any manner authorized by the Committee (subject to applicable requirements of the Delaware General Corporation Law), which may include any manner authorized under the Plan for the payment of the exercise price of a Stock Option. Restricted Stock Awards may also be made solely in consideration of services rendered to the Company or its subsidiaries or affiliates (subject to applicable requirements of the Delaware General Corporation Law). This may include treating services between the grant date and the date of issuance as payment of lawful consideration equal to the par value of the Restricted Stock Award.

        (c)    Additional Terms.    Restricted Stock Awards may be subject to such terms and conditions including vesting (which may be accelerated, including upon a change of control of the Company), as the Committee determines appropriate, including, without limitation, (i) restrictions on the sale or other disposition of such shares, (ii) the right of the Company to reacquire such shares for no consideration upon termination of the participant's employment or service within specified periods, the participant's competition with the Company, or the participant's breach of other obligations to the Company, and (iii) the right of the Company to settle a vested Award by cash payment of the then Fair Market Value of the shares. Restricted Stock Awards not subject to a vesting requirement are authorized hereunder. Restricted Stock Awards may constitute Performance-Based Awards, as described in Section 10 hereof. The Committee may require the participant to deliver a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such an Award. The Committee may also require that the stock certificates evidencing such shares be held in custody or bear restrictive legends until the restrictions thereon shall have lapsed.

        (d)    Rights as a Shareholder.    The participant shall have, with respect to the shares of Common Stock subject to a Restricted Stock Award, all of the rights of a holder of shares of Common Stock of the Company, including the right to vote the shares, except as may be otherwise provided in a Restricted Stock Award agreement as determined by the Committee. At the discretion of the Committee, cash dividends and stock dividends with respect to the Restricted Stock may be either currently paid to the participant or withheld by the Company for the participant's account, and interest may be credited (or not credited) on the amount of cash dividends withheld at a rate and subject to such terms (which may be accelerated, including upon a change of control of the Company) as determined by the Committee. The cash dividends or stock dividends so withheld by the Committee and attributable to any particular share of Restricted Stock (and earnings thereon, if applicable) shall be distributed to the participant upon the release of restrictions on such shares and, if such share is forfeited, the participant shall have no right to such cash dividends or stock dividends.

        9.    Stock Units.

        (a)    Generally.    The Committee may, in its discretion, grant Stock Units (as defined in subsection (c) below) to participants hereunder. Stock Units may be subject to such terms and conditions including vesting (which may be accelerated, including upon a change of control of the Company, subject to Section 19(a)), as the Committee determines appropriate. Stock Units may constitute Performance-Based Awards, as described in Section 10 hereof. A Stock Unit granted by the Committee shall provide payment in shares of Common Stock at such time as the Award agreement shall specify. Stock Units may be 409A Awards or Non-409A Awards, based upon their terms; the

Committee may include elective deferral features for Stock Units in its discretion. Shares of Common Stock issued pursuant to this Section 9 may be issued with or without other payments therefor as may be required by applicable law or such other consideration as may be determined by the Committee. The Committee shall determine whether a participant granted a Stock Unit shall be entitled to a Dividend Equivalent Right (as defined in subsection (c) below).

        (b)    Settlement of Stock Units.    Shares of Common Stock representing the Stock Units shall be distributed to the participant unless the Committee provides for the payment of the Stock Units in cash equal to the value of the shares of Common Stock which would otherwise be distributed to the participant or provides for such payment partly in cash and partly in shares of Common Stock.

        (c)    Definitions.    A "Stock Unit" means a notional account representing a participant's conditional right to receive at a future date one (1) share of Common Stock. The Committee may designate a Stock Unit Award by an alternative name, such as "Restricted Stock Units" or "Deferred Shares." A "Dividend Equivalent Right" means the right to receive the amount of any dividend paid on the share of Common Stock underlying a Stock Unit, which shall be payable in cash or in the form of additional Stock Units, and subject to a risk of forfeiture and other terms as specified by the Committee. Other provisions of the Plan notwithstanding, Dividend Equivalents relating to a Performance-Based Award at minimum shall be forfeitable to the extent the related Performance-Based Award remains forfeitable upon failure to achieve the specified performance conditions.

        10.    Performance-Based Awards.

        (a)    Generally.    Any Award, including Cash-Denominated Awards under Section 10(f), may be granted in a manner such that the Awards qualify for the performance-based compensation exemption of Section 162(m) of the Code ("Performance-Based Awards"). As determined by the Committee in its sole discretion, either the granting or vesting of such Performance-Based Awards shall be based on achievement of performance objectives that are based on one or more of the business criteria described below that apply to the individual participant, one or more business units or the Company as a whole.

        (b)    Business Criteria.    The business criteria shall be as follows, individually or in combination: (i) net earnings; (ii) earnings per share; (iii) revenues; (iv) sales; (v) operating income; (vi) earnings before interest and taxes (EBIT) or earnings before interest, taxes, depreciation and amortization (EBITDA); (vii) operating earnings; (viii) segment profit, as defined in the company's financial statements; (ix) working capital targets; (x) return on equity; (xi) return on capital or return on assets; (xii) expenses or expense ratios; (xiii) cash flow, free cash flow, cash flow return on investment, net cash provided by operations, net operating profit (operating earnings minus a charge for capital) or economic profit created; (xiv) market price per share; (xv) total return to shareholders, (xvi) total market capitalization, agency ratings of financial strength, completion of capital and borrowing transactions, and dividend payout levels; and (xvii) specific strategic or operational business criteria, including market penetration, geographic expansion, new concept development goals, new products, achievement of business project objectives, or new ventures, customer satisfaction, staffing, training and development goals, and goals relating to acquisitions, divestitures, affiliates and joint ventures. Business criteria may be measured on a consolidated basis, by segment, by department, group or business unit, by specified product or operation, or by specified subsidiaries or affiliates of the Company. The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a ratio, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies.

        (c)    Establishment of Performance Goals.    With respect to Performance-Based Awards, the Committee shall establish in writing (i) the performance goals applicable to a specified performance period, and such performance goals shall state, in terms of an objective formula or standard, the method for computing the amount of compensation payable to the participant if such performance goals are obtained and (ii) the individual employees or class of employees or other grouping of participants to which such performance goals apply; provided, however, that such performance goals shall be established in writing no later than ninety (90) days after the commencement of the applicable performance period (but in no event after twenty-five percent (25%) of such performance period has elapsed). Performance periods may be of any length, as specified by the Committee.

        (d)    Performance Award Pool.    The Committee may establish a Performance Award Pool, which shall be an unfunded pool, for purposes of measuring performance in connection with Performance-Based Awards. The amount of such Performance Award Pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 10(b) during the given performance period, as specified by the Committee in accordance with Section 10(c). The Committee may specify the amount of the Performance Award Pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria. The Committee may specify Performance-Based Awards for any one participant as a percentage of the Performance Award Pool, subject to such terms and conditions, including potentially the exercise of negative discretion, as the Committee may specify, provided that the aggregate percentage of the Performance Award Pool allocated to participants may not exceed 100% of the Performance Award Pool.

        (e)    Certification of Performance.    No Performance-Based Awards shall be payable to or vest with respect to, as the case may be, any participant for a given performance period until there has been certified in writing by or on behalf of the Committee that the objective performance goals (and any other material terms) applicable to such period have been satisfied.

        (f)    Settlement of Performance-Based Awards; Other Terms.    Settlement of Performance-Based Awards shall be in cash, Common Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, increase or reduce the amount of a settlement otherwise to be made in connection with such Performance-Based Awards; provided, however, that (i) the Committee may not exercise discretion to increase any such amount payable to a covered employee (as defined under Code Section 162(m)) in respect of a Performance-Based Award in excess of the amount earned through performance with respect to the Section 162(m)-qualifying performance goal established under Section 10(b) (and subject to any legal commitment on the part of the Company limiting such exercise of discretion); and (ii), in the case of any Performance-Based Award denominated in shares at the grant date (i.e., an Award that constitutes share-based equity under Financial Accounting Standards Board (FASB) Accounting Standards Codification 718 ("FASB ASC Topic 718")), no discretion to reduce or increase the amounts payable shall be reserved unless such reservation of discretion is expressly stated by the Committee at the time it acts to authorize or approve the grant of such Award. Any settlement which changes the form of payment from that originally specified shall be implemented in a manner such that the Performance-Based Award and other related Awards do not, solely for that reason, fail to qualify as "performance-based compensation" for purposes of Code Section 162(m). The Committee shall specify the circumstances in which such Performance-Based Awards shall be paid or forfeited in the event of termination of employment by the participant or other event (including a change in control) prior to the end of a performance period or settlement of such Performance-Based Awards.

        (g)    Cash-Denominated Awards.    Performance-Based Awards may include awards denominated in cash ("Cash-Denominated Awards"), which may be payable in cash or in the form of other Awards. Cash-Denominated Awards include annual incentive awards and longer-term incentives, as well as supplemental cash awards that may relate to Awards intended to be Performance-Based Awards.

        11.    Foreign Laws.    The Committee may grant Awards to individual participants who are subject to the tax and other laws of nations other than the United States, which Awards may have terms and conditions as determined by the Committee as necessary to comply with applicable foreign laws and local compensation customs and practices, and that may differ from those applicable to other participants or otherwise specified in the Plan. The Committee may take any action which it deems advisable to obtain approval of such Awards by the appropriate foreign governmental entity; provided, however, that no such Awards may be granted pursuant to this Section 11 and no action may be taken which would result in a violation of the Exchange Act or any other applicable law.

        12.    Certain Terminations of Employment; Forfeitures.

        (a)    Forfeiture of Unsettled Awards.    Unless the Committee or any agreement relating to Awards under this Plan shall otherwise provide, an employee participant shall forfeit all Awards he or she holds at the time and which have not been settled under this Plan (other than vested Restricted Stock Awards and vested Stock Units the settlement of which has been deferred at the election of the participant) if:

            (i)  the participant's employment with the Company or a Related Employer is terminated for willful, deliberate, or gross misconduct in the performance of the participant's duties to the Company or a Related Employer, as determined by the Committee in its good faith judgment, or any other event which constitutes "cause" under an employment agreement to which such participant is a party. For purposes of this Section 12(a), a "Related Employer" means any Parent Corporation or Subsidiary Corporation or, with respect to Awards other than Incentive Stock Options, any other subsidiary or affiliate that employs the participant; or

           (ii)  following the participant's termination of employment with the Company or a Related Employer and for a period of one (1) year thereafter, the participant engages in any business or enters into any employment relationship in violation of any non-competition obligation which such participant has to the Company or a Related Employer (under any employment agreement, separation agreement, severance or other policy of the Company, or under any other agreement or specified as a condition of any Award) or in violation of any restriction to which the participant is subject on, directly or indirectly, soliciting the employment of or any business from, or employing or doing business with, any of the employees or former employees of the Company or a Related Employer or any customer or supplier to the Company or a Related Employer, or any other party with which the Company or a Related Employer has a business relationship (including any such obligation or restriction contained in any agreement pursuant to which any Award is provided or any other agreement), and the Committee in its sole discretion has determined the results of such violation to have been injurious to the business interests of the Company or a Related Employer.

The activities described in (i) and (ii) above are hereafter referred to as "Injurious Conduct".

        (b)    Effect on Settled Awards.    A forfeiture of Awards provided by Section 12(a) upon the Committee determining that a participant has engaged in Injurious Conduct during the course of his or her employment or during the one (1) year period following his or her termination of employment shall not relieve the participant of any liability he or she may have to the Committee as a result of engaging in the Injurious Conduct. In addition, the Committee may provide, in any Award agreement or policy in effect at the time of grant of an Award, for a forfeiture of shares acquired or gains previously realized upon exercise, lapse of restrictions or settlement of the Award (commonly referred to as a "clawback") in the event of Injurious Conduct by a participant during employment or a specified period following employment. Any policy of the Company providing for forfeiture or recoupment of compensation in effect at the date of grant of an Award shall apply by its terms to such Award, unless such application is modified or waived by the Committee in writing.

        (c)    Timing; Committee Determinations.    The Committee shall exercise the right of forfeiture provided to the Company in this Section 12 within ninety (90) days after the discovery of the activities giving rise to the Company's right of forfeiture, which activities must have occurred no later than twelve (12) months after the participant's termination of employment. A participant may make a request to the Committee in writing for a determination regarding whether any proposed business or activity would constitute Injurious Conduct. Such request shall fully describe the proposed business or activity. The Committee shall respond to the participant in writing and the Committee's determination shall be limited to the specific business or activity so described.

        (d)    Applicability of Dodd-Frank Act Forfeiture Provisions.    Any clawback or recoupment provisions required under the Dodd-Frank Wall Street Reform and Consumer Protection Act and any implementing rules of a regulatory agency or stock exchange thereunder, and effective as of the time of grant of an Award, shall apply to such Award.

        (e)    Condition Precedent.    Unless the Committee or any agreement relating to Awards under this Plan shall otherwise provide, all Awards shall be considered awarded subject to the applicability of this Section 12.

        (f)    Enforceability.    The purpose of this Section 12 is to protect the Company (and any Parent Corporation and Subsidiary Corporations) from Injurious Conduct. To the extent that this Section 12 is not fully enforceable as written, the unenforceable provisions shall be modified so as to provide the Company with the fullest protection permitted by law.

        13.    Adjustment Provisions.    Awards granted under the Plan and any agreements evidencing such Awards, the maximum number of shares of Common Stock deliverable under the Plan stated in Section 5(a) and the maximum number of shares of Common Stock with respect to which Awards may be granted to or measured with respect to any one person during any period stated in Section 5(d) shall be subject to adjustment or substitution, as determined by the Committee in its sole discretion, as to the number, price or kind of a share of Common Stock or other consideration subject to such Awards or as otherwise determined by the Committee to be equitable (i) in the event of changes in the outstanding Common Stock or in the capital structure of the Company by reason of stock or extraordinary cash dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, spin-offs, dividends in kind or other non-cash dividends, or other relevant changes in capitalization, or (ii) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, participants, or which otherwise warrants equitable adjustment because it interferes with the intended operation of the Plan. With respect to outstanding Awards, upon the occurrence of an event constituting an "equity restructuring" as defined under FASB ASC Topic 718 with respect to Common Stock, each participant has a legal right to the equitable adjustment provided hereunder, in order to preserve without enlarging the participant's rights with respect to such Awards. Any adjustment in Incentive Stock Options under this Section 13 shall be made only to the extent not constituting a "modification" within the meaning of Section 424(h)(3) of the Code, and any adjustments under this Section 13 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act and which otherwise is permissible under Code Section 409A. Further, with respect to Awards intended to qualify as "performance-based compensation" under Section 162(m) of the Code, such adjustments or substitutions shall be made only to the extent that the Committee determines that such adjustments or substitutions may be made without causing the Company to be denied a tax deduction on account of Section 162(m) of the Code. The Company shall give each participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

        14.    Nontransferability.    Each Award granted under the Plan to a participant (other than unrestricted Stock Awards and vested Restricted Stock Awards) shall not be transferable otherwise than by will or the laws of descent and distribution (or pursuant to a beneficiary designation in the event of the participant's death), and shall be exercisable, during the participant's lifetime, only by the participant. In the event of the death of a participant, each Stock Option or Stock Appreciation Right theretofore granted to him or her shall be exercisable during such period after his or her death as the Committee shall in its discretion set forth in such option or right at the date of grant (or in a written amendment to the Award) and then only by the executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant's rights under the Stock Option or Stock Appreciation Right shall pass by will or the laws of descent and distribution or beneficiary designation. Notwithstanding the foregoing (but subject to Section 19), at the discretion and subject to the approval of the Committee, an Award other than an Incentive Stock Option may permit the transferability of the Award by a participant solely to the participant's spouse, siblings, parents, children and grandchildren or trusts for the benefit of such persons or partnerships, corporations, limited liability companies or other entities owned solely by such persons, including trusts for such persons, subject to any restriction specified by the Committee, but this shall not be construed to authorize transfers of Awards to third parties for value.

        15.    Other Provisions.    The grant of any Award under the Plan may also be subject to such other provisions (whether or not applicable to the Award granted to any other participant) as the Committee determines appropriate, including, without limitation, provisions for the forfeiture of, or restrictions on resale or other disposition of, Common Stock acquired under any form of Award, provisions for the acceleration of exercisability or vesting of Awards (subject to Section 19(a)), performance conditions other than those imposed under Section 10, or provisions to comply with federal and state securities laws, or understandings or conditions as to the participant's employment or service in addition to those specifically provided for under the Plan.

        16.    Fair Market Value.    For purposes of this Plan and any Awards awarded hereunder, Fair Market Value on any given date means the fair market value of the shares of Common Stock determined by such methods or procedures as shall be established from time to time by the Committee. Unless otherwise determined by the Committee, (i) if the Common Stock is listed on a national securities exchange or a marketplace maintained by the National Association of Securities Dealers Automated Quotation System ("NASDAQ") and reporting trades on a last sale basis, the closing price reported as having occurred on such date, or, if there is no sale on such date, then on the last preceding date on which such a sale was reported, or (ii) if the Common Stock is not listed on such a national securities exchange or NASDAQ, the amount determined by the Committee (or in accordance with procedures approved by the Committee) to be the fair market value based upon a good faith attempt to value the Common Stock accurately.

        17.    Withholding.    All payments or distributions of Awards made pursuant to the Plan shall be subject to applicable federal, state and local tax withholding requirements. If the Company proposes or is required to distribute Common Stock pursuant to the Plan, it may require the recipient to remit to it or to the corporation that employs such recipient an amount sufficient to satisfy such tax withholding requirements prior to the delivery of any certificates for such Common Stock. In lieu thereof, the Company or the employing corporation shall have the right to withhold the amount of such taxes from any other sums due or to become due from such corporation to the recipient as the Committee shall prescribe (subject to the requirements of Code Section 409A in the case of any such other payment that constitutes a deferral of compensation for purposes of Section 409A). The Committee may, in its discretion and subject to such rules as it may adopt (including any as may be required to satisfy applicable tax and/or non-tax regulatory requirements), require, or permit an election by, a participant to pay all or a portion of the federal, state and local withholding taxes arising in connection with any Award consisting of shares of Common Stock by having the Company withhold shares of Common Stock having a Fair Market Value equal to the amount of tax to be withheld, such tax calculated at minimum statutory withholding rates.

        18.    Employment Rights and Continued Service.    Neither the Plan nor any action taken hereunder shall be construed as giving any participant the right to be retained in the employ or service of the Company or any of its subsidiaries or affiliates.

        19.    Tax Compliance.

        (a)    409A Awards and Deferrals.    Other provisions of the Plan notwithstanding, the terms of any 409A Award (which for purposes of this Section 19 means only such an Award held by a participant subject to United States federal income tax), including any authority of the Company and rights of the participant with respect to the 409A Award, shall be limited to those terms permitted under Section 409A, and any terms not permitted under Code Section 409A shall be modified and limited to the extent necessary to conform with Section 409A but only to the extent that such modification or limitation is permitted under Code Section 409A and the regulations and guidance issued thereunder. The following rules will apply to 409A Awards:

            (i)  Elections. If a participant is permitted to elect to defer an Award or any payment under an Award, such election will be permitted in accordance with the provisions specified in the "Deferral Election Rules" set forth as Exhibit A to the 2008 Management Incentive Plan;

           (ii)  Changes to Distribution Elections. The Committee may, in its discretion, require or permit on an elective basis a change in the settlement terms applicable to such 409A Awards (and Non-409A Awards that qualify for the short-term deferral exemption under Code Section 409A) only to the extent permitted by and in accordance with applicable IRS guidance under Code Section 409A;

          (iii)  Exercise and Distribution. Except as provided in Section 19(a)(iv) hereof, no 409A Award shall be exercisable (if the exercise would result in a distribution) or otherwise distributable to a participant (or his or her beneficiary) except upon the occurrence of one of the following (or a date related to the occurrence of one of the following), which must be specified in a written document governing such 409A Award and otherwise meet the requirements of Treasury Regulation § 1.409A-3:

    (A)
    Specified Time. A specified time or a fixed schedule.

    (B)
    Separation from Service. The participant's separation from service (within the meaning of Treasury Regulation § 1.409A-1(h) and other applicable rules under Code Section 409A); provided, however, that if the participant is a "key employee" (as defined in Code Section 416(i) without regard to paragraph (5) thereof) and any of the Company's Stock is publicly traded on an established securities market or otherwise, settlement under this Section 19(a)(iii)(B) may not be made before the date that is six months after the date of separation from service

    (C)
    Death. The death of the participant.

    (D)
    Disability. The date the participant has experienced a 409A Disability (as defined below).

    (E)
    409A Ownership/Control Change. The occurrence of a 409A Ownership/Control Change as defined below.

          (iv)  No Acceleration. The exercise or distribution of a 409A Award may not be accelerated prior to the time specified in Section 19(a)(iii) hereof, except in the case of one of the following events:

    (A)
    Unforeseeable Emergency. The occurrence of an Unforeseeable Emergency, as defined below, but only if the net amount payable upon such settlement does not exceed the amounts necessary to relieve such emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the settlement, after taking into account the extent to which the emergency is or may be relieved through reimbursement or compensation from insurance or otherwise or by liquidation of the participant's other assets (to the extent such liquidation would not itself cause severe financial hardship), or by cessation of deferrals under the Plan. Upon a finding that an Unforeseeable Emergency has occurred with respect to a participant, any election of the participant to defer compensation that will be earned in whole or part by services in the year in which the emergency occurred or is found to continue will be immediately cancelled.

    (B)
    Domestic Relations Order. The 409A Award may permit the acceleration of the exercise or distribution time or schedule to an individual other than the participant as may be necessary to comply with the terms of a domestic relations order (as defined in Section 414(p)(1)(B) of the Code).

    (C)
    Conflicts of Interest. Such 409A Award may permit the acceleration of the settlement time or schedule as may be necessary to comply with an ethics agreement with the Federal government or if reasonably necessary to comply with a Federal, state, local or foreign ethics law or conflict of interest law in compliance with Treasury Regulation § 1.409A-3(j)(4)(iii).

    (D)
    Change in Control/Plan Termination. The Committee may exercise the discretionary right to accelerate the vesting of any unvested compensation deemed to be a 409A Award upon a 409A Ownership/Control Change or to terminate the Plan upon or within 12 months after a 409A Ownership/Control Change or otherwise to the extent permitted under Treasury Regulation § 1.409A-3(j)(4)(ix), or accelerate settlement of such 409A Award in any other circumstance permitted under Treasury Regulation § 1.409A-3(j)(4).

           (v)  Definitions. The following terms shall be defined as set forth below:

    (A)
    "409A Award" means an Award that constitutes a deferral of compensation under Code Section 409A and regulations thereunder. "Non-409A Award" means an Award other than a 409A Award (including those exempt as "short-term deferrals" under Treasury Regulation § 1.409A-1(b)(4)). Although the Committee retains authority under the Plan to grant Options, Stock Appreciation Rights ("SARs") and Restricted Stock on terms that will qualify those Awards as 409A Awards, Options, SARs, and Restricted Stock are intended to be Non-409A Awards unless otherwise expressly specified by the Committee.

    (B)
    "409A Ownership/Control Change" means the occurrence of a Change in Control occurs in connection with which there occurs a change in the ownership of the Company, a change in effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company, as defined in Treasury Regulation § 1.409A-3(i)(5).

    (C)
    "409A Disability" means an event which results in the participant being (i) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii), by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company or its subsidiaries.

    (D)
    "Unforeseeable Emergency" means a severe financial hardship to the participant resulting from an illness or accident of the participant, the participant's spouse, or a dependent (as defined in Code Section 152, without regard to Code Sections 152(b)(1), (b)(2), and (d)(1)(B)) of the participant, loss of the participant's property due to casualty, or similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the participant, and otherwise meeting the definition set forth in Treasury Regulation § 1.409A-3(i)(3).

          (vi)  Determination of "Key Employee." For purposes of a settlement under Section 19(a)(iii)(B), status of a participant as a "key employee" shall be determined annually under the Company's administrative procedure for such determination for purposes of all plans subject to Code Section 409A.

         (vii)  Non-Transferability. The provisions of Section 14 notwithstanding, no 409A Award or right relating thereto shall be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the participant or the participant's Beneficiary.

        (viii)  Time of Distribution. In the case of any distribution of a 409A Award, if the timing of such distribution is not otherwise specified in the Plan or an Award agreement or other governing document, the distribution shall be made within 60 days after the date at which the settlement of the Award is specified to occur. In the case of any distribution of a 409A Award during a specified period following a specified settlement date, the maximum period shall be 90 days, and the participant shall have no influence (other than permitted deferral elections) on any determination as to the tax year in which the distribution will be made during any period in which a distribution may be made;

          (ix)  Limitation on Setoffs. If the Company has a right of setoff that could apply to a 409A Award, such right may only be exercised at the time the 409A Award would have been distributed to the participant, and may be exercised only as a setoff against an obligation that arose not more than 30 days before and within the same year as the distribution date if application of such setoff right against an earlier obligation would not be permitted under Code Section 409A.

           (x)  409A Rules Do Not Constitute Waiver of Other Restrictions. The rules applicable to 409A Awards under this Section 19(a) constitute further restrictions on terms of Awards set forth elsewhere in this Plan. Thus, for example, an Option or SAR that constitutes a 409A Award shall be subject to restrictions, including restrictions on rights otherwise specified in Sections 6 and 7, in order that such Award shall not result in constructive receipt of income before exercise or tax penalties under Code Section 409A.

        (b)    Release or Other Termination Agreement.    If the Company requires a participant to execute a release, non-competition, or other agreement as a condition to receipt of a payment upon or following a termination of employment, the Company will supply to the participant a form of such release or other document not later than the date of the participant's termination of employment, which must be returned within the minimum time period required by law (or 21 days if no such minimum period is required by law) and must not be revoked by the participant within the applicable time period for revocation required by law (if any) in order for the participant to satisfy any such condition. If any amount payable during a fixed period following termination of employment is subject to such a requirement and the fixed period would begin in one tax year and end in the next tax year, the Company, in determining the time of payment of any such amount, will not be influenced by the timing of any action of the participant including execution of such a release or other document and expiration of any revocation period. In particular, the Company will be entitled in its discretion to deposit any such payment in escrow during either year comprising such fixed period, so that such deposited amount is constructively received and taxable income to the participant upon deposit but with distribution from such escrow remaining subject to the participant's execution and non-revocation of such release or other document.

        (c)    Distributions Upon Vesting.    In the case of any Non-409A Award providing for a distribution upon the lapse of a substantial risk of forfeiture, if the timing of such distribution is not otherwise specified in the Plan or an Award agreement or other governing document, the distribution shall be made not later than March 15 of the year following the year in which the substantial risk of forfeiture lapsed, provided that the participant shall have no influence on any determination as to the tax year in which the distribution will be made.

        (d)    Scope and Application of this Provision.    For purposes of this Section 19, references to a term or event (including any authority or right of the Company or a participant) being "permitted" under Code Section 409A mean that the term or event will not cause the participant to be deemed to be in constructive receipt of compensation relating to the 409A Award prior to the distribution of cash, shares or other property or to be liable for payment of interest or a tax penalty under Section 409A.

        (e)    Separate Payments.    Unless otherwise specified in the applicable Award agreement, each vesting tranche of an Award shall be deemed to be a separate payment for purposes of Code Section 409A, and any portion of a vesting tranche that would vest on a pro rata basis in the event of a separation from service on December 31 of a given year and the remaining portion of such vesting tranche that would not so vest, each shall be deemed to be a separate payment for purposes of Code Section 409A.

        (f)    Limitation on Adjustments.    Any adjustment under Section 10(c) shall be implemented in a way that complies with applicable requirements under Section 409A so that Non-409A Option/SARs do not, due to the adjustment, become 409A Awards, and otherwise so that no adverse consequences under Section 409A result to participants.

        20.    No Fractional Shares.    No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, or Awards, or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

        21.    Duration, Amendment and Termination.    No Award shall be initially granted more than ten (10) years after the latest date upon which the Plan (including any amendment and restatement of the Plan) has been approved by shareholders, but Awards outstanding at that time shall remain outstanding and governed by the terms of the Plan. The Company may amend the Plan from time to time or suspend or terminate the Plan at any time. However, no amendment of the Plan may be made without approval of holders of a majority of the voting power of the Common Stock (as defined in the Company's Amended and Restated Certificate of Incorporation as in effect immediately after the Effective Date), voting together as a single class (by a vote meeting the voting standard specified in Section 23), if the amendment will: (i) increase the aggregate number of shares of Common Stock that may be delivered through Awards under the Plan; (ii) increase the maximum number of shares or cash that may be awarded to any participant under Section 5 hereof; (iii) change the types of business criteria on which Performance-Based Awards are to be based under the Plan; or (iv) modify the Plan so as to materially broaden eligibility for participation in the Plan; provided, however, that adjustments authorized under Section 13 are not subject to shareholder approval under this Section 21. The Plan may be amended by the Board or by the Committee, provided that any action of the Committee shall be authorized only to the extent such action is within the scope of the authority delegated to the Committee in its then current Charter. Without the approval of shareholders, the Plan will not be amended with an effect on previously granted Options or SARs, and the Committee will not amend or replace previously granted Options or SARs, in a transaction that constitutes a "repricing." For this purpose, a "repricing" means: (1) amending the terms of an Option or SAR after it is granted to lower its exercise price; (2) any other action that is treated as a repricing under generally accepted accounting principles; and (3) canceling an Option or SAR at a time when its strike price is equal to or greater than the fair market value of the underlying Stock, in exchange for another Option, SAR, Restricted Stock, other equity, or a payment of cash, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction. A cancellation and exchange described in clause (3) of the preceding sentence will be considered a repricing regardless of whether the Option, Restricted Stock or other equity is delivered simultaneously with the cancellation, regardless of whether it is treated as a repricing under generally accepted accounting principles, and regardless of whether it is voluntary on the part of the Option holder. Adjustments to Awards under Section 13 will not be deemed "repricings," however.

        22.    Governing Law.    This Plan, Awards granted hereunder and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).

        23.    Unfunded Plan.    Participants shall have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any participant, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan (excluding Restricted Stock), such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

        24.    Effective Date.    This Plan has been approved by the Board of Directors of the Company on February 18, 2011, subject to approval of the Plan by the Company's shareholders at the 2011 Annual Meeting of Shareholders, by the affirmative vote of a majority of the voting power present in person or by proxy and entitled to vote generally in the election of directors and entitled to vote on the matter of approval of this Plan. The Plan shall become effective upon such shareholder approval of the Plan. Upon such shareholder approval of the Plan, no further awards shall be granted under the 2008 Management Incentive Plan, but any outstanding awards under that Plan shall continue to be governed by that Plan in accordance with their terms (and the Committee's authority to modify such outstanding awards shall continue).

Appendix B

MAGELLAN HEALTH SERVICES, INC.
2011 EMPLOYEE STOCK PURCHASE PLAN

B-i

MAGELLAN HEALTH SERVICES, INC.
2011 EMPLOYEE STOCK PURCHASE PLAN

        1.     PURPOSE.    The purpose of the Magellan Health Services, Inc. 2011 Employee Stock Purchase Plan (the "Plan") is to provide employees of Magellan Health Services, Inc. (the "Company") and its subsidiary companies with an opportunity to be compensated through the benefits of stock ownership and to acquire an interest in the Company through the purchase of Common Stock of the Company. The Company intends that the Plan help it to attract and retain non-executive officer employees and encourage them to acquire an ownership interest through which they can share in the success of the Company. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986 (the "Code"). The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

        2.     DEFINITIONS.

          (a)   "Base Pay" means the compensation payable to an employee by the Company or a designated subsidiary (as defined in Code Section 424(f)) (a "subsidiary"), calculated at that employee's base salary or standard hourly rate of compensation, but excluding overtime, commissions, shift differential, incentive bonus compensation, equity compensation, severance compensation, Company contributions under benefit or retirement plans and compensation payable under any deferred compensation or other fringe benefit plan.

          (b)   "Employee" means for each Offering Period (as defined in Section 4) any person who is employed by the Company or by any subsidiary of the Company designated from time to time by the Committee (as defined in Section 13) to participate in such Offering Period.

        3.     ELIGIBILITY.

          (a)   Any Employee who shall be employed on a designated "Eligibility Date" preceding the Offering Date (as defined in Section 4) of an Offering Period shall be eligible to participate in the Plan for such Offering Period, except for designated "highly compensated employees" excluded from eligibility by the Committee. The Eligibility Date shall be the 60th day preceding the Offering Date, unless otherwise specified in by the Company prior to the Offering Date. Notwithstanding the foregoing, the Committee, in its sole discretion, may credit the employment service of persons employed by a business acquired by the Company or by any subsidiary thereof for the purpose of meeting the eligibility requirement set forth in this Section 3(a). To determine those highly compensated employees who shall be ineligible to participate, for each Offering Period, the Board or Committee shall designate a level of Base Pay that shall be the "Maximum Participation Level." Highly compensated employees, as that term is defined under Code Section 414(q) and applicable at the Offering Date, whose compensation exceeds the Maximum Participation Level shall be ineligible to participate in that Offering Period. Initially under the Plan and continuing until this policy is modified by the Board or Committee, the Maximum Participation Level shall be $175,000 of Base Pay. The exclusion of designated highly compensated employees shall be applied in an identical manner to all highly compensated employees of every corporation whose employees are otherwise eligible to participate in such Offering Period.

          (b)   Any provision of the Plan to the contrary notwithstanding, no Employee shall be granted an option if and to the extent that, immediately after such grant:

              (i)  Such Employee would own shares, and/or hold outstanding options to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of shares of the Company or of any subsidiary of the Company; or

             (ii)  Such Employee then or during the term of the option would have rights to purchase shares under all employee stock purchase plans of the Company and its subsidiaries that accrue at a rate which exceeds $25,000 of the fair market value of the shares (determined as of the Offering Date) for each calendar year in which such stock option is outstanding at any time.

  The Committee may specify an individual dollar limit applicable uniformly to eligible Employees in advance of any Offering Period lower than that specified in this Section 3(b), with a view to allocating the limit under Section 3(b)(ii) over the number of Offering Periods anticipated to be completed in a given year, to limit the cost of the Plan to the Company or for any other purpose.

        4.     OFFERING PERIODS.    The Committee shall establish the Offering Periods under the Plan which shall be of not less than three months nor more than twelve months duration each, the first of which shall not begin before this Plan is approved by the shareholders of the Company, and the last of which shall end not later than December 31, 2020. The beginning date (the "Offering Date") and the ending date (the "Termination Date") of each Offering Period shall be set in advance of each Offering Period by the Committee. Initially under the Plan and continuing until this policy is modified by the Committee, each Offering Period shall be six months in length with Offering Dates of January 1 and July 1 of each year and with Termination Dates of June 30 and December 31 of each year.

        5.     PARTICIPATION.    An eligible Employee may become a participant only by completing an election notice provided by the Company and filing it with the designated representative of the Company no later than the date specified by the Company in the election notice form, which must be not later than the Offering Date. Unless otherwise adjusted in accordance with rules established by the Committee in its sole discretion, payroll deductions for a participant with respect to an Offering Period shall commence with the first pay date beginning on or after the Offering Date, and shall end with the last pay date on or before the Termination Date, unless sooner terminated by the participant as provided in Section 10. All Employees granted options under the Plan shall have the same rights and privileges, except that the amount of stock which may be purchased under such option may vary in a uniform manner as described in Section 7.

        6.     METHOD OF PAYMENT.    Payments for shares under the Plan may be made only by payroll deductions, as follows:

          (a)   If an eligible Employee wishes to participate in the Plan, then at the time he or she files the election notice, the eligible Employee shall elect to have deductions made from his or her Base Pay at a rate, expressed as a percentage, not to exceed 10% of his or her annualized Base Pay as of the Offering Date. Any or all amounts withheld during the one-month period immediately preceding the Termination Date in any Offering Period may be applied to the purchase of shares on the Termination Date or to the purchase of shares offered for the next subsequent Offering Period if and in a manner determined by the Committee, in its sole discretion, but only if such application is administered consistently among all participants during such Offering Period.

          (b)   All payroll deductions made for a participant shall be credited to his or her account under the Plan. A participant may not make any separate cash payment into such account. A participant's account shall be no more than a bookkeeping account maintained by the Company, and neither the Company nor any subsidiary shall be obligated to segregate or hold in trust or escrow any funds in a participant's account.

          (c)   A participant's election to have deductions made from his or her Base Pay shall be effective for all pay dates occurring during the Offering Period which commences immediately following the filing, in accordance with Section 5, of the participant's election notice and for each subsequent Offering Period until such election is modified or revoked by the participant or until such participant no longer meets the eligibility requirements of Section 3(a). A participant may discontinue his or her participation in the Plan as provided in Section 10.

        A participant may elect to change the rate of payroll deductions at such times and in accordance with such rules as may be prescribed by the Committee; any such change in the rate of payroll deductions shall be applicable only with respect to Offering Periods commencing after a participant files with the Committee an election notice requesting such change.

        7.     GRANTING OF OPTION.

          (a)   Subject to any limitation or adjustment under Sections 12 or 17, on the Offering Date for each Offering Period, a participant shall be granted an option to purchase a number of whole shares determined by dividing the amount to be withheld for participation in the Plan and applied to such Offering Period by the option price per share of Common Stock calculated as of the Offering Date in accordance with Section 7(b) (i.e., based on the specified percentage of the closing price of Common Stock on the Offering Date but without regard to the specified percentage of the closing price of Common Stock on the Termination Date). In making this determination for each participant, the amount to be withheld for the participant shall be reduced if and to the extent necessary to comply with the requirements of Section 3(b) (the individual annual maximum or $25,000 or lesser amount specified under Section 3(b)), and that amount shall be further reduced based on any limitation on the maximum number of shares to be sold in the Offering Period under Section 12.

          (b)   The option price per share of shares purchased with payroll deductions for a participant will be equal to the lesser of (i) 85% of the closing price of Common Stock in the Nasdaq Global Select Market on the Offering Date or (ii) 85% of the closing price of Common Stock in the Nasdaq Global Select Market on the Termination Date. If no shares are traded on any such exchange (or any other national exchange) on either such date, such price shall be determined on the last trading date for such shares immediately preceding the Offering Date or the Termination Date, as applicable. The closing price shall be determined at the end of the regular trading session and not any extended-hours or after-hours trading sessions. Such closing price of Common Stock shall be the "Fair Market Value" of a share for purposes of this Plan.

        8.     EXERCISE OF OPTION.    Unless a participant gives written notice of withdrawal pursuant to Section 10(a) or such participant's payroll deductions are returned in accordance with Section 10(c), his or her option for the purchase of shares during an Offering Period with payroll deductions will be exercised automatically for him or her on the Termination Date of that Offering Period. The automatic exercise shall, subject to Sections 12 and 17, be for the purchase of the maximum number of full shares subject to his or her option which the sum of payroll deductions credited to the participant's account (without interest) on the Termination Date can purchase at the option price.

        9.     DELIVERY.    As promptly as practicable after the end of an Offering Period, the Company will deliver the shares purchased upon the exercise of the option to a designated broker selected by the Company to administer and hold shares in individual accounts established for the benefit of each participant. The Committee, in its sole discretion, may establish procedures to permit a participant to receive such shares directly. Amounts credited to the participant's account in excess of the amount necessary to pay the option price for the maximum number of full shares subject to his or her option shall either be refunded to the participant or credited to the participant's account for the next subsequent Offering Period (if participant has given notice electing to participate therein) as may be determined by the Committee, in its sole discretion.

        10.   WITHDRAWAL.

          (a)   A participant may withdraw payroll deductions credited to his or her account under the Plan by giving written notice to the representative of the Company designated on the election notice form. A participant may withdraw amounts credited to his or her account at any time prior to the first day of the calendar month that includes the Termination Date or such later date as may be established by the Committee in its sole discretion. All of the participant's payroll deductions credited to his or her account will be paid to him or her (without interest) promptly after receipt of his or her notice of withdrawal, and no further deductions will be made from his or her pay during that Offering Period. Unless otherwise determined by the Committee, a withdrawal must apply to all payroll deductions then credited to the participant's account.

          (b)   A participant's withdrawal will not limit his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in any subsequent Offering Period.

          (c)   Upon termination of the participant's employment during an Offering Period for any reason, including death or retirement, the payroll deductions credited to his or her account for such period (without interest) will be returned to him or her or, in the case of his or her death, to the person or persons entitled thereto under Section 14. Notwithstanding the foregoing, the payroll deductions credited to the account of any participant whose employment is terminated during the calendar month that includes the Termination Date shall not be returned but shall instead be used to purchase shares in accordance with Section 8.

        11.   NO INTEREST.    No interest shall be accrued or payable with respect to amounts in a participant's account.

        12.   STOCK.

          (a)   The shares of Common Stock to be sold to participants under the Plan may, at the election of the Company, be either treasury shares or shares originally issued for such purpose. The maximum number of shares which shall be made available for sale under the Plan shall be 100,000 shares and the maximum number of shares available for sale in each Offering Period shall be subject to such limitation as may be determined by the Committee in its sole discretion not later than the Offering Date, subject in each case to adjustment upon changes in capitalization of the Company as provided in Section 17. Accordingly, the Committee may specify a dollar value limitation for shares available for sale in an Offering Period, which limitation may apply based on the Fair Market Value of Common Stock on the Offering Date or on the Termination Date or may apply to the aggregate amount of payroll deductions for all participants during the Offering Period. For the initial Offering Period, this limitation shall be $900,000 in aggregate amount of payroll deductions for all participants during the Offering Period. This limitation shall remain at that level for subsequent Offering Periods unless modified by the Committee. The Committee may specify a different share limitation, including for example a specific limit on shares that might be purchasable in the event that the applicable purchase price is based on a percentage of Fair Market Value on the Termination Date. If the total number of shares for which options are to be exercised for an Offering Period in accordance with Section 8 exceeds the number of shares then available under the Plan for such Offering Period, the Company shall make a pro rata allocation of the shares available based on a fraction, the numerator of which shall be the number of shares with respect to which a participant has an option to purchase for an Offering Period and the denominator of which shall be the number of shares available for purchase, with rounding down for each participant to the nearest whole number.

          (b)   A participant will have no interest in shares covered by an option until such option has been exercised. Accordingly, dividends payable to holders of Common Stock as of a record date prior to the exercise date will not be payable on shares issued upon such exercise (however, adjustments authorized under Section 17 are not limited by this Section 12(b)).

        13.   ADMINISTRATION.    The Plan shall be administered by a Committee (the "Committee") consisting of not less than three members who shall be appointed by the Chief Executive Officer of the Company (and may include the Chief Executive Officer). Each member of the Committee shall be either a director, an officer, or an employee of the Company or of a subsidiary thereof. The Committee shall be vested with full authority to make, administer, and interpret such rules and regulations as it deems necessary to administer the Plan, and any determination, decision, or action of the Committee in connection with the construction, interpretation, administration, or application of the Plan shall be final, conclusive, and binding upon all participants and all persons claiming under or through any participant.

        14.   DESIGNATION OF BENEFICIARY.    A participant may file a written designation of a beneficiary who is to receive any shares or cash to the participant's credit under the Plan in the event of such participant's death before, on, or after the Termination Date but prior to the delivery of shares and, if applicable, cash. Such designation of beneficiary may be changed by the participant at any time by written notice. Upon the death of a participant and upon receipt by the Company of proof of the identity and existence at the participant's death of a beneficiary validly designated by him or her under the Plan, the Company shall deliver such shares or cash to the account of such beneficiary. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares or cash to the account of the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company) the Company, in its discretion, may deliver such shares or cash to the account of the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent, or relative is known to the Company, then to the account of such other person as the Company may designate. No designated beneficiary shall, prior to the death of the participant by whom he or she has been designated, acquire any interest in the shares or cash credited to the participant under the Plan. The Company shall not be liable for any loss resulting from any delay in the delivery of shares, unless Company actions causing such delay are in bad faith.

        15.   TRANSFERABILITY.    Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the participant (except for the designation of a beneficiary and transfer upon the death of the participant as specified in Section 14). Any such attempted assignment, transfer, pledge, or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 10.

        16.   USE OF FUNDS.    All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose.

        17.   ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.    In the event of changes in the outstanding Common Stock or in the capital structure of the Company by reason of stock or extraordinary cash dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, spin-offs, dividends in kind or other non-cash dividends, or other relevant changes in capitalization, an appropriate adjustment shall be made by the Board or the Committee to the number and kind of shares as to which outstanding options shall be exercisable and to the option price, and to the shares available under the Plan. In furtherance of this authorization, upon the occurrence of an event constituting an "equity restructuring" as defined under Financial Accounting Standards Board (FASB) Accounting Standards Codification 718 with respect to Common Stock, each participant has a legal right to the equitable adjustment provided hereunder, in order to preserve without enlarging the participant's rights with respect to outstanding options. No fractional shares shall be issued or optioned in making the foregoing adjustments. Adjustments shall be made in conformity with Code Section 423 and other applicable provisions of the Code. All adjustments made by the Board or Committee under this paragraph shall be conclusive and binding on all participants and all persons claiming under or through any participant.

        If the Company shall be a party to any reorganization involving a merger, consolidation, acquisition of the stock or acquisition of the assets of the Company, the Committee in its discretion may declare (a) that all options granted hereunder are to be terminated after giving at least ten days' notice to holders of outstanding options, with such options to be exercisable as of the end of such notice period, and/or (b) that any option granted hereunder shall pertain to and apply with appropriate adjustment as determined by the Committee to the securities of the resulting corporation to which a holder of the number of shares of Common Stock subject to the option would have been entitled. The adoption of a plan of dissolution or liquidation by the Board of Directors and shareholders of the Company shall cause every option outstanding hereunder to terminate on the fifteenth day thereafter, except that, in the event of the adoption of a plan of dissolution or liquidation in connection with a reorganization as provided in the preceding sentence, options outstanding hereunder shall be governed by and shall be subject to the provisions of the preceding sentence.

        Any issue by the Company of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to any option, except as specifically provided otherwise in this Section 17. The grant of an option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

        18.   AMENDMENT OR TERMINATION.    The Board of Directors of the Company (or a Board committee acting within the scope of its authority under its Charter) may at any time terminate or amend the Plan. No such termination can affect options previously granted and no amendment can make any change in any option theretofore granted which would adversely affect the rights of any participant, except that this shall not limit any action authorized under Section 17. No amendment can be made without prior approval of the shareholders of the Company if such amendment would:

          (a)   Require the sale of more shares than are authorized under Section 12; or

          (b)   Permit payroll deductions or cash payments at a rate in excess of 10% of a participant's Base Pay; or

          (c)   Materially broaden eligibility under the Plan.

        19.   NOTICES.    All notices or other communications by a participant to the Company under or in connection with the Plan shall not be deemed to have been duly given until actually received by the representative of the Company designated on the election notice form provided in accordance with Section 5.

        20.   PAYEE.    If (i) the Company utilizes a designated broker to administer and hold in individual accounts the shares purchased by the participants, (ii) the Company subsequently cannot ascertain the whereabouts of a participant whose account is held with the designated broker, (iii) after three years from the date of the last purchase by such participant, a notice of such account balance and pending action under this section is mailed to the last known address of such person, as shown on the records of the designated broker or the Company, and (iv) within three months after such mailing, such person has not made written claim therefor, then the Committee may direct that such account balance (including both shares and withholdings) otherwise due to such person be canceled and returned to the Company. Upon such cancellation, the Company or the designated broker shall have no further liability therefor, except that, in the event such person, within one year of the date of the notice referred to in (iii) above, notifies the Company or the broker of his or her whereabouts and requests the amounts due to him or her under the Plan, the number of shares (as may be adjusted to reflect any extraordinary corporate event or recapitalization) together with any dividends or other accretions thereon and the amount of withholdings contained in such account so canceled shall be delivered to him or her as provided herein by the Plan.

        21.   EFFECTIVE DATE.    The Plan was approved by the Board of Directors of the Company on February 18, 2011. The Plan will become effective upon its approval by the shareholders of the Company.

PROXY	MAGELLAN HEALTH SERVICES, INC.	PROXY

PROXY FOR 2011 ANNUAL MEETING OF SHAREHOLDERS

ON MAY 18, 2011

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints René Lerer, M.D., Chief Executive Officer, and Daniel N. Gregoire, Secretary, and each of them, attorneys with full power of substitution, to vote as directed below all shares of common stock of Magellan Health Services, Inc. registered in the name of the undersigned, or which the undersigned may be entitled to vote, at the 2011 Annual Meeting of Shareholders to be held in the Northington Room of the Avon Old Farms Hotel, 279 Avon Mountain Road, Avon, CT 06001, on May 18, 2011, at 9:00 a.m., local time, and at any adjournment or postponement thereof.

1.         Election of Directors.

Nominees for Election for Terms Expiring in 2014:

☐	FOR William J. McBride	☐	WITHHOLD AUTHORITY to vote for William J. McBride

☐	FOR Robert M. Le Blanc	☐	WITHHOLD AUTHORITY to vote for Robert M. Le Blanc

☐	FOR William D. Forrest	☐	WITHHOLD AUTHORITY to vote for William D. Forrest

Nominee for Election for a Term Expiring in 2013:

☐	FOR Barry M. Smith	☐	WITHHOLD AUTHORITY to vote for Barry M. Smith

2.         To approve, by non-binding vote, the compensation of the named executive officers:

☐	FOR	☐	AGAINST	☐	ABSTAIN

3.         To recommend, by non-binding vote, the frequency of stockholder votes on named executive officer compensation:

☐	1 YEAR	☐	2 YEARS	☐	3 YEARS	☐	ABSTAIN

4.         To approve the Magellan Health Services, Inc. 2011 Management Incentive Plan:

☐	FOR	☐	AGAINST	☐	ABSTAIN

5.         To approve the Magellan Health Services, Inc. 2011 Employee Stock Purchase Plan:

☐	FOR	☐	AGAINST	☐	ABSTAIN

6.         Ratification of Ernst & Young LLP as Independent Auditor for Fiscal Year 2011.

☐	FOR	☐	AGAINST	☐	ABSTAIN

7.         As such proxies may in their discretion determine in respect of any other business properly to come before said meeting (the Board of Directors knowing of no such other business).

UNLESS THE STOCKHOLDER DIRECTS OTHERWISE, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2, 4, 5 and 6 FOR 3 YEARS IN ITEM 3.

VOTE BY PROXY CARD:  Date, sign and return to Proxy Services, American Stock Transfer & Trust Company, 6201 15th Avenue, Brooklyn, New York 11219.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 18, 2011.

The company’s proxy statement and form of proxy for its 2011 Annual Meeting of Shareholders, to be held at 9:00 a.m., local time, on May 18, 2011, in the Northington Room of the Avon Old Farms Hotel, 279 Avon Mountain Road, Avon, Connecticut 06001, and its 2010 Annual Report to Shareholders, are available on the company’s internet site at www.MagellanHealth.com/ar and www.MagellaHealth.com/proxy.

(Please sign in the same form as name appears hereon. Executors and other fiduciaries should indicate their titles. If signed on behalf of a corporation, give title of officer signing.)	Dated:	, 2011

Signature of Stockholder(s)

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS